                                                               EXHIBIT 10 (XIII)



                                      Lease

                                     between

                                 Blue Lake, Ltd.

                                       and

                           DATABASE TECHNOLOGIES, INC.

                            Dated: January 22, 1998

                                    INDEX TO
                           BLUE LAKE CORPORATE CENTER

                               AGREEMENT OF LEASE

                                                                     PAGE NO.
                                                                     --------
LEASE

BASIC LEASE INFORMATION RIDER                                           I

1.  PREMISES; BUILDING; AND COMMON AREAS; EXPANSION SPACE               1

2.  LEASE TERM; LEASE DATE                                              3

3.  RENT                                                                4

4.  SECURITY DEPOSIT                                                    7

5.  USE                                                                 8

6.  ACCEPTANCE OF PREMISES                                              8

7.  PARKING                                                             9

8.  BUILDING SERVICES                                                   9

9.  SECURITY                                                           11

10. REPAIRS, MAINTENANCE AND UTILITIES                                 12

11. TENANT'S ALTERATIONS                                               12

12. LANDLORD'S ADDITIONS AND ALTERATIONS                               13

13. ASSIGNMENT AND SUBLETTING                                          14

14. TENANT'S INSURANCE COVERAGE                                        16

15. LANDLORD'S INSURANCE COVERAGE                                      17

16. WAIVER OF RIGHT OF RECOVERY                                        17

17. DAMAGE OR DESTRUCTION BY CASUALTY                                  17

18. CONDEMNATION AND EMINENT DOMAIN                                    18

19. LIMITATION OF LANDLORD'S LIABILITY; INDEMNIFICATION                19

20. INTENTIONALLY OMITTED                                              20

21. COMPLIANCE WITH LAWS AND PROCEDURES                                20

22. RIGHT OF ENTRY                                                     21

23. DEFAULT                                                            21

24. LANDLORD'S  REMEDIES  FOR TENANT'S  DEFAULT                        22

25. RIGHT TO PERFORM FOR OTHER PARTY'S ACCOUNT                         23

26. LIENS                                                              23

27. NOTICES                                                            24

28. MORTGAGE; ESTOPPEL CERTIFICATE; SUBORDINATION                      24

29. ATTORNMENT AND MORTGAGEE'S REQUEST                                 25

30. TRANSFER BY LANDLORD                                               25

31. SURRENDER OF PREMISES; HOLDING OVER                                25

32. NO WAIVER, CUMULATIVE REMEDIES                                     25

33. WAIVER                                                             26

34. CONSENTS AND APPROVALS                                             26

35. RULES AND REGULATIONS                                              26

36. SUCCESSORS AND ASSIGNS                                             26

37. QUIET ENJOYMENT                                                    26

38. ENTIRE AGREEMENT                                                   26

39. HAZARDOUS MATERIALS                                                26

40. BANKRUPTCY PROVISIONS                                              28

41. FIRE PREVENTION SYSTEMS                                            29

42. SPECIAL EVENTS                                                     30

43. MISCELLANEOUS                                                      30

44. DELIVERY OF GUARANTY                                               31



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45. CONFIDENTIALITY                                                    31

46. SIGNAGE/ENTRY WAY FEATURE                                          32

47. CARPOOLING, MASS TRANSIT AND TRAFFIC CONTROL                       32

48. LEASE CONTINGENCIES                                                32

49. ASSOCIATION                                                        32

50. VENDING MACHINES                                                   32

51. TELECOMMUNICATIONS                                                 32

EXHIBIT(S)

         Exhibit "A" Floor Plan*
         Exhibit "B" Work Letter
         Exhibit "C" Rules and Regulations
         Exhibit "D-1" Corporate Resolutions of Tenant
         Exhibit "D-2" Corporate Resolutions of Guarantor
         Exhibit "E" Expansion Space Floor Plan*
         Exhibit "F" Occupancy Agreement
         Exhibit "G" Campus Sketch*
         Exhibit "H" Guaranty
         Exhibit "I" Legal Description(s)*
         Exhibit "J" Entry-Way Feature Conceptual Sketch*


--------------
* THESE DOCUMENTS CAN NOT BE EDGARIZED BUT ARE AVAILABLE UPON REQUEST.

                          BASIC LEASE INFORMATION RIDER

                           BLUE LAKE CORPORATE CENTER

                               AGREEMENT OF LEASE

THE FOLLOWING REFERENCES FURNISHED DATA TO BE INCORPORATED IN THE SPECIFIED SECTIONS OF THIS AGREEMENT OF LEASE AND SHALL BE CONSTRUED TO INCORPORATE ALL OF THE TERMS OF THE ENTIRE SECTION AS STATED IN THIS AGREEMENT OF LEASE:

PREAMBLE          Commencement Date of Lease: As of January 22, 1998

PREAMBLE          Landlord:  BLUE LAKE, LTD., a Florida limited partnership.

PREAMBLE          Tenant: DATABASE TECHNOLOGIES, INC., a Florida corporation, authorized to do business in the State of Florida

SECTION 1         Premises A: All of 4530 Blue Lake Drive as shown on EXHIBIT
            "A", of Blue Lake Corporate Center, Boca Raton, Florida Premises B:
            A portion of 4800 Blue Lake Drive (Building 002), being Second Floor Premises, as shown on Exhibit "A" of Blue Lake Corporate Center, Boca Raton, Florida. The office building campus, (shown on Exhibit "G") including parking spaces, driveways, walkways, drainage systems, utility systems, greenspace areas and other elements of the "Blue Lake Corporate Center" are hereinafter collectively referred as the "Building"). The legal descriptions of 4530 Blue Lake Drive and 4800 Blue Lake Drive are attached hereto and made a part hereof as Exhibit "I".

                  Premises A and Premises B are hereinafter sometimes
            collectively referred to as the "Premises".

SECTION 1         Net Rentable Area of Premises A: approximately 143,189
            rentable square feet; of which Tenant will utilize approximately 70,000 rentable square feet during the Initial Term Free Rent Period (as herein defined).

                  Net Rentable Area of Premises B: approximately 15, 000 square feet.

            Net Rentable Area of Premises: 158,189 rentable square feet. The Net Rentable Area of Premises, as set forth above (in the aggregate), of approximately 158,189 square feet is stipulated and agreed by the parties; provided, however, that within ten (10) days after substantial completion of the Improvements to the Premises, either Landlord or Tenant shall be entitled to have the Premises measured in accordance with BOMA Standards (ANSI Z65.1-1996). Following such measurement, if it is determined that, in fact, the Premises contain other than the Net Rentable Area set forth above, Base Rent, Overhead Rent, Tenant's Share, and any other provision which is based on the amount of square footage leased by Tenant shall be ratably modified. The Net Rentable Area of the Premises includes restrooms, electrical and mechanical rooms over which Tenant is hereby granted exclusive control and dominion which are themselves deemed part of the Premises.

SECTION 2         Rent Commencement Date: The earlier of (i) Ten (10) days
            following the delivery of a temporary or final Certificate of Occupancy for the Premises or (ii) One Hundred Fifty (150) days following the date of the execution of this Lease regardless of a non-issuance of a Certificate of Occupancy of the Premises (the "Rent Commencement Date"). For purposes of this Section, the Certificate of Occupancy shall be the document issued by the Building Department of either the County of Palm Beach or City of Boca Raton, whether termed a "Temporary Certificate of Occupancy", "Final Certificate of Occupancy", or "Final Inspection" or such other document or certification, the effect of which is to certify that the Premises may be used and occupied, subject only to punchlist items, for the use defined in Section 5 of this BLI. Upon the execution of this Lease and all addenda hereto, and the delivery by Tenant to Landlord of the appropriate insurance certificates reflecting Tenant's securing of all insurance required by Tenant hereunder and following the recordation of a Notice of Commencement prepared and recorded in accordance Florida Statute 713.10 and Landlord's reasonable approval of Tenant's construction contract for the purpose of confirming the inclusion of a lien prohibition provision in accordance with Section 26 of this Lease, Tenant and Tenant's contractor and sub-contractors shall be provided access to the Premises in order to make improvements to the Premises. All work will be defined in the Work Letter attached hereto as Exhibit "B". The Rent Commencement Date and the Expiration Date shall be confirmed in writing by Landlord and Tenant.

                                     Page I

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SECTION 2         Expiration Date: Ten (10) years after the Rent Commencement
            Date

SECTION 2         Lease Term: From the date hereof to the Rent Commencement Date plus Ten (10) Years Initial Term: The ten (10) year period commencing on the Rent Commencement Date.
            Renewal Terms: Two (2) of Five (5) Years Each

SECTION 3         Subject to the deferral and waiver of Base Rent during the
            Initial Term Free Rent Period as herein provided in this Section 3 and Section 3 of the Lease, Base Rent in the First Lease Year, shall be Six and 05/100 Dollars ($6.05) per square foot of Rentable Area or Nine Hundred Fifty Seven Thousand Forty Three and 45/100 Dollars ($957,043.45) per annum (based upon the approximated Rentable Area set forth above) per year payable monthly in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of Seventy Nine Thousand Seven Hundred Fifty Three and 62/100 Dollars ($79,753.62) together with applicable sales tax and applicable local taxes. Notwithstanding the foregoing, provided that so long as no Event of Default (as said term is defined in this Lease) shall have occurred from the time beginning on the Rent Commencement Date and ending twelve (12) months thereafter (such period hereinafter referred to as the "Initial Term Free Rent Period"), Tenant shall not be obligated to pay Base Rent with respect to the entire Premises. The waiver of Base Rent, as detailed in the immediately preceding sentence, is specifically conditioned on an Event of Default not having occurred during the balance of the Initial Term of this Lease. The entire Base Rent otherwise due and payable during the Initial Term Free Rent Period shall become immediately due and payable upon the occurrence of an Event of Default by Tenant under this Lease. Each year commencing on the Rent Commencement Date (or commencing on the first day of the first month following the Rent Commencement Date if the Rent Commencement Date is other than the first day of the month, in which event the First Lease Year shall include the period between the Rent Commencement Date and the first month thereafter) or anniversary thereof is hereafter referred to as a "Lease Year."

            Overhead Rent for the First Lease Year shall be Four and 50/100 Dollars ($4.50) per square foot of Rentable Area or Seven Hundred Eleven Thousand Eight Hundred Fifty and 50/100 Dollars ($711,850.50) for the First Calendar Year of the Lease (based upon the approximated Rentable Area set forth above) per year payable monthly in advance, beginning on the Rent Commencement Date without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of Fifty Nine Thousand Three Hundred Twenty and 87/100 Dollars ($59,320.87) each together with applicable sales tax and applicable local taxes, beginning on the Commencement Date. Notwithstanding the foregoing, provided that so long as no Event of Default shall have occurred from the time beginning on the Rent Commencement Date and ending twelve (12) months thereafter (such period having previously been referred to as the "Initial Term Free Rent Period"), Tenant shall not be obligated to pay Overhead Rent with respect to an undivided portion of the Premises equal to 71,594 Rentable Square Feet. The Landlord's deferral and waiver of Overhead Rent in the First Lease Year, to the extent detailed in the immediately preceding sentence, is specifically conditioned upon an Event of Default not having occurred during the balance of the Initial Term of this Lease. The entire Overhead Rent otherwise due and payable during the Initial Term Free Rent Period shall become immediately due and payable upon the occurrence of an Event of Default by Tenant under this Lease.

            Base Rent in the Second Lease Year shall be Six and 05/100 Dollars ($6.05) per square foot of Rentable Area or Nine Hundred Fifty Seven Thousand Forty Three and 45/100 Dollars ($957,043.45) per annum (based upon the approximated Rentable Area set forth above) per year payable monthly in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of Seventy Nine Thousand Seven Hundred Fifty Three and 62/100 Dollars ($79,753.62) each together with applicable sales tax and applicable local taxes, beginning on the first day of the Second Lease Year.

            Base Rent in the Third Lease Year shall be Six and 22/100 Dollars ($6.22) per square foot of Rentable Area or Nine Hundred Eighty Three Thousand Nine Hundred Thirty Five and 58/100 Dollars ($983,935.58) per annum (based upon the approximated Rentable Area set forth above) per year


                                    Page II
            payable monthly in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of Eighty One Thousand Nine Hundred Ninety Four and 63/100 Dollars ($81,994.63) each together with applicable sales tax and applicable local taxes, beginning on the Third Lease Year.

            Base Rent in the Fourth Lease Year shall be Six and 53/100 Dollars ($6.53) per square foot of Rentable Area or One Million Thirty Two Thousand Nine Hundred Seventy Four and 20/100 Dollars ($1,032,974.20) per annum (based upon the approximated Rentable Area set forth above) per year payable monthly in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of Eighty Six Thousand Eighty One and 18/100 Dollars ($86,081.18) each together with applicable sales tax and applicable local taxes, beginning on the first day of the Fourth Lease Year. Base Rent in the Fifth Lease Year shall be Six and 85/100 Dollars ($6.85) per square foot of Rentable Area or One Million Eighty Three Thousand Five Hundred Ninety Four and 70/100 Dollars ($1,083,594.70) per annum (based upon the approximated Rentable Area set forth above) per year payable monthly in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of Ninety Thousand Two Hundred Ninety Nine and 55/100 Dollars ($90,299.55) each together with applicable sales tax and applicable local taxes, beginning on the first day of the Fifth Lease Year.

            Base Rent in the Sixth Lease Year shall be Seven and 31/100 Dollars ($7.31) per square foot of Rentable Area or One Million One Hundred Fifty Six Thousand Three Hundred Sixty One and 60/100 Dollars ($1,156,361.60) per annum (based upon the approximated Rentable Area set forth above) per year payable monthly in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of Ninety Six Thousand Three Hundred Sixty Three and 46/100 Dollars ($96,363.46) each together with applicable sales tax and applicable local taxes, beginning on the first day of the Sixth Lease Year.

            Base Rent in the Seventh Lease Year shall be Seven and 65/100 Dollars ($7.65) per square foot of Rentable Area or One Million Two Hundred Ten Thousand One Hundred Forty Five and 90/100 Dollars ($1,210,145.90) per annum (based upon the approximated Rentable Area set forth above) per year payable monthly in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of One Hundred Thousand Eight Hundred Forty Five and 49/100 Dollars ($100,845.49) each together with applicable sales tax and applicable local taxes, beginning on the first day of the Seventh Lease Year.

            Base Rent in the Eighth Lease Year shall be Eight and NO/100 Dollars ($8.00) per square foot of Rentable Area or One Million Two Hundred Sixty Five Thousand Five Hundred Twelve and NO/100 Dollars ($1,265,512.00) per annum (based upon the approximated Rentable Area set forth above) per year payable monthly in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of One Hundred Five Thousand Four Hundred Fifty Nine and 33/100 Dollars ($105,459.33) each together with applicable sales tax and applicable local taxes, beginning on the first day of the Eighth Lease Year.

            Base Rent in the Ninth Lease Year shall be Eight and 36/100 Dollars ($8.36) per square foot of Rentable Area or One Million Three Hundred Twenty Two Thousand Four Hundred Sixty and NO/100 Dollars ($1,322,460.00) per annum (based upon the approximated Rentable Area set forth above) per year payable monthly in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of One Hundred Ten Thousand Two Hundred Five and NO/100 Dollars ($110,205.00) each together with applicable sales tax and applicable local taxes, beginning on the first day of the Ninth Lease Year.

            Base Rent in the Tenth Lease Year shall be Eight and 73/100 Dollars ($8.73) per square foot of Rentable Area or One Million Three Hundred Eight Thousand Nine Hundred Ninety and 90/100 Dollars ($1,380,990.90) per annum (based upon the approximated Rentable Area set forth above) per year payable monthly in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of One Hundred Fifteen Thousand Eighty Two and 49/100 Dollars ($115,082.49) each together with applicable sales tax and applicable local taxes, beginning on the first day of the Tenth Lease Year.

SECTION 3 Tenant's Share: 8.934%. Landlord and Tenant acknowledge that Tenant's Share has been obtained by taking the Net Rentable
            Area of the Premises and dividing such number by 1,770,600 square feet, and multiplying such quotient by 100. In the event Tenant's Share is changed during a calendar year by reason of a change in the Net Rentable Area of the Premises, Tenant's Share shall thereafter mean the result obtained by dividing the new Net Rentable Area of the Premises by 1,770,600 and multiplying such quotient by 100.

SECTION 4         Security Deposit Received: WAIVED

                  Prepaid First Month's Rent:   N/A



                                    Page III

                  Prepaid Last Month's Rent:   N/A

                  Prepaid First Month's Overhead Rent:  N/A

SECTION 5         Use of Premises: Corporate headquarters, Office space, light manufacturing, assembly, research, and development.

            Tenant's Address for Notices Prior to Rent Commencement Date:

                           100 East Sample Road
                           Pompano Beach, Florida 33064
                           ATTENTION: CHIEF FINANCIAL OFFICER

                           with a copy to:  General Counsel

            Tenant's Address for Notices After Rent Commencement Date:

                  Tenant
                  The Premises
                  ATTENTION: CHIEF FINANCIAL OFFICER

                  with a copy to:  General Counsel

                  Landlord's Address for Notices:

                           Blue Lake, Ltd.
                           5000 Blue Lake Drive, Suite 100
                           Boca Raton, Florida 33431
                           Attention: Michael D. Masanoff

                           With copies to:

                           Mandel, Weisman & Kirschner,  P.A.
                           2101 Corporate Boulevard, N.W., Suite 300
                           Boca Raton, Florida 33431
                           Attention: Mitchell B. Kirschner, Esquire

SECTION 8                  Emergency Generator Assessment Fee: $600,000.00, to
            be paid by Tenant to Landlord upon ten (10) days prior written notice to Tenant. The Emergency Generator Assessment Fee has been calculated on the basis of Landlord's charge of $500,000.00 per mega-watt load requirement against the Tenant's load requirement of
            1.2 mega-watts. The Tenant shall pay an Emergency Generator Assessment Fee for the load requirement for the Expansion Premises at the Emergency Generator Assessment Fee then in effect, subject, however, to a credit, as applicable, and the rate as more fully provided in Section 1.E. of the Lease.

SECTION 15        Amount of General Comprehensive Liability Insurance:
            $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate amount.

SECTION 43        Tenant's Real Estate Broker:
                  Reichel Realty & Investments, Inc.
                  Attention: William B. Reichel
                  Landlord's Real Estate Broker:
                  Blue Lake Realty, Inc.

SECTION 44        Guarantor(s):
                  DBT Online, Inc., a Pennsylvania corporation
                  Attention: Chief Financial Officer




                                    Page IV

Work Letter:

Paragraph 1.3              Landlord's Contribution: $600,000.00; to be paid
                  concurrently with Tenant's payment to Landlord of the Emergency Generator Assessment Fee as provided above.

Paragraph 1.7              Tenant's Construction Agent: SHARPE PROJECT
                  DEVELOPMENTS, INC.*

                           ATTENTION:  ORLANDO SHARPE

                           *Tenant may, from time to time, identify a
                  substituted Tenant's Construction Agent from a list of persons pre-approved by Landlord to act as a Tenant's Construction Agent for the Building or such other person as requested by Tenant having experience in construction of the type and nature of the undertaking pursuant to the Work Letter and who shall be reasonably acceptable to Landlord.

                  Certain of the information relating to the Lease, including many of the principal economic terms, are set forth in the foregoing Basic Lease Information Rider (the "BLI Rider"). The BLI Rider and the Lease are, by this reference, hereby incorporated into one another. In the event of any conflict or ambiguity between the terms of this BLI Rider and the terms of the Lease, the provisions of the Lease shall control.

                  IN WITNESS WHEREOF, Landlord and Tenant have signed this BLI Rider on January _____, 1998.

WITNESSES:                                  "TENANT"


---------------------------------           DATABASE TECHNOLOGIES, INC., a
                                            Florida corporation


--------------------------------
(As to Tenant)

                                            By:
                                                ------------------------------
                                            Name:
                                                 -----------------------------

                                            Title:
                                                  ----------------------------
                                                             (SEAL)

WITNESSES:                                  "LANDLORD"


---------------------------------           BLUE LAKE, LTD., a Florida limited
                                            partnership


---------------------------------           By: Blue Lake, Inc., a Florida
(As to Landlord)                                corporation, its general partner


                                            By:
                                                ------------------------------
                                                Michael D. Masanoff, Executive
                                                Vice President







                                     Page V

                                                                         Page VI



                           BLUE LAKE CORPORATE CENTER

                               AGREEMENT OF LEASE

         THIS LEASE ("Lease") is made this 22nd day of January, 1998, by and between BLUE LAKE, LTD., a Florida limited partnership ("Landlord") and DATABASE TECHNOLOGIES, INC., a corporation organized under the laws of the State of Florida ("Tenant").

                              W I T N E S S E T H:




      1.    PREMISES; BUILDING; AND COMMON AREAS; EXPANSION SPACE

            A. PREMISES; BUILDING; AND COMMON AREAS. Landlord leases to Tenant and Tenant leases from Landlord the Premises described in the Basic Lease Information Rider (the "BLI Rider") attached to the front of this Lease and incorporated into this Lease by this reference, and as more particularly shown on the floor plan attached hereto as Exhibit "A" and by this reference incorporated herein ("Premises") . The parties hereby agree that the Premises contain the number of Net Rentable Area set forth in the BLI Rider. The Premises constitute a portion of the office building campus, including parking spaces, driveways, walkways, drainage systems, utility systems, greenspace areas, and other elements of the Blue Lake Corporate Center (collectively the "Building"). In addition to the Premises, Tenant has the right to use, in common with others, the lobby, public entrances, public stairways, public areas and public elevators of the Building (the "Common Areas"). The Common Areas serving the Building, will at all times be subject to Landlord's exclusive control and management in accordance with the terms and provisions of this Lease.

            B. EXPANSION PREMISES.

            (i) INITIAL EXPANSION PREMISES OPTION. Provided that Tenant shall, not have committed an Event of Default under this Lease, Tenant is granted the option to lease not less than all of the adjacent 149,989 Rentable Square Feet space located in 4680 Blue Lake Drive ("Building 004"), subject, however, to a possible adjustment pursuant to the terms of Section 1.D. herein, shown on Exhibit "E" (the "Expansion Premises"), by delivering written notice of Tenant's exercise of this option on or before January 1, 1999 ("Initial Expansion Premises Option"). Landlord waives any charge for the granting of the Initial Expansion Premises Option to Tenant.

                  (a) TERMS OF INITIAL EXPANSION PREMISES OPTION. If Tenant timely exercises the Initial Expansion Premises Option, then Tenant shall lease the entire Expansion Premises on all of the terms and conditions of this Lease, including, in specificity, except as otherwise provided in this Section 1.B., the provisions of this Lease and BLI Rider for Base Rent, Overhead Rent and Additional Rent, which, as to the Expansion Premises, shall increase on the same Rent change dates for the Premises, and all Base Rent and Overhead Rent and other charges or payments of any kind shall be as set forth in this Lease subject, however, to the deferral and waiver provisions of the Initial Expansion Premises Free Rent Period as defined in Section 1.B.(i)(c) which shall be based on the Rentable Area of the Expansion Premises. At such time as the Tenant shall lease the Expansion Premises, in accordance with this Section 1.B., the Premises and Expansion Premises shall hereinafter collectively be referred to as the "Premises" and the Tenant's Share, as specified in the BLI Rider, shall be correspondingly amended.

                  (b) INITIAL EXPANSION PREMISES RENT COMMENCEMENT DATE. Subject to the provisions of Section 1.B.(i)(c), Base Rent, Overhead Rent and Additional Rent for the Expansion Premises shall commence to accrue and be paid on the "Expansion Premises Rent Commencement Date" which shall be the earlier to occur of: (i) One Hundred Fifty (150) days following the execution of an addendum to this Lease incorporating the Expansion Premises as a portion of the Premises upon the terms herein, and (ii) the delivery of a temporary or final Certificate of Occupancy for the Premises, as defined in Section 2 of the BLI Rider.

                  (c) INITIAL EXPANSION PREMISES FREE RENT PERIOD. Beginning on the Initial Expansion Premises Rent Commencement Date and the twelve (12) months thereafter, such period herein referred to as the "Initial Expansion Premises Free Rent Period", no Base Rent with respect to the entire Expansion Premises and no Overhead Rent with respect to an undivided 75,000 rentable square feet of the Expansion Premises shall be paid or payable, provided that no Event of Default shall have occurred during the Initial Expansion Premises Free Rent Period, and, thereafter, the entire Base Rent and Overhead Rent otherwise due and payable but deferred during the Initial Expansion Premises Free Rent Period shall become immediately due and payable upon the occurrence of an Event of Default by Tenant at any time during the Lease Term.

                  (d) FAILURE TO EXERCISE INITIAL EXPANSION PREMISES OPTION. If Tenant timely notifies Landlord of its election not to exercise the Initial



                                    Page VI

Expansion Premises Option, or fails to timely notify Landlord of its exercise of the Initial Expansion Premises Option, then Tenant's right under this Initial Expansion Premises Option shall automatically and permanently terminate and the terms of Second Expansion Premises Option, as hereinafter provided in Section 1.B.(ii) shall be substituted in its place and stead according to terms therein provided.

                  (ii) SECOND EXPANSION PREMISES OPTION. In the event that the Tenant shall not have timely or properly exercised the Initial Expansion Premises Option on or before January 1, 1999, and further provided that the Second Expansion Premises Option Consideration, as provided in Section 1.B.(ii)(a) hereinbelow has been timely paid to Landlord, and further provided that no Event of Default shall have been committed by Tenant under this Lease, Tenant shall be granted the option to lease the Expansion Premises by delivering written notice of Tenant's exercise of this option on or before December 31, 1999 ("Second Expansion Premises Option").

                        (a) SECOND EXPANSION PREMISES OPTION CONSIDERATION. The granting of the Second Expansion Premises Option to Tenant is made specifically conditioned upon the payment by Tenant to Landlord of the sum of One Hundred Fifty Thousand and NO/100 Dollars ($150,000.00), ("Second Expansion Premises Option Consideration) not later than January 1, 1999. The Second Expansion Premises Option Consideration is acknowledged to be earned by Landlord upon receipt by Landlord and is neither returnable in the event the Tenant shall not exercise the Second Expansion Premises Option nor to be treated as a credit in the event Tenant exercises the Second Expansion Premises Option.

                        (b) TERMS OF SECOND EXPANSION PREMISES OPTION. If Tenant timely exercises the Second Expansion Premises Option, Tenant shall lease the entire Expansion Premises on all of the terms and conditions of this Lease, including, in specificity, except as otherwise provided in this Section, the provisions of this Lease and BLI Rider for Base Rent, Overhead Rent and Additional Rent, which, as to the Expansion Premises, shall increase on the same Rent change dates for the Premises, and all Base Rent and Overhead Rent and other charges or payments of any kind shall be as set forth in this Lease and shall be based on Rentable Area of the Premises subject, however, in specificity the Second Expansion Premises Rent Free Period as defined in Section 1.B.(iii) herein. At such time as the Tenant shall lease the Expansion Premises, in accordance with this Section 1.B., the Premises and Expansion Premises shall hereinafter collectively be referred to as the "Premises" and Tenant's Share as specified in the BLI Rider shall be correspondingly amended.

                        (c) SECOND EXPANSION PREMISES COMMENCEMENT DATE. Subject to the provisions of Section 1.B.(iii), Base Rent, Overhead Rent and Additional Rent for the Second Expansion Premises shall commence to accrue and be paid on the Second Expansion Premises Rent Commencement Date which shall be the earlier to occur of: (i) One Hundred Fifty (150) days following the execution of an addendum to this Lease incorporating the Second Expansion Premises as a portion of the Premises upon the terms herein, and (ii) the delivery of a temporary or final Certificate of Occupancy for the Expansion Premises, as defined in Section 2 of the BLI Rider.

                  (iii) SECOND EXPANSION PREMISES FREE RENT PERIOD. The parties agree that, with respect to an exercise by Tenant of the Second Expansion Premises Option, so long as no Event of Default shall have occurred for the first seven (7) months after the Second Expansion Premises Rent Commencement Date, no Base Rent with respect to the entire Expansion Premises shall for said seven (7) months shall be paid or payable. Notwithstanding the provisions of the immediately preceding sentence, the Overhead Rent for the Entire Expansion Premises shall be payable on a monthly basis initiating on the Second Expansion Premises Commencement Date and is not herein waived. The entire Base Rent otherwise due and payable for the Second Expansion premises Rent Free Period shall become immediately due and payable upon the occurrence of an Event of Default by Tenant under this Lease.

                  (IV) RIGHT OF FIRST REFUSAL. In the event that the Tenant shall not have timely exercised either the Initial Expansion Premises Option or the Second Expansion Premises Option within the time limits and pursuant to the terms contained in Sections 1.B.(i) or 1.B.(ii), respectively, subject, however, to marketing limitations on the Landlord as contained in Section 1.C. and provisions of Section 1.F., and further provided that no Event of Default shall have been committed by Tenant under this Lease, the Landlord grants to the Tenant a right of first refusal, for the balance of the Initial Lease Term, subject, however, to a termination of the Right of First Refusal should Tenant commit an Event of Default at any time, to lease the Expansion Premises upon the terms herein provided (the "Right of First Refusal Term"). If during the Right of First Refusal Term the Landlord shall receive a BONA-FIDE third-party offer to lease premises which shall include all or a portion of the Expansion Premises ("Third Party Offer"), then Landlord shall advise Tenant, in writing, of Landlord's intention to accept such Third Party Offer and shall furnish to Tenant all of the basic terms and conditions of such Third Party Offer (the "Landlord's Notice"). Tenant shall thereafter have the option, within seven (7) business days following Tenant's receipt of Landlord's Notice, to exercise its Right of First Refusal to lease not less than the entire Expansion Premises (notwithstanding a Third Party Offer for the lease of less than all of the Expansion Premises) upon the terms contained in the BONA-FIDE third party offer that is recited in the Landlord's notice, by giving notice of its election to exercise its Right of First Refusal in writing to Landlord (the "Tenant's Acceptance"). If Tenant timely exercises the right of first refusal, Landlord and Tenant shall, within five (5) business days thereafter, enter into an amendment to this Lease affirming the covenants and conditions contained in this Lease, except that the

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

amendment, with respect to the Expansion Premises shall contain the applicable business terms and conditions as contained in the Third Party Offer, Tenant shall also deliver to Landlord an original signed re-affirmation of the Guarantor's Guaranty in form and substance reasonably prescribed by Landlord. If Tenant waives or fails to exercise its Right of First Refusal herein granted in strict compliance with the terms for said exercise, the Landlord may then lease such portion of the Expansion Premises as set forth in such offer to any other party, including the third party offerer and the Right of First Refusal shall thereafter be terminated on a self-effectuating basis and be of no further force or effect with respect to such space which is leased to such third-party. Notwithstanding the immediately preceding sentence, Landlord may, additionally, request the Tenant to execute a written certification of the lapse and termination of the Right of First Refusal as herein contained with respect to such space. Notwithstanding the foregoing, and in the absence of an Event of Default by Tenant, the Right of First Refusal herein granted to Tenant shall continue in full force and effect as to the remaining balance of the Expansion Premises not otherwise leased to third-parties following a failure or waiver on the part of Tenant to exercise the Right of First Refusal herein granted, said Right of First Refusal in all other manners remaining subject to the terms and limitations contained in this Section 1.B.(iv).

                  C. NO RESERVATION. Except as herein specifically provided in
Section 1.B. and this Section 1.C., nothing herein shall constitute a reservation or other rights in or to the Expansion Premises or shall impose an obligation on the Landlord to abstain or refrain from marketing the Expansion Premises for lease to third-parties. Subject to those specific rights granted Tenant in Sections 1.B. and 1.C. the Landlord shall, during the first twelve
(12) months of the Right of First Refusal, reasonably limit its primary marketing of the Expansion Premises for lease to only prospective tenants expressing an interest in leasing a minimum of 100,000 rentable square feet notwithstanding which Landlord may accept a bona-fide offer for the Lease of not less than 50,000 rentable square feet from any such prospective Tenant. However, in the event that Landlord does not, from time to time, have an inventory of equivalent rentable area of approximately 100,000 rentable square feet in Buildings 012, 013, 021, 022, or 023, the Landlord may primarily market the Expansion Premises without limitations hereinabove contained.

                  D. REDUCTION/SUBSTITUTION OF EXPANSION PREMISES. At any time prior to an exercise by the Tenant of the Initial Expansion Premises Option, or Second Expansion Premises Option, the Landlord reserves the right to reduce the square footage of the Expansion Premises by approximately 27,000 usable square feet in the northern portion of the Expansion Premises. Such reduction shall be effectuated in order to permit the Landlord to enter into a lease or leases to other entities. In the event that the Landlord exercises its right to reduce a portion of the Expansion Premises as hereinabove provided, the Landlord shall designate equivalent square footage which designated substitute space shall be contiguous space to other space occupied by Tenant. For purposes of the immediately preceding sentence, the term "contiguous space" shall be defined as such rentable square footage which is not subject to the tenancy of an intervening tenant or other occupant but may, however, be subject to an intervening corridor separating the existing space occupied by tenant and the substituted space. Landlord's obligation to substitute Expansion Premises during the pendency of the First Expansion Premises Option and the Second Expansion Premises Option shall terminate on December 31, 1999.

                  E. STAND-BY EMERGENCY GENERATOR ASSESSMENT FEE.

         Tenant may contract with Landlord, its assigns or Landlord's designated provider to supply the Expansion Premises with emergency electric generator power through the auspices of one or more stand-by emergency generators (as more specifically defined and discussed in Section 8.A.(2)) upon the payment of an Emergency Generator Assessment Fee for the Expansion Premises. The Landlord represents and warrants that it shall be capable of providing the necessary load but that the obligation of the Landlord to provide emergency generator power shall be conditioned upon the economic feasibility of the cost of availing Tenant's load requirements to the cost of providing the load requirement. By way of example, but not limitation, if, in order to meet the Tenant's load requirement of .5 mega-watts, the smallest generator available to be purchased by the Landlord is for 1.5 mega-watts, the Landlord will not be responsible for providing such additional emergency generator unless Tenant agrees to pay the capital cost of acquiring the 1.5 mega-watt generator.

         Notwithstanding the preceding paragraph, provided Tenant notices Landlord of its exercise of the Option to lease the Expansion Premises not later than June 30, 1999, the Landlord will provide Tenant with an improvement allowance credit of $500,000.00 which credit shall be applied to the cost of providing up to 1.0 mega-watts of emergency electrical generator service to the Expansion Premises. In the event that the Expansion Premises require an emergency generator load of in excess of 1.0 mega-watts, any such overage shall be payable by Tenant at the rate of $500,000.00 per mega-watt. In the event that Tenant provides the herein required notice of its option to lease all of the Expansion Premises on June 30, 1999 so as to avail the allowance provided for in this Section, the Expansion Premises Rent Commencement Date may, at the option of the Tenant, be calculated pursuant to the terms of Section 1.B.(i)(b) or 1.B.(ii)(c), as applicable.

                  F. WAIVER OF OPTION AND RIGHT OF FIRST REFUSAL. In the event that the Tenant shall either (i) commit an Event of Default as defined in
Section 23 hereof, or (ii) vacate, abandon or surrender all or any part of the Premises prior to the expiration date notwithstanding the Tenant's continuing to pay Rent and in all other manners honoring this Lease, or (iii) assign this Lease or sublease any portion of the Premises to a party which is not an affiliate as defined in Section 13, then and in that event the First Expansion Premises Option, the Second Expansion Premises Option and the Right of First Refusal as contained in this Section 1.B., shall hereinafter terminate and be of no further force and/or effect.

      2. LEASE TERM; LEASE DATE

                  A. GENERAL. The lease term ("Lease Term") is for the period of time set forth in the BLI Rider and ending on the Lease expiration date set forth in the BLI Rider ("Expiration Date"). Tenant's obligation to pay all rent, including Base Rent, Overhead Rent and Additional Rent, (collectively, "Rent"), as such terms are hereafter defined, will commence on the Rent Commencement Date, as set forth in the BLI Rider, subject, however, to the Initial Term Free Rent Period as defined in Section 3.H.

                  Tenant shall observe and perform all of its obligations under this Lease from the earlier to occur of the date that the Premises are delivered to Tenant for the purpose of commencement of the Tenant's improvements to the Premises or the date Tenant otherwise takes possession of the Premises until the Commencement Date in the same manner as though the Lease Term began when the Premises were so delivered to Tenant. Under no circumstances, however, may Tenant enter into possession of the Premises prior to the earlier to occur of the date that the Premises are delivered to Tenant for the purpose of commencement of Tenant's improvements to the Premises. However, notwithstanding the foregoing, Tenant shall pay for all utilities, as either measured by a separate meter or as fairly estimated by Landlord, and services consumed by or on behalf of Tenant prior to the Rent Commencement Date.

                  B. RENEWAL OPTION(S). Landlord grants to Tenant the options (the "Option(s)") to extend the term of this Lease for two (2) additional periods of five (5) years each (the "Renewal Term(s)") under the terms set forth below. Tenant shall not be entitled to exercise the Option(s) unless each of the following conditions shall be fully satisfied at the time of its exercise: (i) the Lease shall be in full force and effect; (ii) the Tenant originally named in this Lease, or a permitted assignee pursuant to Section 13, shall be in possession of the entire Premises; and (iii) no Event of Default shall have occurred under any of the material terms, provisions, covenants or conditions of the Lease. In order to exercise a Renewal Option, Tenant must first make written demand upon Landlord not less than nine (9) months prior to the expiration date of the initial Lease Term or the initial Renewal Term, as applicable. Base Rent for each year of each Renewal Term shall increase by Five Percent (5%) over the previous year during the Lease or the initial Renewal Term, as applicable and shall continue to increase in each year thereafter by Five Percent (5%) above the previous Lease Year until the Expiration Date. In the event that the Tenant shall fail to timely deliver written demand, as hereinabove provided, this Renewal Option shall expire on a self-effectuating basis and be of no further force or effect.

      3. RENT

                  A. BASE RENT. During the Lease Term, Tenant will pay to Landlord in lawful United States Currency as the base rent for the Premises ("Base Rent") the amounts set forth in the BLI Rider, beginning on the Rent Commencement Date with same being payable without demand, setoff or deduction, in advance, on or before the first day of each month, in equal monthly installments of the amounts set forth in the BLI Rider plus applicable sales and other such taxes as are now or later enacted. All payments of Base Rent, Overhead Rent, (and Security Deposits if subsequently applicable during the Lease Term), and any other sums due from Tenant under this Lease shall be made by automated clearing house transfer to such account as may be designated (or re-designated from time to time) by Landlord's written notice. Tenant shall deliver to Landlord any documents, instrument, authorizations or certificates required by Landlord to give effect to an automated debiting system whereby any and all payments by Tenant of Rent shall be debited monthly from Tenant's account in a bank or financial institution designated by Tenant and credited to Landlord's bank account as Landlord shall designate from time to time by written notice. Tenant shall promptly pay all service fees and other charges connected therewith, including, without limitation, any charges resulting from insufficient funds in Tenant's bank account or any charges imposed upon Landlord. In the event that Tenant elects to designate a different bank or financial institution from which any Rent under the Lease is automatically debited, notification of such change and required documents, instruments, authorizations and certificates must be received by Landlord not later than thirty (30) days prior to the date such change is to become effective. Tenant agrees that it shall remain responsible to Landlord for all payments of Rent and any other charges pursuant to this Lease, even if Tenant's bank account is incorrectly debited in any given month. Such Rent shall be immediately payable to Landlord upon written demand and any failure to so pay subject to the grace provisions set forth in Section 3 shall constitute an Event of Default.

                  B. OVERHEAD RENT. Beginning on the Rent Commencement Date, and continuing thereafter during the term of this Lease, Tenant shall pay Tenant's Share, as defined in the BLI Rider, of (i) the total amount of the annual Operating Expenses (as hereafter defined) and (ii) the total amount of Taxes (as hereafter defined). As used herein, "Overhead Rent" means the total of Tenant's allocated Share of Operating Expenses and Taxes. The Overhead Rent for the first calendar year hereunder, or portion thereof, shall be set at Four and 50/100 Dollars ($4.50) per square foot of Rentable Area ("Base Year Overhead Rent"). However, in no event shall the Tenant's Share of the Controllable Operating Expenses be increased by more than Eight Percent (8%) on an on-going cumulative basis from that charged to Tenant as part of Overhead Rent, for the immediately preceding calendar year. Increases in Operating Expenses that are not deemed controllable as defined hereunder shall not be limited by the foregoing sentence. Controllable Operating Expenses do not include (i) Taxes, (ii) utility charges and fees (including, but not limited to, water, sewer, electrical, telephone, chilled water and ventilation and air-conditioning charges, cable communications and the like), (iii) premiums for insurance, (iv) minimum wage changes, and (v) costs resulting from changes in law. In no event shall the Overhead Rent to be paid by Tenant in any calendar year be less than the First Lease Year Overhead Rent (i.e., $4.50 per rentable square foot). For purposes of example of the manner of calculating the maximum increase in the non-controllable Overhead Rent on an accumulative on-going basis: if the increase in the Controllable Overhead Rent in the Second Lease Year is Five Percent (5%) (as opposed to the maximum of Eight Percent (8%)), then, in the Third Lease Year the maximum increase in the Controllable Overhead Rent shall be Eleven Percent (11%). Prior to each subsequent calendar year, beginning with the calendar year immediately following the Base Year, Landlord shall, in advance, reasonably estimate for each such calendar year the total amount of the Overhead Rent. In no event shall the Overhead Rent to be paid by the Tenant in any calendar year be less than the Base Year Overhead Rent. One-twelfth (1/12) of the estimated Overhead Rent shall be payable monthly, along with the monthly payment of the Base Rent. On or before March 31 following a calendar year for which Overhead Rent is payable hereunder, Landlord shall provide Tenant with a reconciliation statement showing the amount of the actual components of Overhead Rent for the previous calendar year. If the reconciliation statement reflects an underpayment in either component of Overhead Rent, Landlord shall also deliver to Tenant an invoice which Tenant shall pay within thirty (30) days following receipt of such invoice or with the due date of its next monthly payment of Rent, whichever shall first occur. If the reconciliation statement reflects an overpayment in either component of Overhead Rent, Tenant shall be entitled to either, at Landlord's option, a credit against the next payment(s) of Rent in an amount equal to the overpayment or a refund check from Landlord for such overpayment. In no event shall the Base Rent under this Lease be reduced by virtue of this Section (except in the event a credit may be due Tenant under this Section). For a period of ninety (90) days after receipt of the reconciliation statement, Tenant shall have the right, upon reasonable advance notice, to visit Landlord's office in the Building during Business Hours, as hereafter defined, to inspect its books and records concerning the Overhead Rent, and within such ninety (90) day period to deliver any specific written objections to Landlord with respect to any actual overpayment. If Tenant fails to deliver a specific written objection within such ninety (90) day period, Tenant shall have waived Tenant's right to object to or make any claim for return of any overpayment and shall have waived its right to perform any further inspection of the Landlord's book and records. When calculating annual Taxes, such calculation shall, with respect to ad valorem taxes, be calculated with reference to the gross amount set forth in the official tax bill issued by the appropriate taxing authorities, however, when calculating annual Taxes, such calculations shall take into account the amount actually paid by Landlord for such calendar year, subject, however, to an off-set and credit against any such lesser amount equal to reasonable expenses and costs incurred by Landlord in any proceeding reducing the annual Taxes from the gross amount set forth in the official tax bill. In the event the Taxes for any calendar year are in fact contested by Landlord, however, ultimately the amount payable for that calendar year shall be the amount found to be payable in a final determination, whether such final determination is in the form of a pronouncement from the appropriate tribunal or a settlement, together with attorneys' fees and costs, appraisal costs and other fees and costs incurred by the Landlord utilizing a standard of commercially reasonable management decision in protesting or contesting the amount of such Taxes. Further, all such fees and costs incurred in the immediately preceding sentence shall be commercially reasonable in the market place. The delivery of the aforedescribed projection statement after January 1 and/or the reconciliation after March 31 shall not be deemed a waiver of any of Landlord's or Tenant's rights to collect monies and/or a waiver of any of the duties and obligations of Tenant or Landlord as described in this section or as provided elsewhere in the Lease. As used in this paragraph 3., the following terms shall have the following meanings:

                           (1)      The term "Operating Expenses" shall mean
(i) any and all costs of ownership, management, operation, repair and maintenance of the Building, and its services, including, without limitation, wages, salaries, professionals' fees, taxes, insurance, benefits and other payroll burdens of all employees to the extent that such employees are directly involved with the management or maintenance of the Building, Building Management fees (which Building Management Fees shall not exceed Five Percent (5%) of the gross receipts for such calendar year.) For purposes of this provision, Gross Receipts for any calendar year shall mean an amount equal to the product of (i) the average annual gross rents, charges and fees per rentable square foot payable under all leases in effect for the Building for the calendar year, and
(ii) the number of rentable square feet in the Building actually rented against a minimum of Ninety Five Percent (95%) of the rentable square feet in the Building, Common Area janitorial, maintenance, guard and other services, building management office rent or rental value, power, life safety equipment and systems, fuel, water, waste disposal, chilled water, ventilating and air conditioning charges, stand-by emergency generator maintenance, leases or financing for the acquisition of furniture and/or equipment, upkeep, monitoring, refueling charges, landscaping care, lighting, garbage removal, window cleaning, system maintenance, parking area care, fees and assessments paid to or on behalf of the "Association" (as later defined herein), and any and all other utilities not separately metered for the Premises or a portion thereof, materials, supplies, maintenance, repairs, insurance applicable to the Building and Landlord's personal property and depreciation on personal property, and (ii) the cost (amortized, with interest at the rate of Ten Percent (10%) per annum, over the lesser of (a) the balance of the Lease (but in no event longer than ten (10) years), or (b) the useful life of the asset per GAAP); provided, however, that if the balance of the term of the Lease is less than five (5) years the amortization shall be over the shorter of the useful life of the item, in accordance with GAAP or five (5) years, unless, however, the Lease is subsequently renewed in which event the amortization shall be recalculated during the renewal period on a pro-rata basis with interest on all amortized periods at the rate of Ten Percent (10%) per annum of any capital improvements made to the Building by Landlord after the date of this Lease that reduce in a commercially reasonable manner Operating Expenses or made to the Building by Landlord after the date of this Lease that are required under any governmental law or regulation; provided, however, that Operating Expenses shall not include real property taxes, depreciation on the Building other than depreciation on carpeting and wallcovering in public corridors and Common Areas, costs of tenants' improvements, real estate broker's commissions, initial acquisition and installation costs of the stand-by emergency generator and related systems, interest and debt service, capital items other than those referred to in subsection (ii) above. Landlord shall maintain accounting books and records in accordance with generally accepted accounting principles. In determining the amount of Operating Expenses for any calendar year, if less than Ninety Five Percent (95%) of the Building shall have been occupied by tenants and fully used by them, Operating Expenses shall be increased to an amount equal to the like operating expenses which would normally be expected to be incurred had such occupancy been Ninety Five (95%) and had such full utilization been made during the entire period. Landlord hereby agrees to deduct each calendar year from the amount of the Operating Expenses the total amount of any and all sums, amounts or charges paid by Tenant or other tenants of the Building directly to Landlord or its agent for specific tenant requested services or specific utility charges, if applicable. In no event shall Tenant be responsible for the payment, as part of its share of Operating Expenses for services rendered by Landlord or Landlord's Agent's exclusively to any other tenant or occupant in the Building. Notwithstanding anything contained in this Section to the contrary, prior to the separate metering for electricity, air-conditioning, air-handlers and chilled water services of Tenant's Premises, instead of including certain utility charges or services in Overhead Rent, Landlord may, at its option, bill Tenant and Tenant shall pay for those utilities or services in any one or a combination of the following manners: (i) direct charges for services provided for the exclusive benefit of the Premises that are subject to quantification; (ii) based on a formula that takes into account the relevant intensity or quantity of use of utilities or services by Tenant and all other recipients of the utilities, as reasonably determined by Landlord; or pro-rata based on the proportion that the rentable area of Premises bears to the total rentable area of the tenant premises within the Building that receive the applicable utilities or services. In addition, Landlord may, instead of including certain utility charges in Overhead Rent, provide for direct delivery of the applicable utility services to Tenant by the utility providers. If so, all costs and expenses, including all applicable utility deposits, incurred in connection with provision of the applicable utility services to tenants, including all costs associated with the provision of separate meters to tenant premises, shall be includible in Overhead Rent or paid by Tenant and the other tenants receiving the meters in amounts as reasonably allocated by Landlord, and, after the direct provision of the utility services has been effective, the applicable utility charges for ongoing service shall not be included in Operating Expenses.

                  Notwithstanding anything to the contrary in the definition of "Operating Expenses", Operating Expenses shall not include any of the following:

         (a) Legal fees, brokerage fees, leasing commissions, advertising costs and other fees paid to third-party professionals associated with the renting of the Premises or other space in the Building.

         (b) Damage and/or repairs necessitated by the negligence or wilful misconduct of Landlord or any agent of Landlord.

         (c) Legal fees, accounting fees or other expenses related to the defense of Landlord's title to or interest in the Premises or the Building.

         (d) Payment of debt service on loans secured by a mortgage or lien encumbering the Building or any portion or interest of or in the Building.

         (e) All costs and expenses which have been paid by Landlord and reimbursed directly to Landlord by third-parties, including other tenants in the Building, rather than through Operating Expenses.

                           (2) The term "Taxes" shall mean the gross amount of
all impositions, taxes, assessments (special or otherwise), water and sewer assessments and other governmental liens or charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitutes therefor, including all taxes whatsoever (except for taxes for the following categories which shall be excluded from the definition of Taxes: any inheritance, estate, succession, transfer or gift taxes imposed upon Landlord or any income taxes specifically payable by Landlord as a separate tax-paying entity without regard to Landlord's income source as arising from or out of the Building and/or the land on which it is located) attributable in any manner to the Building, and the approximately 350 acre portion of the property surrounding the building, shown on Exhibit "G" hereto (but excluding the assessed value of any new building(s) and the land allocated to such new building(s) constructed on such campus), or the rents (however the term may be defined) receivable therefrom, or any part thereof, or any use thereon, or any facility located therein or used in conjunction therewith or any charge or other amount required to be paid to any governmental authority, whether or not any of the foregoing shall be designated "real estate tax", "sales tax", "rental tax", "excise tax",

"business tax", or designated in any other manner. For purposes hereof, until such time as a separate tax folio is established for the Building and the approximate 350 acre campus, the taxes on the land which encompasses the 350 acre campus and other improvements shall be calculated in a fair and equitable manner by determining the assessed value of the 350 acres based upon the present total assessment on the tax folio of which the 350 acres are a constituent part.

         Tenant hereby agrees that the Overhead Rent from time to time computed by Landlord shall be final and binding for all purposes of this Lease unless, within ninety (90) days after Landlord provides Tenant with written notice of the amount thereof, Tenant provides Landlord with written notice (i) disputing the mathematical accuracy of such amount (the "Disputed Amount"), (ii) designating an attorney or accountant, reasonably acceptable to Landlord, and appointed by Tenant, at its sole cost and expense, to review the mathematical accuracy of the Disputed Amount with Landlord and/or its designated representatives and (iii) confirming that the Disputed Amount shall not be subject to adjustment and agreeing to pay all of Landlord's third party costs and expenses in connection with such review, including attorneys' fees and accountants' fees, unless as a result thereof the Disputed Amount is demonstrated to reflect a mathematical error of Five Percent (5%) or more. In the event, to the contrary, as a result thereof the Disputed Amount is demonstrated to reflect a mathematical error in excess of Five Percent (5%), the Landlord shall pay Tenant's reasonably incurred third-party costs and expenses in connection with such review, including attorney's fees and accounting fees. In all cases, the costs and expenses to be reimbursed by either party to the other above shall be at commercially reasonable and competitive rates. Landlord hereby agrees, in the event it receives such notice from Tenant, to cooperate in promptly completing such review and each party agrees respectively to correct any discrepancy (i.e., a refund by the Landlord in the event of a Tenant overpayment or an additional payment by the Tenant in the event of an underpayment promptly upon the completion of the review). Tenant shall have no right to audit Overhead Rent unless such is in excess of Base Year Overhead Rent. Such an audit may be conducted at any time within ninety (90) days after Landlord's annual statement is delivered to Tenant for such calendar year, provided, that Tenant shall give Landlord not less than ten (10) days prior written notice of any such audit and sign a confidential non-disclosure agreement prior to the audit which confidential non-disclosure agreement shall, however, notwithstanding any provisions to the contrary, allow for the disclosure of information received during the audit in the event such disclosure is required by a governmental rule or regulation, or in the event of discovery in the course of litigation under this Lease.

                  C. LATE CHARGE. Tenant covenants and agrees to pay a late charge in the amount of Five Percent (5%) of any payment of Rent not received by Landlord on or before the date when same is due in the event that Rent is not received more than two (2) times during any calendar year. Tenant shall also pay Landlord interest at a rate equal to Twelve Percent (12%) per annum accruing on any Rent(s) outstanding. Tenant shall pay Landlord any such late charge(s) or interest within five (5) days after Landlord notifies Tenant of same.

                  D. DEFINITION OF RENT. The term "Rent" shall refer collectively to Base Rent, Overhead Rent and Additional Rent. The term "Additional Rent" is sometimes used herein to refer to any and all other sums payable by Tenant hereunder, including, but not limited to, parking charges for other than surface parking for which there is no charge (if, in the future, the Landlord shall construct a parking structure in which Tenant wishes to lease parking spaces) and sums payable on account of default by Tenant. All Rent shall be paid by Tenant without offset, demand or other credit, and shall be payable only in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. All sums payable by Tenant hereunder, to the extent not required to be paid by automated clearinghouse transfer as provided in Sections 3.A. and 3.B. herein, shall be paid by check against a financial institution located in the United States of America. Such Rent shall be paid by Tenant at the Building management office located in the Building or elsewhere as designated by Landlord in writing to Tenant. Any Rent payable for a portion of a month shall be prorated based upon the number of days in the applicable calendar month. Unless otherwise expressly provided, all monetary obligations of Tenant to Landlord under this Lease, of any type or nature, other than Base Rent (i.e., Overhead Rent, or Additional Rent) shall be subject to the same rights and remedies reserved to Landlord in the case of an Event of Default in the payment of same as provided in this Lease for Events of Default in the payment of Base Rent.

                  E. RENT TAXES. In addition to Base Rent and Overhead Rent, Tenant shall and hereby agrees to pay to Landlord each month a sum equal to any sales tax, tax on rentals and any other similar charges now existing or hereafter imposed, based upon the privilege of leasing the space leased hereunder or based upon the amount of rent collected therefor.

                  F. RENT COMMENCEMENT OTHER THAN FIRST DAY. If the Rent Commencement Date occurs on any day other than the first day of the month, or if the Lease Term ends on a date other than the last day of a calendar month, Tenant shall occupy the Premises under the terms of this Lease and the pro rata portion of the Rent shall be paid by Tenant; provided, however, that in such an event the Lease Commencement Date, for the purposes of this Lease, shall be deemed to be the first day of the month immediately following the month in which possession is given.

                  G. OVERHEAD RENT AFTER EXPIRATION DATE. Overhead Rent for the final months of this Lease is due and payable even though it may not be calculated until subsequent to the Expiration Date of the Lease. Tenant expressly agrees that in the event the Tenant shall have delivered a Security Deposit under this Lease, the parties acknowledging however that a Security Deposit is waived at the time of the execution of this Lease, Landlord, at Landlord's sole discretion, may apply the Security Deposit, as defined in the BLI Rider, in full or partial satisfaction of any Overhead Rent due for the final months of this Lease. If said Security Deposit is greater than the amount of any such Overhead Rent and there are no other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of this Lease, then Landlord shall refund the balance of said Security Deposit to Tenant as provided herein. Nothing herein contained shall be construed to relieve Tenant, or imply that Tenant is relieved, of the liability for or the obligation to pay any Overhead Rent due for the final months of this Lease by reason of the provisions of this paragraph, nor shall Landlord be required first to apply said Security Deposit to such Overhead Rent if there are any other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of this Lease.

                  H. INITIAL TERM FREE RENT PERIOD. Beginning on the Rent Commencement Date and ending twelve (12) months thereafter (such period herein referred to as the "Initial Term Free Period"), Tenant shall not be obligated to pay Base Rent with respect to the entire Premises and no Overhead Rent, with respect to an undivided portion of the Premises equal to 71,594 Rentable Square Feet of the Premises. Tenant hereby acknowledges and agrees that Landlord's waiver of Base Rent and Overhead Rent, as herein provided, are conditioned upon an Event of Default not having occurred during the Initial Term Free Rent Period and thereafter during the Initial Term of this Lease. The entire Base Rent and Overhead Rent otherwise due and payable during the Initial Term Free Rent Period shall become immediately due and payable upon the occurrence of an Event of Default by Tenant under this Lease.

         4. SECURITY DEPOSIT

         No Security Deposit is initially required by the Landlord to be funded by the Tenant in consideration and reliance of financial documentation submitted by the Tenant. However, in the event that, subsequent to the execution of this Lease, the Tenant shall have delivered a Security Deposit, the Security Deposit shall not be considered an advance payment of rent and is not intended to serve as liquidated damages nor to be a measure of Landlord's damages for any default by Tenant. If a Security Deposit is later stipulated to be delivered by Tenant, in any instance by way of example where the Landlord is willing to extend the time for the cure of a default or the delivery of a Security Deposit is in consideration for a concession delivered by Landlord, and such Security Deposit will be retained by Landlord as security for the payment by Tenant of the Rent and Additional Rent and for the faithful performance by Tenant of all the other terms and conditions of this Lease. In the event Tenant fails to faithfully perform the terms and conditions of this Lease, Landlord, at Landlord's option, may at any time apply the Security Deposit or any part thereof toward the payment of the Rent and/or Additional Rent and/or toward the performance of Tenant's obligations under this Lease; in such event, within five (5) days after notice, Tenant will deposit with Landlord funds sufficient to restore the Security Deposit to its original amount. The Security Deposit is not liquidated damages. Landlord will return the unused portion of the Security Deposit to Tenant within sixty (60) days after the Expiration Date if Tenant is not in violation of any of the provisions of this Lease. Landlord may (but is not obligated to) exhaust any or all rights and remedies against Tenant before resorting to the Security Deposit. Landlord will not be required to pay Tenant any interest on the Security Deposit nor hold same in a separate account. If Landlord sells or otherwise conveys the Building, Landlord will deliver the Security Deposit or the unapplied portion thereof to the new owner. Tenant agrees that if Landlord turns over the Security Deposit or the unapplied portion thereof to the new owner Tenant will look to the new owner only and not to Landlord for its return upon expiration of the Lease Term. If Tenant assigns this Lease with the consent of Landlord, the Security Deposit will remain with Landlord for the benefit of the new tenant and will be returned to such tenant upon the same conditions as would have entitled Tenant to its return.

         5. USE

                  A. GENERAL. Tenant will use and occupy the Premises solely for the operation of the business set forth in the BLI Rider and for no other use whatsoever. Tenant acknowledges that its type of business, as above specified, is a material consideration for Landlord's execution of this Lease. Tenant will not commit waste upon the Premises nor suffer or permit the Premises or any part of them to be used in any manner, or suffer or permit anything to be done in or brought into or kept in the Premises or the Building, which would:
(i) violate any law or requirement of public authorities, (ii) cause injury to the Building or any part thereof, (iii) interfere with the peaceful use or occupancy of any other tenant in the Building or their patrons or interfere with the normal operations of air-conditioning, plumbing or other mechanical or electrical systems of the Building or the elevators installed therein, (iv) constitute a public or private nuisance, or (v) alter the appearance of the exterior of the Building or of any portion of the interior other than the Premises pursuant to the provisions of this Lease. Landlord represents that the property on which the Building is located is currently zoned Light Industrial Research Park (LIRP) by the City of Boca Raton and that the use of the Premises set forth in the BLI Rider is not in violation of such zoning.

                  B. PROHIBITED USES. Notwithstanding anything to the contrary in this Lease or the BLI Rider, including but not limited to, the "Use of Premises" Section of the BLI Rider, Tenant hereby represents, warrants and agrees that Tenant's business is not and shall not be, and that Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (i) for the business of photographic, multilith or



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
multigraph reproductions or offset printing; (ii) for a retail banking, trust company, depository, guarantee or safe deposit business open to the general public, or indoor automated teller machines, (iii) as a savings bank, a savings and loan company open to the general public, (iv) for the sale to the general public of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (v) as a stock broker's or dealer's office or for the underwriting or sale of securities open to the general public, (vi) as a restaurant, cafeteria, bar, or an establishment for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, (vii) as a news or cigar stand, (viii) as an employment agency, labor union office, physician's or dentist's office, dance or music studio, school (except for the training of employees of Tenant), (ix) as a barber shop or beauty salon, (x) for the business of (a) operating a shared office facility, that is, a business which subleases space and/or offers centralized services to subtenants or customers on a shared basis, such as secretarial, receptionist, telephone, etc., or (b) for a fee to persons inside or outside of the Building, providing as a service word processing, secretarial, video conferencing, conference services, telephone answering, receptionist or mail receipt services, (xi) for any services or uses to the general public to be conducted on the Premises, (xii) amateur recreational uses or movie theaters,
(xiii) retail sales, including but not limited to drug stores or florists, or
(xiv) showroom and wholesale uses. Nothing in this Section shall preclude Tenant from using any part of the Premises for photographic, multilith or multigraph reproductions to the extent that such uses are incidental to Tenant's own business or activities.

         6. ACCEPTANCE OF PREMISES

         Tenant has examined the Premises and accepts delivery of the Premises in an "As-Is" condition. However, in the event that during the course of the Tenant performing the Tenant's Work, in accordance with the Work Letter, the Tenant notices the Landlord of any violations of building code or other applicable governmental regulations in regard to the Premises or the Building, Tenant will not be responsible for any costs or expenses incurred in the remediation of any such violations and any said costs shall likewise not be included in, Operating Expenses as the term is defined in Section 3.B.(1) of this Lease. Landlord will promptly correct any such violation at Landlord's sole cost and expense. Notwithstanding the foregoing, the Tenant hereby acknowledges that any items provided to the Premises by Landlord shall remain the property of the Landlord and, at the termination of this Lease, be returned to the Landlord in working condition, normal wear and tear excepted, subject to the useful life of any such item ending during the Lease Term. All existing ceiling system and demountable partitions are to remain in the Premises at the time of the delivery of the Premises and may be utilized by Tenant without charge. Improvements, if any, to be made to the Premises by Tenant shall be made in accordance with the Work Letter. Landlord shall provide Tenant with Landlord's pre-approved list of architects for purposes of preparation of plans in accordance with the Work Letter. In addition thereto, and in accordance with that certain Letter Agreement, dated November 12, 1997, between Blue Lake, Ltd. and William B. Reichel. Landlord has stipulated Nichols Page Architect, Inc. as a permitted architect for said purposes. All leasehold improvements (as distinguished from trade fixtures and apparatus) installed in the Premises at any time, whether by or on behalf of Tenant or by or on behalf of Landlord, shall not be removed from the Premises at any time, unless such removal is consented to in advance by Landlord; and at the expiration of this Lease (either on the Termination Date or upon such earlier termination as provided in this Lease), all such leasehold improvements shall be deemed to be part of the Premises, shall not be removed by Tenant when it vacates the Premises, and title thereto shall vest solely in Landlord without payment of any nature to Tenant. All trade fixtures and apparatus (as distinguished from leasehold improvements) owned by Tenant and installed in the Premises shall remain the property of Tenant and shall be removable at any time, including upon the expiration of the Term; provided Tenant shall not at such time have committed an Event of Default, and provided further, that Tenant shall repair any damage to the Premises caused by the removal of said trade fixtures and apparatus and shall restore the Premises to substantially the same condition as existed prior to the installation of said trade fixtures and apparatus. The taking of possession by Tenant (or any permitted assignee or subtenant of Tenant) of all or any portion of the Premises for the conduct of business will be deemed, subject to provisions of other Sections of this Lease and this Section 6, conclusive evidence that Tenant has found the Premises, and all of their fixtures and equipment, acceptable.

         Notwithstanding anything contained in this Section 6 to the contrary, the Landlord shall be and remain responsible for, as of the date of delivery of the Premises, (i) structural defects, and (ii) the Premises' compliance with all applicable and governing laws, rules and regulations as to the Premises as of the date of the delivery of possession of the Premises. The responsibility of Landlord may, however, be subject to being diminished or terminated in the event of an exacerbation of any of the foregoing by virtue of acts or omissions by the Tenant following knowledge of the Tenant of any such defects or noncompliance. As of the date hereof the Premises comply in all material respects with all applicable Environmental Laws.

         7. PARKING

                  A. RESERVED SURFACE PARKING. Twenty (20) surface parking spaces shall be reserved for Tenant's employees and guests, at a mutually agreeable location reasonably proximately located to the east side of the portion of the Building containing Premises "A".

                  B. RESERVATIONS. Subject to the applicable provisions of
Section 7.A. above, Landlord has and reserves the right to alter the methods used to control parking and the right to establish such controls and rules and regulations (such as parking stickers to be affixed to vehicles) regarding parking that Landlord may deem desirable. Without liability, Landlord will have the right to tow or otherwise remove vehicles improperly parked, blocking ingress or egress lanes, or violating parking rules, at the expense of the offending tenant and/or owner of the vehicle.

                  C. CONDITIONS. Tenant's right to use, and its right to permit its principals and guests to use, the parking facilities pursuant to this Lease are subject to the following conditions: (i) Landlord has made no representations or warranties with respect to the parking area, except as set forth in (ii) hereof, the number of spaces located therein or access thereto;
(ii) Landlord reserves the right to reduce the number of spaces in the parking area, but, in no event, to less than three (3) spaces per 1,000 rentable square feet, further provided that the parking spaces shall be unreserved, used in common with other tenants, readily accessible to the Premises and at no charge to Tenant, but, in no event shall Landlord impose any such permitted reduction so as to adversely effect Tenant unilaterally other than in a manner equally impacting all tenants to the extent reasonable; and none of the foregoing shall entitle Tenant to any claim against Landlord or to any abatement of Rent (or any part thereof); (iii) Landlord has no obligation to provide a parking lot attendant and Landlord shall have no liability on account of any loss or damage to any vehicle or the contents thereof, Tenant hereby agreeing to bear the risk of loss for same; (iv) Tenant, its agents, employees and invitees, shall park their automobiles and other vehicles only where and as designated from time to time by Landlord within the parking area; and (v) if and when so requested by Landlord, Tenant shall furnish Landlord with the license numbers of any vehicles of Tenant, its agents and employees.

                  D. COVERED PARKING. So long as no condition referred to in
Section 1.F. shall have occurred, Tenant may, subject to the restrictions and conditions herein contained, at its sole expense, contract with the Landlord to construct ten (10) to twelve (12) parking spaces, the number of parking spaces being based upon existing parking lot configuration, at a mutually agreed upon location on the south side of the portion of the Building containing the Premises, which may be covered by canopies or other Landlord approved form of covering for parking spaces, which approval shall not be unreasonably withheld or delayed, which will thereupon be reserved to the Tenant. The design and manner of construction of the covering of the parking spaces shall be in conformance with the design of the Building and in conformance with the structure of the Building (formed concrete) subject to the reasonable approval of Landlord in addition to the approval of the Building Departments of the City of Boca Raton and/or the County of Palm Beach, as applicable. The design and construction of the covering structure shall be exclusively placed to bid by approved architects and contractors of Blue Lake Corporate Center whose bids shall be competitive with the market. Tenant shall, at its sole expense, be solely responsible for, in addition to the construction, the maintenance, upkeep and repair of any improvement to the parking spaces so as to avail covering of same. Tenant may contract with Landlord to have Landlord contract for maintenance and repair, the expense of which shall be that of Tenant. The covered parking spaces shall be relocated, at Landlord's expense, to a location reasonably proximate to the southern end of the Premises, upon notice from Landlord that such relocation is necessitated by any law or regulation or by virtue of the location of a raised parking facility to be constructed at a location proximate to the Building.

         8. BUILDING SERVICES

                  A. GENERAL. In general, the services set forth below will be provided by Landlord at a service level set, defined and regulated by Landlord consistent with office buildings of similar quality to and in the same immediate geographic area as the Building. During the Lease Term, the regular business hours ("Business Hours") of the Building will be 8:00 a.m. to 6:00 p.m., Monday through Friday, except holidays generally recognized by state and federal governments or as may be shortened in accordance with applicable policies or regulations adopted by any utility company servicing the Building or government. Landlord reserves the right to increase the Business Hours. The Building will be accessible to Tenant, its subtenants, agents, servants, employees, contractors, invitees or licensees (collectively, "Tenant's Agents") twenty-four hours per day, seven days per week except in the case of temporary closure due to emergencies, repairs, casualty, governmental or quasi-governmental requirements or as Landlord reasonably deems necessary in order to prevent damage or injury to person or property.

                           (1) ELECTRICITY: Tenant shall, as part of Tenant's
initial improvements build-out, (all as more specifically provided for in the Work Letter attached hereto and made a part hereof), pay all applicable security deposits for electrical services and cause to be installed separate metering to the Premises, at Tenant's sole cost and expense for electric usage, including, by sub-meter, air-conditioning, air-handlers and chilled water pursuant to plans approved by Landlord. It is acknowledged that such separate metering may not available until completion of all demising work for the Premises by Tenant. During the Lease Term, separately metered electric power will be available through the auspices of the Landlord or the exclusive contractor for electric power at the Building for the purpose of lighting and general office equipment use in amounts consistent with Building Standard Electric Capacities. Landlord reserves the right after business hours to turn off all unnecessary lighting in the unoccupied areas of the Building to minimize the energy consumption of the Building. Tenant will not, without written consent of Landlord connect with electric current except through existing electrical outlets in the Premises, any major apparatus or major device for the purpose of using electric current, except for Tenant's ability to add a supplemental package air-conditioning unit as provided in this Section 8. Landlord has advised Tenant that presently, Florida

Power & Light ("Electric Service Provider") is the utility company selected by Landlord to provide electricity service for the Building. Notwithstanding the foregoing, if permitted by law, Landlord shall have the right at any time and from time to time during the Lease term to either contract for service from a different company or companies providing electric service (each such company shall hereinafter be referred to as an "Alternative Service Provider") or continue to contract for service from the Electric Service Provider. Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternative Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider or any Alternative Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring and any other machinery within the Premises.

                           (2) STAND-BY EMERGENCY GENERATOR SERVICE.

         Landlord will construct and operate a Stand-By Emergency Generator on the grounds of the Building for emergency electrical power on a short-term emergency basis to those tenants of Blue Lake Corporate Center who, subject to availability and load requirement, contract to be supplied stand-by emergency electrical service in the event of a power failure. Tenant has indicated its desire to have the Premises serviced by the Stand-By Emergency Generator service effective as of the initiation of the operation of the Stand-By Emergency Generator. Landlord agrees to provide the services of 1.2 mega-watts of the Stand-By Emergency Generator to the Premises in consideration for the payment by the Tenant of the Emergency Generator Assessment Fee in the amount prescribed in the BLI Rider and to the Expansion Premises, in accordance with the provisions of Section 1.E. In the event that the Stand-By Emergency Generator is not operational and in service as of the Rent Commencement Date, the Tenant may, at its expense, place a temporary/removable emergency electric service generator at a mutually agreed location on an exterior portion of the Building which location shall be selected by Landlord subject, however, to the reasonable satisfaction of Tenant. The location of the placement of Tenant's temporary electrical generator shall comply with the prescriptions of such agencies of the City of Boca Raton, Florida, and the County of Palm Beach, Florida, as have jurisdiction over same. Tenant shall be responsible for all costs incurred by Tenant, together with all reasonably necessary and verifiable out-of-pocket expenses of Landlord incurred in the review of plans, licenses and the like for the electrical generator fuel tanks and other components. In the event Tenant shall elect to utilize a temporary emergency generator then Tenant shall indemnify and hold Landlord harmless from and against any claim relating to Tenant's generator and deliver to Landlord an all-risk comprehensive insurance policy naming Landlord as an additional insured and loss payee as its interest appear, said policy having a deductible of not more than Ten Thousand and NO/100 Dollars ($10,000.00), together with an endorsement for boiler and machine insurance likewise naming Landlord as an additional insured and loss payee as its interest appears in the minimum amount of Seven Million and NO/100 Dollars ($7,000,000.00), together with an Environmental Pollution Liability Insurance Policy underwritten by an insurer and in an amount both reasonably acceptable to Landlord providing coverage for claims of bodily injury, death, property damage and corrective action.

                           (3) AIR-CONDITIONING  SERVICES.

                  Landlord and Tenant agree that Building's air-conditioning system is not designed to cool machinery and equipment. Tenant shall not re-direct, or in any manner modify, the air-conditioning duct distribution to accommodate Tenant's build-out unless any such modifications are first approved in writing by the Landlord, which modifications shall be designed only by an engineer pre-approved by the Landlord. Until such time as the Premises are separately metered for air-conditioning services, if Tenant requires additional air-conditioning services for comfort control at times other than during Business Hours, Landlord will bill Tenant as Additional Rent for the number of hours used at the Landlord's then standard prevailing rate for after-hours use of air-conditioning subject, however, to minimum charges prescribed by Landlord from time-to-time. At the execution of this Lease, the Landlord's after-hours charge for air-conditioning is $.0006 per square foot of Rentable Area per hour but, in no event less than Thirty and NO/100 Dollars ($30.00) per hour. This rate may be subject to change during the Lease Term in Landlord's discretion as evaluated by FPL Services or a similar services. If Tenant requires additional air-conditioning services for comfort control at times during or other than during Business Hours, or in capacities beyond the Building Standard, Tenant may, at its election, have installed an independent roof-mounted air-to-air unit to be installed at Tenant's sole cost and expense (including the cost and expense of additional support for the roof structure) in any portion of the Premises in which Tenant requires air conditioning on a basis other than during Business Hours. Tenant acknowledges that Tenant shall pay Landlord or its agents for any roof installation or removal of the roof-mounted air-to-air system. The independent unit shall be screened from view. All roof penetration shall be performed by Landlord at Tenant's expense at charges normal and customary for such work. Tenant shall submit all plans for any such installation with the Landlord, who shall not unreasonably withhold approval of any such plans as well as to the City of Boca Raton or any other authority having jurisdiction relating to said installation. The Tenant shall deliver a mechanic's lien waiver from all materialmen, laborers or other potential lienors claiming by or through Tenant pursuant to F.S. Chapter 713 within ten (10) business days after completion of the installation. Other than the independent unit, the chilled water and control systems will remain under the control of Landlord, who will regulate the systems' setting and adjustment. At Landlord's option, Landlord may secure air-conditioning controls (thermostats) in lockable metal boxes to regulate the efficiency and use of the system. The Landlord may, at its option, contract with FPL Services, or such other provider of chilled-water distribution system sources as the Landlord may elect.

                           (4)      WATER AND SEWER:

                  Landlord agrees to provide municipally supplied cold water and sewer services to the Premises and the Common Areas for lavatory purposes. Landlord reserves the right to separately meter water and sewer services.

                           (5)      ELEVATOR SERVICE:

                  If applicable, Landlord will provide elevator service.

                  B. INTERRUPTION OF SERVICES. It is understood and agreed that Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption. Tenant acknowledges that any one or more of such services may be suspended by reason of accident or repairs, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or other causes beyond the control of Landlord. No such interruption or discontinuance of service will be deemed an eviction or a disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages or abatement of Rent or relieve Tenant from the responsibility of performing any of Tenant's obligations under this Lease. If, as a result of Landlord's gross negligence or willful misconduct, Tenant is unable to operate its business in the Premises as a result of a cessation of a major service to be provided to the Premises by Landlord as set forth herein for more than five (5) business days, Rent shall abate until that major service is restored. If, a cessation of a major service rendering Tenant unable to operate its business in the Premises for more than five (5) business days is not a result of Landlord's gross negligence or willful misconduct, the Rent shall abate on a proportionate basis until that major service is restored. If, as a result of Landlord's gross negligence or willful misconduct, as set forth herein, the material services are unavailable for more than ninety (90) continuous days, the Tenant may, upon thirty (30) days written notice to Landlord, terminate this Lease (unless such material service is restored within such thirty (30) day period). If such cessation of a major service is the result of other than Landlord's gross negligence or willful misconduct, the provisions of Section 17 shall apply.

                  C. FIBER OPTICS. Tenant may contract with BellSouth, which has been provided exclusive access through the underlying property by Landlord for telecommunication service wiring and installation and which has been designated by the Landlord as the vendor of choice at the Blue Lake Building, for voice and data telecommunication wiring and services, and installing any telecommunication products and, specifically, dual access points for Tenant's fiber optic lines, at Tenant's sole expense. To the extent that such installation requires the digging of a trench through the Property in order to gain dual access points, the Tenant shall provide the Landlord with plans and schematics for the referenced installation which plans and schematics shall be subject to the reasonable satisfaction of the Landlord and which installation shall be further subject to the approval, as necessary, of the City of Boca Raton or other agencies having jurisdiction thereon.

                  D. CONDUIT CONNECTION. Landlord shall, in accordance with the Work Letter dig a trench, in a location to be determined by Landlord, so as to enable Tenant to install conduits connecting telecommunications and data between Premises A and Premises B. All conduits and connections shall be made, installed and thereafter maintained by Tenant at Tenant's sole cost. Tenant shall install equipment, at the sole cost, expense and risk of Tenant, and shall do so in a good, workmanlike manner and in compliance with all federal, state, and local building, zoning, electric, telecommunications and safety codes, ordinances, standards, regulations, laws, and requirements, including, without limitation, those of the Federal Communications Commission (FCC). Tenant, at its sole cost and expense, shall obtain any permits, licenses, variances or other approvals required with respect to the installation or operation of the equipment to be installed by Tenant or to the alterations to be performed by Tenant. Tenant shall deliver true and correct copies thereof to Landlord prior to commencing any installation or alterations.

         9. SECURITY

                  With respect to security for the Building and the parking lot, Landlord and Tenant hereby agree as follows: Security of the Premises is the sole responsibility of the Tenant and that the Landlord has no liability for breach of security to the Premises. Tenant may at Tenant's expense install a security system to the Premises; provided, however, that Tenant, in addition to access otherwise required hereunder, will provide Landlord adequate access to the Premises in case of emergencies particularly regarding Premises that contain fire sprinkler risers and equipment. All repairs required to the Premises caused solely as a result of security breaches are the responsibility of the Tenant, however, Landlord may elect to effect such repairs, if appropriate to insure continued security, protection of property, or safety of life. The cost of such repairs shall be Additional Rent.

                  A. TENANT'S RESPONSIBILITY. Tenant shall: (1) abide by all policies, procedures and rules and regulations for use of the access system, (2) report promptly the loss or theft of all keys which would permit unauthorized entrance to the Premises, Building or parking lot, (3) promptly report to Landlord door-to-door solicitation or other unauthorized activity in the Building or parking lot, and (4) promptly inform the Landlord's security contractor in the event of a break-in or other emergency. In addition, Tenant may, at its option and sole cost and expense, install its own interior security system pursuant to plans to be submitted to Landlord for

Landlord's approval, which approval shall not be unreasonably withheld.

                  B. INTERRUPTION OF SECURITY. Tenant acknowledges that the above security provisions may be suspended or modified at Landlord's sole discretion or as a result of causes beyond the reasonable control of Landlord. No such interruption, discontinuance or modification of security service will constitute an eviction, constructive eviction, or a disturbance of Tenant's use and possession of the Premises, and further, no interruption, discontinuance or modification of security service will render Landlord liable to Tenant or third-parties for damages, abatement of Rent, or otherwise, or relieve Tenant of the responsibility of performing Tenant's obligations under this Lease.

                  C. HURRICANE SHUTTERS. Tenant may, at Tenant's sole cost and expense (which shall include all expenses reasonably incurred by Landlord unless plans for hurricane shutters were incorporated as part of the initial construction document review process) install protective hurricane shutters on the interior of the windows of the Premises. Any such installation of hurricane shutters shall be subject to the prior approval of the Landlord, which approval shall not be unreasonably withheld. The hurricane shutters shall be approved by the Landlord as to size, color, type of shutter, mode of attachment and such other criteria as Landlord shall from time-to-time determine. The Tenant must also receive the approval of the City of Boca Raton, Florida prior to the installation of hurricane shutters.

         10. REPAIRS, MAINTENANCE AND UTILITIES

                  A. LANDLORD'S RESPONSIBILITIES. During the Lease Term, Landlord shall define, set, and maintain the level of repairs and maintenance for the Building, the Common Areas, and all other areas serving the Building, in a manner comparable to office buildings of similar quality to and in the immediate geographic area of the Building and perform or have performed all such repairs and maintenance. Landlord's responsibilities for repairs and maintenance with respect to this paragraph are as follows: (1) the structural and roof systems of the Building and the surface parking lot, (2) the Building standard electrical and mechanical systems, (3) the water and sewer systems of the Building and to the Premises (excluding, however, those systems which are installed by Tenant for Tenant's sole use), (4) the Building Common Areas and the common area furniture, fixtures, and equipment, (5) the landscaped areas in and about the Building, (6) the parking lot, and (7) replacement of Building standard fluorescent light bulbs in the Common Areas.

                  B. TENANT'S RESPONSIBILITIES. During the Lease Term, Tenant will repair and maintain the following at Tenant's expense:

                           (i) The interior portion of the demising walls, the
interior partition walls of the Premises and their wall-covering, and the entry door to the Premises.

                           (ii) The electrical, plumbing, air-conditioning,
mechanical systems and all telecommunication systems which have been installed by either Landlord or Tenant, for the exclusive use and benefit of Tenant, whether installed in the interior or exterior of the Building.. The following examples are for clarification and are not all inclusive: (a) electrical services for computers or similar items, (b) projection room equipment such as dimmers, curtains, or similar items, (c) water closet plumbing, kitchen plumbing or similar items, (d) air-conditioning for other than comfort cooling in the Premises, and (e) other similar systems and related items, (f) plumbing, plumbing fixtures and related equipment, (g) heating (to the extent installed by Tenant), ventilating and air conditioning equipment, (h) security systems for the Premises, (i) telephone system for the Premises, (j) fire sprinkler alterations made exclusively for the Premises and under the Tenant's control, and (k) all fire extinguishers, including inspection of same.

                           (iii) Except for the janitorial services to be
provided by Landlord to the Common Area only, the repair and maintenance of the floor covering of the Premises, including carpeting, VAT flooring, ceramic tiles, marble, wood flooring, or similar coverings, shall be performed by Tenant.

                           (iv) The removal and clean-up of any environmentally
hazardous situation caused by Tenant or Tenant's Agents in strict compliance with the rules, regulations, ordinances, statutes, laws, and codes of any local, state or federal government or quasi-governmental authority.

                           (v) All cabinets and millwork (regardless of
ownership) so long as said cabinets and millwork are for the exclusive use and benefit of Tenant.

                           (vi) All other personal property, improvements or
fixtures located within the Premises or otherwise placed in or about the Building with the prior consent of Landlord, except any of same expressly designated in this Lease as those which Landlord shall maintain. Those items to be repaired and maintained by Tenant include, but are not limited to, the following: (a) ceiling tiles and ceiling grid, (b) molding or other woodwork and paneling, (c) light fixtures and bulbs, (d) draperies, blinds or wallhangings,
(e) glass partition walls, (f) water closets and kitchen areas, (g) doors and locksets, and (h) vaults, safes, or secured areas.

                  C. REPAIRS AND MAINTENANCE; MISCELLANEOUS. Notwithstanding anything to the contrary in this Lease, Landlord shall have no responsibility to repair or maintain the Building, any of its components, the Common Areas, the Premises, or any fixture, improvement, trade fixture, or any item of personal property contained in the Building, the Common Areas, and/or the Premises if such repairs or maintenance are required because of the occurrence of the acts, misuse, improper conduct, omission or neglect of Tenant or Tenant's Agents. Should Landlord elect to make repairs or maintenance occasioned by the occurrence of any of the foregoing, Tenant shall pay as Additional Rent all such costs and expenses incurred by Landlord. Landlord shall have the right to approve in advance all work, repair, maintenance or otherwise, to be performed under this Lease by Tenant and all of Tenant's repairmen, contractors, subcontractors and suppliers performing work or supplying materials. Tenant shall be responsible for all permits, inspections and certificates for accomplishing the above. Tenant shall obtain lien waivers for all work done in or to the Premises.

         11. TENANT'S ALTERATIONS

                  A. GENERAL. During the Lease Term, Tenant will make no alterations, additions or improvements in or to the Premises or the Building envelope, structure, roof, mechanical, plumbing systems, electrical systems, or any area in which asbestos has been located and will perform no work, the cost of which is in excess of $20,000.00 (any and all of such alterations, additions or improvements other than those set forth in the Work Letter attached hereto are collectively referred to in this Lease as the "Alteration(s)", and the foregoing Alterations are referred to as "Major Alterations"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall submit to Landlord detailed drawings and plans of the proposed Major Alterations at the time Landlord's consent is sought. Should Landlord consent to any proposed Major Alterations by Tenant, such consent shall be conditioned upon Tenant's agreement to comply with the requirements established by Landlord, including safety requirements and the matters referenced in Section 22 of this Lease. All Alterations shall be done in compliance with all other applicable provisions of this Lease and with all applicable laws, ordinances, directives, rules and regulations of government or authorities having jurisdiction, including, without limitation, the Americans for Disabilities Act (ADA), the Florida Accessibility Code, and all laws dealing with the storage, transportation and disposal of asbestos or other hazardous materials, which work, shall be effected by contractors and consultants approved by Landlord and in compliance with all applicable laws and with Landlord's reasonable rules and regulations. Notwithstanding anything to the contrary contained in this Section, Tenant shall not penetrate or alter the structural columns of the Building located within the Premises or any area within three (3) feet of any structural column in performing any Alterations. All work shall be performed by those pre-qualified architects and contractors designated by Landlord, conditioned upon each of such architects and contractors offering to Tenant competitive prices in the market place in the absence of which Tenant may use architects and/or contractors selected by Tenant who shall, however, be licensed and insured. As stated herein, all Major Alterations made hereunder will become Landlord's property when incorporated into or affixed to the Building. Specifically exempted from Major Alterations, however, shall be Tenant's trade fixtures and personal property. However, at Landlord's option Landlord may, at the expiration of the Lease Term, require Tenant, at Tenant's expense, to remove special use Alterations made by or on behalf of Tenant and to restore the Premises to their original condition.

                  Prior to the commencement of any Major Alterations by or for Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of builder's risk, comprehensive general liability, and worker's compensation insurance complying with the requirements of Insurance Section of this Lease. Prior to the commencement of any Alternation, Tenant shall furnish to Landlord a Certificate of Insurance evidencing insurance in an amount reasonably acceptable to Landlord and naming Landlord as an additional insured.

                  Any damage to any part of the Building that occurs as a result of any Alterations shall be promptly repaired by Tenant to the reasonable satisfaction of Landlord.

                  Tenant and its contractor and all other persons performing any Alterations shall abide by the Landlord's reasonable job site rules and regulations and fully cooperate with Landlord's construction representative in coordinating all of the work in the Building including, without limitation, the hours of work, parking, and use of the construction elevator.

                  All alterations will comply with the requirements of any energy efficiency program offered by the electric service provided to the Building.

                  All materials used in any Alterations, including, without limitation, paint, carpet, wall or window coverings, carpet glues, and any other chemicals shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed.

                  All Alterations shall be performed in a good and workman like manner. Tenant shall, prior to the commencement of any Alterations, and if required by law, obtain and exhibit to Landlord a recorded Notice of Commencement together with any governmental permit required for the Alterations. Within ten (10) days after completion of any Alterations, Tenant shall deliver to Landlord copies of any plans and specifications for such Alterations, in accordance with CAD storage maintenance standards.

                  B. ALTERATION FEE. Tenant shall pay to Landlord as Additional Rent (or to its nominee or designated contractor, as Landlord may direct) in connection with all Major Alterations a fee (the "Alteration Fee") for overhead and administrative costs in connection with each such Major Alteration, for Landlord's review and approval of all plans and specifications for such Major Alteration, for Landlord's construction coordination and monitoring of such Major Alteration, and for all other reasonable costs and expenses incurred by Landlord as a result of or in connection with each such Major Alteration, based on a commercially reasonable hourly fee and reasonable and customary hours expended for each Major Alteration. The Alteration Fee shall be paid in monthly installments during the course and performance of the Major Alterations within twenty (20) days from receipt of Landlord's reasonably detailed invoice. Within twenty (20) days after completion of the Major Alterations, Tenant shall pay to Landlord the entire balance of the Alteration Fee if not theretofore paid in full. There shall be excluded from the computation of the construction cost of each Major Alteration the cost of furniture, removable furnishings, draperies, office equipment, painting, carpeting, removable cabinetry, items of special decoration and telephone installation and engineer's, architects', space planners' and other professionals' fees. All Major Alterations shall be done in a good and workmanlike manner. Tenant shall, prior to the commencement of any Alterations, obtain and exhibit to Landlord any governmental permit required for the Alterations. The Alteration Fee provided for in this Section B. shall not be applicable to incurred pursuant to or applicable to the initial build-out of the Premises or the initial build-out to the Expansion Premises, if applicable, pursuant specifically to the Work Letter attached hereto and made a part hereof and pursuant to construction plans initialed by Landlord pursuant to the Work Letter. All Alterations made by Tenant, other than those herein described as a Major Alteration, may be undertaken without the prior written consent of Landlord and shall not be subject to any fees payable to Landlord.

         12. LANDLORD'S ADDITIONS AND ALTERATIONS

         Landlord has the right to make changes in and about the Building and , subject to the provisions of Section 7, parking areas (provided, however, that the number of the reserved parking spaces provided to Tenant shall be otherwise reasonably relocated and not be lost to Tenant), including, but not limited to, signs, entrances, address or name of Building. Such changes may include, but not be limited to, rehabilitation, redecoration, refurbishment and refixturing of the Building and expansion of or structural changes to the Building. The right of Tenant to quiet enjoyment and peaceful possession given under the Lease will not be deemed breached or interfered with by reason of Landlord's actions pursuant to this paragraph so long as such actions do not materially deprive Tenant of its use and quiet enjoyment of the Premises. During the Term of this Lease, and any extensions of the Initial Term, Landlord shall not, without the written approval of Tenant, which shall not be unreasonably withheld or delayed, construct a second story upon any single-story portion of the Building in which Tenant is leasing a minimum of 50,000 square feet.

         13. ASSIGNMENT AND SUBLETTING

                  A. LANDLORD'S CONSENT REQUIRED. Except as provided below, neither Tenant, nor Tenant's legal representatives or successors-in-interest by operation of law or otherwise will effect a Transfer (as hereinafter defined) without first obtaining the consent of Landlord, which consent Landlord shall not unreasonably withhold provided that all of the requirements of paragraph B. of this Section 13 are satisfied. As used in this Section 13, any of the following shall be deemed to be a Transfer: assignment of this Lease, in whole or in part; sublet of all or any part of the Premises; any license allowing anyone other than Tenant to use or occupy all or any part of the Premises; a pledge or encumbrance by mortgage or other instrument of Tenant's interest in this Lease; or any transfer of partnership interest as described in paragraph D. of this Section 13, as applicable. Consent by Landlord to any transfer shall not constitute a waiver of the requirement for such consent to any subsequent transfer. In lieu of approving any transfer, Landlord may elect to terminate this Lease as to the portion of the Premises affected by such transfer (together with such limited additional portion of the Premises needed by Landlord to render the terminated portion marketable) by giving Tenant notice of such election, in which event this Lease and the rights and obligations of the parties hereunder shall cease as of a date set forth in such notice which date shall not be less than thirty (30) days after the date of such notice. If any improvements and expenditures are needed to the space so recaptured by Landlord to separate it from the remaining Premises, Tenant shall pay, or cause transferee to pay all cost to recapture the space. In the event of any such termination, all Rent shall be adjusted as of the date of such termination. Landlord's approval shall not be required for an assignment of this Lease or sublease of any portion of the Premises to an affiliate (defined as any company controlling, controlled by or under common control with Tenant) of Tenant and further provided that the use of the Premises shall be permitted hereunder and specifically providing that the Guarantor of this Lease shall remain liable under this Lease and shall deliver to Landlord a re-affirmation of its Guaranty. Landlord's approval shall likewise not be required in the specific instance of an assignment of this Lease or sublease of the Premises to a non-affiliate of Tenant, which has a minimum net worth or value, or member's equity of $25,000,000.00, and whose use of the Premises shall be permitted hereunder, in which instance the Guarantor, herein defined, shall thereafter be released from the Guaranty and interest of the Tenant to any portion of the Expansion Premises not then under lease to the Tenant shall terminate and be of no further force and effect. Tenant shall provide Landlord with at least thirty (30) days prior written notice of an assignment or sublease to an affiliate of Tenant, together with such financial information as Landlord shall reasonably require to verify the net worth or value of Tenant and the proposed assignee or sublessee. Landlord shall not disseminate such financial information, except to its advisors and Lenders, unless the proposed assignee or sublessee is a publicly traded company.

                  B. CONDITIONS FOR TRANSFER APPROVAL. The parties recognize that this Lease and the Premises are unique, and that the nature and character of the operations within and management of the Premises are important to the success of the Building. Accordingly,

Landlord shall, (except as to Affiliates as herein above defined and any other assignees having a net worth of not less than $25,000,000.00), be entitled to arbitrarily withhold its consent to any transfer, unless all of the following conditions are satisfied, in which event, Landlord agrees that it shall not unreasonably withhold its consent to the transfer in question:

                           (1) In Landlord's reasonable judgment, the proposed
assignee or subtenant or occupant is engaged in a business or activity, which
(a) is in keeping with the zoning requirements, (b) is limited to the use of the Premises as set forth in the BLI Rider, and (c) will not violate any negative covenant as to use contained in any other lease of office space in the Building;

                           (2) The proposed transferee is a reputable person or
entity having a history of good character, experience and good reputation and has sufficient financial wherewithal to discharge its obligations under this Lease and the proposed Agreement of Assignment or the Sublease, as the case may be and as determined by Landlord's criteria for selecting tenants and has a net worth that is not less than the greater of (i) the net worth that Tenant had on the Commencement Date; or (ii) the net worth of Tenant immediately prior to the request of Landlord's consent to the proposed Transfer;

                           (3) The form of the proposed sublease or instrument
of assignment or occupancy shall be reasonably satisfactory to Landlord, and shall comply with the applicable provisions of this Paragraph;

                           (4) There shall not be more than two (2) occupants
of the Premises; and

                           (5) The proposed subtenant or assignee or occupant
shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of the State of Florida.

                           (6) Such transferee shall assume in writing, in a
form reasonably acceptable to Landlord, all of Tenant's obligations hereunder with respect to the space assigned or sublet and Tenant shall provide Landlord with a copy of such assumption/transfer document;

                           (7) Tenant shall pay to Landlord a transfer fee prior
to the effective date of the transfer in order to reimburse Landlord equal to all of Landlord's reasonable and verifiable costs and expenses incurred with respect to the transfer, including, without limitation, costs incurred in connection with the review of financial materials, meetings with representative of transferor and/or transferee and preparation, review, approval and execution of the required transfer documentation.

                           (8) As of the effective date of the transfer and
continuing throughout the remainder of the Term, the Base Rent shall not be less than the Base Rent set forth in the BLI Rider;

                           (9) Tenant to which the Premises were initially
leased shall continue to remain liable under this Lease for the performance of all terms, including but not limited to, payment of Rental due under this Lease;

                           (10) Unless the transfer is to a non-affiliate of
Tenant which has a minimum net worth or value or member's equity of $25,000,000.00 Tenant's guarantor shall continue to remain liable under the terms of the Guaranty of this Lease and, if Landlord deems it necessary, such guarantor shall execute such documents necessary to insure the continuation of its guaranty;

                           (11) Each of Landlord's Mortgagees shall have
consented in writing to such transfer, which consent shall not be unreasonably withheld or delayed;

                           (12) Tenant shall give notice of a requested transfer
to Landlord, which notice shall be accompanied by (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be at least thirty (30) days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report and (d) such other information as Landlord may reasonably request.

                           (13) The proposed Transfer shall not, in the
Landlord's reasonable judgment cause physical harm to the Building or harm to the reputation of the Building that would result in an impairment of Landlord's ability to lease space in the Building or a diminution in the rental value of the Rentable Space in the Building.

                           (14) The proposed use of the Premises by the
Transferee either will not require increased services from the Landlord.

                           (15) The proposed Transfer will not cause a violation
of another lease for space in the Building of give an occupant of the Building a right to cancel its lease.

         Tenant acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed Transfer. Tenant, expressly, knowingly and voluntarily waives any right, claim or remedy otherwise available to Tenant for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based on any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to any proposed transfer under this Lease.

                  C. TRANSFER OF CORPORATE SHARES. If at any time after execution of this Lease the Tenant shall merge with another corporation or entity or sell substantially all of the assets or shares to another corporation or entity, and Tenant is not the surviving entity, Tenant shall deliver to Landlord a certificate confirming that the surviving entity has a net worth or value or member's equity as applicable of not less than that of Tenant prior to such merger. Such certificate shall be delivered within fifteen (15) days after such has occurred. In no event whatsoever shall any merger or sale of assets by Tenant constitute an assignment by Tenant which would require Landlord's approval.

                  D. Unless Tenant complies with Section 13.B., If Tenant shall transfer its assets to or in other manner change the nature of its entity so as to be a general limited partnership and if at any time thereafter and if at any time after execution of this Lease any part or all of the interests in the capital or profits of such partnership or any voting or other interests therein shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition (including, but not limited to, such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings, and also including, but not limited to, any adjustment in such partnership interests) so as to result in a change in the present control of said partnership by the person or persons now having control of same, a transfer shall be deemed to have occurred. Tenant shall give Landlord notice that such transfer is imminent at least fifteen (15) days prior to the date of such transfer. If any such transfer is made (and regardless of whether Tenant has given notice of same), Landlord may elect to terminate this Lease at any time thereafter by giving Tenant notice of such election, in which event this Lease and the rights and obligations of the parties hereunder shall cease as of a date set forth in such notice which date shall be not less than sixty (60) days after the date of such notice. In the event of any such termination, all Rent (other than any Additional Rent due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

                  E. ACCEPTANCE OF RENT FROM TRANSFEREE. The acceptance by Landlord of the payment of Rent following any assignment or other transfer prohibited by this Section shall not be deemed to be a consent by Landlord to any such assignment or other transfer nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder.

                  F. ADDITIONAL PROVISIONS RESPECTING TRANSFERS. Without limiting Landlord's right to withhold its consent to any Transfer by Tenant, and regardless of whether Landlord shall have consented to any such Transfer, neither Tenant nor any other person having an interest in the possession, use or occupancy of the Premises or any part thereof shall enter into any lease, sublease, license, concession, assignment or other transfer or agreement for possession, use or occupancy of all or any portion of the Premises, which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the space so leased, used or occupied, and any such purported lease, sublease, license, concession, assignment or other transfer or agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use or occupancy of all or any part of the Premises. Except with respect to payments between affiliates, there shall be no deduction from the rental payable under any sublease or other Transfer from the amount thereof passed on to any person or entity, for any expenses or costs related in any way to the subleasing or Transfer of such space.

                  G. Landlord shall have the right to audit Tenant's books and records, only with respect to the Premises, to determine the amount payable to the Landlord under this subsection. All sums payable by Tenant under this Section shall be payable to Landlord as Additional Rent promptly upon receipt by Tenant.

                  H. If, this Lease is purported to be assigned, without the consent of the Landlord, where Landlord's approval or consent is required hereunder, or the Premises are sublet or occupied by anyone other than Tenant, where Landlord's approval or consent is required hereunder, Landlord may accept rents from the assignee, subtenant or occupant and apply the net amount received to the Rent reserved in this Lease, but no such assignment, subletting, occupancy or acceptance of Rent shall be deemed a waiver of the requirement for Landlord's consent as contained in this section or constitute a novation or otherwise release Tenant from its obligations under this Lease.

                  I. Except as specifically provided herein, the joint and several liability of Tenant and any immediate and remote successor-in-interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not in any way be discharged, released or impaired by any: (i) agreement that modifies any of the rights or obligations of the parties under this Lease, (ii) stipulation to extend the time within which an obligation under this Lease is to be performed, (iii) waiver of the performance of an obligation under this Lease, or (iv) failure to enforce any of the obligations set forth in this Lease.

                  J. If Landlord shall consent to any Transfer, Tenant shall in consideration therefor, pay to Landlord as Additional Rent an amount equal to the Transfer Consideration, or Landlord may elect to recapture the Transferred portion of the Premises and terminate this Lease with respect to that portion only. For purposes of this paragraph, the term Transfer Consideration shall mean in any Lease Year (i) any rents, additional charges or other consideration payable to Tenant by the transferee of the Transfer which is in excess of the Base Rent and Overhead Rent accruing during such Lease Year, (ii) all sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property in excess of the fair market sale or rental value thereof as of the date of the Transfer and (iii) all sums paid for services provided by Tenant to the transferee (including, without limitation, secretarial, word processing, receptionist, conference rooms, and library) in excess of the fair market value of such services. Landlord shall have the right to audit Tenant's books and records upon reasonable notice to determine the amount of Transfer Consideration payable to Landlord. In the event such audit reveals an understatement of Transfer Consideration in excess of five percent (5%) of the actual Transfer Consideration due Landlord, Tenant shall pay for the cost of such audit within ten (10) days after Landlord's written demand for same and if such understated amount is Five Percent (5%) or less, Landlord shall pay Tenant's reasonable expenses in connection therewith.

                  K. Any permitted sublease shall provide: (i) the subtenant shall comply with all applicable terms and conditions of this Lease to be performed by Tenant; (ii) the sublease is expressly subject to all of the terms and provisions of this Lease; and (iii) unless Landlord elects otherwise, the sublease will not survive the termination of this Lease (whether voluntarily or involuntarily) or resumption of possession of the Premises by Landlord following an Event of Default by Tenant. The sublease shall further provide that if Landlord elects, the sublease shall further survive a termination of this Lease or resumption of possession of the Premises by Landlord following a default by Tenant, the subtenant will, at the election of Landlord, attorn to the Landlord and continue to perform its obligations under its sublease as if this Lease had not been terminated and the sublease were a direct lease between the Landlord and subtenant. The sublease shall otherwise be in form and substance reasonably satisfactory to the Landlord. Any assignment of lease shall contain an assumption by the Assignee of all terms, covenants and conditions of this Lease to be performed by the Tenant and shall otherwise be in form and substance reasonably satisfactory to the Landlord.

                  L. TERMINATION OF EXPANSION RIGHTS. An assignment of this Lease or a sublease of any portion or all of the Premises to a non-affiliate of Tenant shall cause the immediate termination and recission of any interest in the Tenant to the Expansion Premises pursuant to the First Expansion Premises Option, the Second Expansion Premises Option and the Right of First Refusal all as contained in Section 1.B. of this Lease.

                  M. Landlord hereby consents to the use of up to 10,000 rentable square feet by Hank Asher or by a business controlled by Hank Asher, provided same is of a permitted use as described herein.

         14. TENANT'S INSURANCE COVERAGE

                  A. GENERAL. Tenant agrees that, at all times during the Lease Term (as well as prior and subsequent thereto if Tenant or any of Tenant's Agents should then use or occupy any portion of the Premises), it will keep in force, with an insurance company licensed to do business in the State of Florida, and at least A rated in the most current edition of Best's Insurance Reports (i) without deductible in excess of $5,000.00, commercial general liability insurance, including coverage for bodily injury and death, property damage and personal injury and contractual liability as referred to below, in the amount of not less than the amount set forth in the BLI Rider, combined single limit per occurrence for injury (or death) and damages to property, (ii) with deductible of not more than Five Hundred Thousand and NO/100 Dollars ($500,000.00), provided, however, that this Lease remains guaranteed by the Guarantor and further provided that the Tenant continues to have a net worth or value or member's equity, as applicable, of not less than $25,000,000.00, in the absence of either of which requirements the deductible shall be in excess of Fifty Thousand and NO/100 Dollars ($50,000.00) insurance on an "All Risk or Physical Loss" basis, including sprinkler leakage, vandalism, malicious mischief, fire and extended coverage, covering all improvements to the Premises, fixtures, furnishings, removable floor coverings, equipment, signs and all other decoration or stock in trade, in the amounts of not less than the full replacement value thereof, and (iii) worker's compensation and employer's liability insurance, if required by statute. Such policies will: (i) include Landlord and such other parties as Landlord may reasonably designate as additional insured's with respect to commercial general liability coverages only, (ii) be considered primary insurance, (iii) include within the terms of the policy or by contractual liability endorsement coverage insuring Tenant's indemnity obligations under paragraph 19, and (v) provide that it may not be canceled or changed without at least thirty (30) days prior written notice, except in the event of a non-payment of premium(s) in which instance ten (10) days written notice shall be required from the company providing such insurance to each party insured thereunder. Tenant will also maintain throughout the Lease Term worker's compensation insurance in accordance with applicable law.

                  B. EVIDENCE. The insurance coverages to be provided by Tenant will be for a period of not less than one year. At least thirty (30) days prior to the Commencement Date, Tenant will deliver to Landlord original certificates of all such paid-up insurance; thereafter, at least thirty (30) days prior to the expiration of any policy Tenant will deliver to Landlord such original certificates as will evidence a paid-up renewal or new policy to take the place of the one expiring. Any insurance required of Tenant under this Lease may be furnished by Tenant under an umbrella or blanket policy carried by Tenant. Such umbrella or blanket policy shall contain an endorsement that names Landlord as an additional insured, references the Premises, and guarantees a minimum limit available for the Premises equal to the insurance amounts required in the Lease.

         15. LANDLORD'S INSURANCE COVERAGE

                  A. GENERAL. Landlord will at all times during the Lease Term maintain a policy or policies of insurance with an insurer authorized to do business in the State of Florida and rated A or better, by Best Rating Service, insuring the Building against loss or damage by fire, explosion or other hazards and contingencies typically covered by insurance for an amount of not less than Fifty Million and NO/100 Dollars ($50,000,000.00).

                  B. TENANT'S ACTS. Tenant will not do or permit anything to be done upon or bring or keep or permit anything to be brought or kept upon the Premises which will increase Landlord's rate of insurance on the Building. If by reason of the failure of Tenant to comply with the terms of this Lease, or by reason of Tenant's occupancy (even though permitted or contemplated by this Lease), the insurance rate shall at any time be higher than it would otherwise be, Tenant will reimburse Landlord for that part of all insurance premiums charged because of such violation or occupancy by Tenant. Tenant agrees to comply with any reasonable requests or recommendation made by Landlord's insurance underwriter inspectors.

         16. WAIVER OF RIGHT OF RECOVERY

                  A. GENERAL. Except as provided in Section 39, neither Landlord nor Tenant shall be liable to the other for any damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees. The provisions of this Section shall not limit the indemnification for liability to third parties pursuant to Section 19. As used in this Section 16.A., "damage" refers to any loss, destruction or other damage.

                  B. EXCLUSIONS. Tenant acknowledges that Landlord will not carry insurance on tenant improvements, furniture, furnishings, trade fixtures, equipment installed in or made to the Premises by or for Tenant, in accordance with the Work Letter attached hereto, and Tenant agrees that Tenant, and not Landlord, will be obligated to promptly repair any damage thereto or replace the same.

         17. DAMAGE OR DESTRUCTION BY CASUALTY

         A. MINOR CASUALTY. In the event that at any time after the Commencement Date all or any portion of the Building or the Premises is damaged by fire or other casualty; and as a result of such damage to the Building or Premises, Tenant loses the use and quiet enjoyment of a portion or portions of the Premises which, in the aggregate, are equal to or less than Thirty Percent (30%) of the rentable square feet of the Premises, and/or the use and quiet enjoyment of Thirty Percent (30%) or less of the parking spaces allocated to the Premises and/or the loss of Thirty Percent (30%) of major services to the Premises (i.e., utilities, air-conditioning and the like) Landlord will have the option of (i) terminating this Lease, or any renewal thereof, by serving notice upon Tenant within sixty (60) days in the event that the damage is incurred during the last two (2) years of the Initial Term or during any then current Renewal Term, or (ii) terminating this Lease if Landlord determines, using reasonable commercial judgment, that it cannot restore the Premises, the parking lot or major services within three hundred sixty five (365) days and/or there is a lack of adequate insurance proceeds, provided Landlord maintains the insurance required hereunder, to rebuild and/or restore, or (iii) alternatively, if Landlord determines, using commercially reasonable judgment that the Premises, parking lot and/or major services, as applicable, can be completed or restored within three hundred sixty five (365) days from the date of the casualty, Landlord shall, to the extent of available insurance proceeds, diligently pursue to completion and/or restoration, as applicable, the Premises, the parking lot and/or major services in a manner so as to render same substantially the same size, design, quality, construction and, as applicable to the major services, the level of said services, as existed immediately prior to the date of the damage (except for Tenant's personal property, furniture, furnishings, equipment [the Tenant's Work anticipated by the Work Letter attached hereto] and trade fixtures (collectively "Tenant's Property")) the repair and restoration of which shall be promptly performed by and at the expense of Tenant. While Landlord proceeds to restore the Premises, parking lot and/or major services, as applicable, the Tenant may continue to peacefully use and occupy that portion of the Premises which remain safe to occupy and Tenant shall receive a proportionate abatement of Base Rent proportionate to the extent of the loss of the Premises, parking lot or major services unavailable to Tenant until completion. In the event that the repair and restoration has not been completed by Landlord on the date three hundred sixty five (365) days from the date the casualty, such that Tenant may peaceably use and occupy the entire Premises with full use of major services, then Tenant shall have the option to terminate this Lease by notice to Landlord given not later than thirty (30) days following such date.

         B. MAJOR CASUALTY. In the event that at any time after the Commencement Date all or any portion of the Building or Premises is damaged by fire or other casualty, and as a result of such damage to the Premises, Tenant loses the use and quiet enjoyment of a portion or portions of the Premises, which in the aggregate exceed Thirty Percent (30% ) of the rentable square feet of the Premises and/or the use and quiet enjoyment of more than Thirty Percent (30%) of the parking spaces allocated to the Premises and/or more than Thirty Percent (30%) of major services to the Premises (i.e., utilities, air-conditioning and the like), Landlord may, so long as it treats Tenant, and similarly situated tenants, in a nondiscriminatory manner, either: (a) terminate this Lease upon serving written notice upon Tenant within sixty (60) days of the date of destruction or (b) elect to restore the Premises unless Tenant elects in its sole discretion to terminate this Lease by serving written notice upon Landlord within sixty (60) days of the date of destruction. Should Landlord elect to restore the Premises, in the absence of a timely notice of termination by Tenant, then, Landlord shall diligently pursue to completion the repair and restoration of the Premises, parking lot and/or major services as a complete architectural unit of substantially the same size, design, quality and construction as existed immediately prior to the date of damage and level of major services (except for Tenant's Property, the repair and restoration of which shall be promptly performed by and at the expense of Tenant). During the course of repairs of the Premises, parking lot and/or the major services, the Tenant may, as allowed by applicable law and not a hindrance to the repair and/or reconstruction: (a) continue to occupy such portion of the Premises as is usable in which instance the Rent payable by Tenant to Landlord shall abate proportionately or (b) Landlord may, at its option, provide to Tenant temporary substitute space reasonably acceptable to Tenant, in an amount approximating the space damaged in the Premises, in either the Building or in an office building which is of a quality reasonably comparable to the Building and is at a location reasonably proximate to the Building, having parking spaces proximately adjacent thereto and in amount approximately equal to 3.0 spaces per 1,000 square feet of damaged rentable square feet in the Building or, if only the parking spaces allocated to the Premises are damaged and there is no damage to the Building as a result of which Tenant loses the use and quiet enjoyment of any portion of the Premises, then Landlord may, at its sole option, provide temporary substitute parking space in a location reasonably proximate to the Premises, and in an amount approximately equal to the number of parking spaces damaged. In the event that during restoration Landlord elects to provide Tenant with substitute space, the Rent for the substitute space shall be as otherwise payable under the Lease. However, should Landlord not elect to provide such substitute office or parking space, the Tenant may vacate not less than all of the Premises in which instance the Rent for the Premises, otherwise payable by Tenant to Landlord, will abate until such time as the Premises, the parking lot and/or major services shall have been restored. In the event either Landlord or Tenant has terminated this Lease and that the Landlord shall not have elected to provide Tenant with substitute parking or substitute Premises, in the absence of a termination of this Lease by Tenant, and/or substitute parking, Tenant shall be solely responsible for any and all costs attendant to Tenant's lease of substitute premises or parking spaces.

         In the event the repair and restoration required by Section 17.B. has not been or cannot reasonably be completed such that Tenant may peacefully use and occupy the entire Premises on the date three hundred sixty-five (365) days from the date of the casualty, subject to extension for FORCE MAJEURE, then, commencing on such date, Tenant shall have the option to terminate this Lease by notice to Landlord given no later than thirty (30) days following such date or the date on which it is determined the Premises cannot reasonably be completed as provided for in this Paragraph. Notwithstanding the preceding sentence, without regard to extension for FORCE MAJEURE, in the event such repair and restoration has not been completed by Landlord such that Tenant may peacefully use and occupy the entire Premises eighteen (18) months from the date of casualty, then Tenant shall have the option to terminate this Lease by notice to Landlord given no later than fifteen (15) days following such date.

         C. CONTINUATION OF LEASE. In the event this Lease is not terminated as above provided, this Lease shall not terminate and Landlord shall restore and repair all such damage as set forth in this Section 17.

         D. ABATEMENT OF RENT. Tenant shall be entitled to a proportionate abatement of the Rent payable during the period commencing on the date of the casualty and ending (i) on the date the damaged portion of the Premises is repaired as set forth in this Section 17, if the Lease is not terminated as herein provided, or (ii) on the date of the casualty, if it is so terminated. For purposes of this Section, Rent, shall be abated in proportion to the area of the Premises which Tenant cannot reasonably use and quietly enjoy as this Lease intended during such period. Landlord shall receive one hundred percent (100%) of the rental loss insurance , if any, payable with regard to any such casualty.

         E. DAMAGE OR DESTRUCTION OF THE PREMISES PRIOR TO THE COMMENCEMENT DATE. Prior to the Commencement Date, Landlord shall insure the Premises against loss or damage.

                  18. CONDEMNATION AND EMINENT DOMAIN

         A. EMINENT DOMAIN. As used herein, the term "Taking" means any taking of the Premises, or the parking spaces allocated to the Premises, or any part thereof, in or by condemnation or other eminent domain proceeding as evidenced by a final judgment or non-appealable order pursuant to any law, general or special, sale in lieu of condemnation, or by reason of the temporary requisition of the use or occupancy thereof, by any and all federal, state, regional, county, municipal or local government, or any department, commission, board, bureau, agency or office thereof ("Governmental Authority") having or claiming jurisdiction over all of any part of the Building or the Project (including, without limitation, the Premises) or the use thereof.

         B. TERMINATION RIGHT. In the event of a Taking (i) of a portion or portions of the Premises which, in the aggregate, exceeds thirty percent (30%) of the rentable square feet of the Premises, or (ii) any portion of the Premises whereby Tenant loses the use and quiet enjoyment of more than thirty percent (30%) of the parking spaces allocated to the Premises (unless Landlord shall provide to Tenant on a timely basis, at no cost to Tenant, substitute space reasonably acceptable to Tenant in an amount approximating the space in the Premises taken by the Taking and in an office building which is of a quality reasonably comparable to the Building, and parking space adjacent to such building in an amount approximately equal to 3.0 spaces per 1000 square feet of rentable square feet of the Premises taken by the Taking, or if only parking area is taken by the Taking and the Taking does not result in the loss of the use and quiet enjoyment of any portion of the Premises, then parking spaces approximately equal to the amount taken by the Taking, in any of such events in a Location Reasonably Proximate to the Premises), Landlord or Tenant may terminate this Lease by written notice to the other given within (30) business days of any such Taking. In the event of termination of this Lease as hereinabove provided, this Lease shall expire on the effective date of such Taking, with the same force and effect as if that date were the date herein set forth for the expiration of the Term of this Lease, and Tenant's obligation to pay Base Rent, Overhead Rent, Additional Rent and all other obligations of Tenant shall be apportioned as of such date. In the event that, in the absence of a termination of this Lease by either party, Landlord provides Tenant with substitute space and/or substitute parking as provided above, then Landlord shall be responsible for and shall pay or reimburse Tenant, promptly upon written demand, for any and all reasonable direct costs and expenses incurred by Tenant relative to such substitute parking and such substitute space, including without limitation, moving and transportation expenses, and any and all fees and commissions payable to real estate brokers, if any. Tenant shall pay to Landlord as a contribution to the cost of such substitute space, an amount equal to the lesser of (i) the actual rental required to be paid for such substitute space, or (ii) the Rent that has been abated with respect to the Premises taken.

         C. CONTINUATION OF LEASE . If there is a Taking of the Premises, or some portion thereof, and this Lease is not terminated as to the entire Premises as provided in Section 18(B), then this Lease shall continue in full force and effect as to such part not taken, provided that, effective as of the date of the Taking (or the taking of actual possession by the Governmental Authority, if earlier), the Base Rent, Overhead Rent, Additional Rent and all other obligations of Tenant shall be proportionately abated, and Landlord shall promptly after any such Taking, subject to Section 18(D) below, repair, restore and rebuild the Building, the parking spaces allocated to the Premises and/or the Premises, as the case may be, as nearly as is commercially reasonable and possible to their condition and character immediately prior to such Taking.

                  In the event there is a Taking, which, is less than or equal to Thirty Percent (30%) of the rentable square feet of the Premises or less than or equal to Thirty Percent (30%) of the parking spaces allocated to the Premises or Thirty Percent (30%) of the major services to the Premises (i.e., utilities, air-conditioning and the like), then Landlord shall use commercially reasonable efforts to provide to Tenant, on a timely basis, substitute space reasonably acceptable to Tenant in an amount approximating the space in the Premises taken by the Taking (in the Building or an office building which is of a quality reasonably comparable to the Building and is at a Location Reasonably Proximate to the Premises), and Landlord shall provide parking space adjacent to such building in an amount approximately equal to 3.0 spaces per 1000 square feet of rentable square feet of the Premises taken by the Taking or, if only the parking spaces allocated to the Premises is taken by the Taking and the Taking does not result in the loss of the use and quiet enjoyment of any portion of the Premises, the Landlord shall provide substitute parking space in a Location Reasonably Proximate to the Premises in an amount approximately equal to the number of parking spaces taken by the Taking. With regard to such substitute parking and such substitute space, Landlord shall be responsible for and shall pay or reimburse Tenant, promptly upon written demand, for any and all direct costs and expenses incurred by Tenant relative to such substitute parking and such substitute space, including without limitation, moving and transportation expenses, and any and all fees and commissions payable to real estate brokers, if any. In the event Landlord does not obtain, within thirty (30) days from the date of such Taking, such substitute space and/or substitute parking, then Tenant may, at Tenant's sole option, either (i) terminate this Lease by notice to Landlord given no later than sixty (60) days after such Taking or (ii) seek to locate substitute space and/or substitute parking, failing which Tenant may, at Tenant's sole option, terminate this Lease by notice to Landlord given no later than ninety (90) days from the date of such Taking. Tenant shall pay to Landlord as a contribution to the cost of such substitute space, an amount equal to the Rent that has been abated with respect to the portion of the Premises which has been the subject of Taking.

         D. ADDITIONAL TERMINATION RIGHTS. If, at the time of any Taking of a portion or portions of the Building which, in the aggregate, constitute more than thirty percent (30%) of the rentable square feet of the Premises or the use and quiet enjoyment of more than thirty percent (30%) parking spaces allocated to the Premises and less than two (2) years shall remain in the initial Term or any then current Renewal Term, then either Tenant or Landlord upon notice to the other party given within thirty (30) business days of any such Taking, may terminate this Lease. In the event of termination of this Lease as hereinabove provided, this Lease shall expire with the same force and effect as if that date were the date herein set forth for the expiration of the Term of this Lease, and Tenant's obligation to pay Base Rent, Overhead Rent, Additional Rent and all other obligations of Tenant shall be apportioned as of such date.

         19. LIMITATION OF LANDLORD'S LIABILITY; INDEMNIFICATION

                  A. PERSONAL PROPERTY. All personal property placed or moved into the Building will be at the sole risk of Tenant or other owner. Landlord will not be liable to Tenant or others for any damage to person or property arising from environmental concerns, as hereafter defined, theft, vandalism, air-conditioning malfunction, the bursting or leaking of water pipes, any act or omission of any other tenant or occupant of the Building or of any other person, or otherwise.

                  B. LIMITATIONS. Notwithstanding any contrary provision of this
Lease: Tenant will look solely (to the extent insurance coverage is not applicable or available) to the interest of Landlord (or its successor as Landlord hereunder) in the Premises for the satisfaction of any judgment or other judicial process requiring the payment of money as a result of any negligence or breach of this Lease by Landlord or its successor or of Landlord's managing agent (including any beneficial owners, partners, corporations and/or others affiliated or in any way related to Landlord or such successor or managing agent) and Landlord has no personal liability hereunder of any kind, and (ii) Tenant's sole right and remedy in any action or proceeding concerning Landlord's reasonableness (where the same is required under this Lease) will be an action for declaratory judgment and/or specific performance.

                  C. INDEMNITY. Tenant agrees to indemnify, defend and hold harmless Landlord and its agents from and against all claims, causes of actions, liabilities, judgments, damages, losses, costs and expenses, including reasonable attorneys' fees and costs, including appellate proceedings and bankruptcy proceedings, incurred or suffered by Landlord and arising from or in any way connected with (i) the use, operation, maintenance, and/or repair of the Premises by Tenant or Tenant's agents, (ii) the acts, omissions of Tenant or Tenant's agents, (iii) the breach of Tenant's obligation under this Lease, and
(iv) any death, personal injury or property damage occurring in the Premises. Notwithstanding the foregoing, Tenant's indemnity obligations under this Section 19.C. shall not apply to the extent that any of the foregoing claims, causes of action, liabilities, judgments, damages, costs and expenses are the result of the gross negligence or willful misconduct of Landlord and/or Landlord's agents.

         Tenant will reimburse Landlord upon request for all costs incurred by Landlord in the interpretation and enforcement of any provisions of this Lease and/or the collection of any sums due to Landlord under this Lease, including collection of agency fees, and reasonable attorneys' fees and costs, regardless of whether litigation is commenced, and through all appellate actions and proceedings, including bankruptcy proceedings, if litigation is commenced. The foregoing claims, causes of actions, liabilities, judgments, damages, losses, costs and expenses shall include but not be limited to any of same arising from Tenant's failure to comply with any of the requirements of Americans with Disabilities Act ("ADA") or Florida Accessibility Code ("FAC") within the Premises. Notwithstanding the foregoing, however, Landlord shall not be exempt from culpability for damage to person or property arising solely from the gross negligence or willful misconduct of Landlord or Landlord's agents.

         20. Intentionally omitted.

         21. COMPLIANCE WITH LAWS AND PROCEDURES

                  A. COMPLIANCE. Except as provided in Section 39.H.(2), Tenant, at its sole cost, will promptly comply with all applicable laws, guidelines, rules, regulations and requirements, whether of federal, state, or local origin, applicable to the Premises, including, but not limited to, the Americans with Disabilities Act, 42 U.S.C. section 12101 et seq, the FAC, and those for the correction, prevention and abatement of nuisance, unsafe conditions, or other grievances arising from or pertaining to Tenant's use or occupancy of the Premises. With respect to items which are capitalized related to complying with the requirements of this Section 21.A., which pertain to capital items, the portion of the costs thereof attributable to the Lease Term shall be paid by Tenant (amortized, with interest at the rate of Ten Percent (10%) per annum, over the lesser of (a) the balance of the Lease (but in no event longer than ten
(10) years), or (b) the useful life of the asset per GAAP); provided, however, that if the balance of the term of the Lease is less than five (5) years the amortization shall be over the shorter of the useful life of the item, in accordance with GAAP or five (5) years, unless, however, the Lease is subsequently renewed in which event the amortization shall be recalculated during the renewal period on a pro-rata basis with interest on all amortized periods at the rate of Ten Percent (10%) per annum. With respect to non-capital costs (i.e., those items not covered by the immediately preceding sentence), subject to and conditioned upon Tenant paying, as Operating Expenses to the extent required under this Lease, Landlord's costs and expenses incurred in connection therewith. Landlord agrees to comply with all applicable laws, guidelines, rules, regulations and requirements of governmental authority affecting the Premises or the Building. Tenant acknowledges that (i) the Premises and the parking facilities may contain potentially hazardous substances, including, but not limited to, asbestos containing materials, radon gas, mineral fibers, and other like materials as set forth in the Law Engineering Building Phase I Report provided to Tenant (all of such materials are referred to herein as "Environmental Concerns") and (ii) Tenant has been advised that the Building does contain asbestos containing materials. Accordingly, Tenant agrees that Tenant and Tenant's Agents shall comply with all operation and maintenance programs and guidelines implemented or promulgated from time to time by Landlord or its consultants, including, but not limited to, those matters set forth in subsections B and C below, in order to reduce the risk to Tenant, Tenant's Agents or any other tenants of the Building of injury from Environmental Concerns. Tenant at its sole cost and expense shall be solely responsible for taking any and all measures which are required to comply with the requirements of the ADA and the FAC within the Premises. Any Alterations to the Premises made by or on behalf of Tenant for the purpose of complying with the ADA and FAC or which otherwise require compliance with the ADA and FAC shall be done in accordance with this Lease; provided, that Landlord's consent to such Alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with the ADA and FAC, or representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA and FAC.

                  B. NOTICE PRIOR TO WORK. Except as provided in Section 11, Tenant shall provide thirty (30) days notice to Landlord prior to the performance by Tenant, Tenant's Agents or contractors of any repairs, renovation and/or major structural or mechanical systems maintenance, to the Premises. Such notice shall include a detailed description of the work contemplated. Tenant shall not perform, or cause to be performed, any such repair, renovation and/or maintenance without the written consent of Landlord, and, if such consent is granted, the repair, renovation and/or maintenance must be performed in accordance with the terms of Landlord's consent.

                  C. INDEMNIFICATION. Tenant shall indemnify, defend with counsel chosen by Landlord, and hold harmless Landlord from and against any and all claims or liability arising from the performance of the repair, renovation, and/or maintenance described above. This indemnity shall include, but not be limited to, claims or liabilities asserted against Landlord based upon negligence, strict liability or other liability by operation of law to any third party or government entity, and all costs, attorney's fees, expenses, and liabilities incurred in the defense of any such claim. Furthermore, as a material part of the consideration to Landlord for the entering into of this Lease, Tenant assumes all risk of damages to property or injury to persons in, upon, or about the Premises arising from any act or omission of Tenant, Tenant's Agents, employees, contractors, and invitees, or causing nonfriable asbestos to become friable. Tenant agrees to bear the expense of whatever preventive or abatement measures are required by law and prudent construction practices with respect to friable asbestos or any other material. Further, Tenant shall be liable for the entire cost of abating and remediating any such release and Tenant shall indemnify, defend, and hold harmless Landlord from and against any and all claims or liability arising therefrom.

         22. RIGHT OF ENTRY

                  Landlord and its agents will have the right to enter the Premises during all reasonable hours to make necessary repairs to the Premises. In the event of an emergency, Landlord or its agents may enter the Premises at any time, without notice, to appraise and correct the emergency condition. Said right of entry will, after reasonable notice, likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this Lease. Landlord or its agents will have the right to exhibit the Premises at any time to prospective tenants within one hundred and eighty days
(180) before the Expiration Date of the Lease. Landlord shall, with respect to Landlord's rights provided in this Section 22, at all times utilize all reasonable efforts not to interfere in any material respect with Tenant's use and occupancy of the Premises.

         23. DEFAULT

                  A. EVENTS OF DEFAULT BY TENANT. The following shall, upon the giving of notice to Tenant of the nature of the default and the expiration of any applicable grace period afforded Tenant hereunder as set forth in Section 23.B. constitute an Event of Default under this Lease. If (1) Tenant fails to make any payment of Rent when due (a "Monetary Default"); or (2) Tenant fails to fulfill any of the terms or conditions, covenants, agreements or any rules and regulations attached to this Lease, as Exhibit "C" or promulgated by Landlord under this Lease which shall in all instances be reasonable and have as close to equal application to all Tenants of the Building as is practicable (a "Non-monetary Default"); or (3) the appointment of a trustee or a receiver to take possession of all or substantially all of Tenant's assets occurs, and such appointment is not dismissed within thirty (30) days after appointment, or if the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets located at the Premises, or of Tenant's interest in this Lease, occurs; or (4) Tenant or any of its successors or assigns or any guarantor of this Lease ("Guarantor") should file any voluntary petition in bankruptcy, reorganization or arrangement, or an assignment for the benefit of creditors or for similar relief under any present or future statute, law or regulation relating to relief of debtors; or (5) Tenant or any of its successors or assigns or any Guarantor should be adjudicated bankrupt or have an involuntary petition in bankruptcy, reorganization or arrangement filed against it and such proceeding is not dismissed within thirty (30) days of filing; or
(6) Tenant, before the expiration of the Lease Term and without the prior written consent of Landlord, vacates the Premises or abandons possession of the Premises, and fails to pay Rent on a timely basis; or (7) Tenant shall permit, allow or suffer to exist any lien by or through Tenant, judgment, writ, assessment, charge, attachment or execution upon Landlord's or Tenant's interest in this Lease or to the Premises, and/or the fixtures, improvements and furnishings located thereon, whether claimant or holder thereof has acquired its right by or through Tenant, unless such lien, judgment, writ, assessment, charge, attachment or execution is discharged of record or transferred from the Property by bond within ten (10) days following notice to Tenant; or (8) Tenant, if a publicly held company, shall cease to conform with minimum listing requirements of the National Stock Exchange on which it is listed or shall fail to timely file its 10K statement or otherwise fail to maintain financial statements required of a publicly traded and listed company, then Tenant shall be in default hereunder; or (9) if Tenant is not a publicly held company and neither Tenant nor Guarantor maintains a net worth of at least $25,000,000.00.

                  B. GRACE PERIOD. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have (i) a period of three (3) business days after notice from Landlord of a Monetary Default with respect to payment of Rent; (ii) a period of ten (10) days after notice from Landlord of a Monetary Default , other than as to payment of Rent; and (iii) a period of twenty (20) days after notice from Landlord of a Non-Monetary Default in which to cure the Event of Default. In addition, provided that the Event of Default does not involve an emergency that must be addressed in a shorter time frame, the grace period for Non-Monetary Defaults shall be extended for such time as is reasonably necessary to complete such cure if the Event of Default is of a nature that it cannot be completely cured within the twenty (20) day period solely as a result of nonfinancial circumstances outside of Tenant's control, provided that Tenant has promptly commenced all appropriate actions to cure the default after notice and those actions are thereafter diligently and continuously pursued by Tenant in good faith. However, if the Non-Monetary Default is not cured prior to a maximum of sixty (60) days from the date of the notice of the Non-Monetary Default, then Landlord may pursue all of its remedies. The notice of a Non-Monetary Default to be given under this subsection may be combined with the notice required under Section 83.20(3), Florida Statutes or any successor statute and this Lease shall not be construed to require Landlord to give two separate notices to Tenant before proceeding with any remedies.

                  C. REPEATED LATE PAYMENT. Regardless of the number of times of Landlord's prior acceptance of late payments and/or late charges, (i) if Landlord notifies Tenant four (4) times in any 12-month period that Rent has not been paid when due, then any other late payment within such 12-month period shall automatically constitute a default hereunder and (ii) the mere acceptance by Landlord of late payments of Rent in the past shall not, regardless of any applicable laws to the contrary, thereafter be deemed to waive Landlord's right to strictly enforce this Lease, including Tenant's obligation to make payment of Rent on the exact day same is due, against Tenant.

                  D. LANDLORD'S DEFAULT. If Tenant asserts that Landlord has failed to meet any of its obligations under this Lease, Tenant shall provide written notice ("Notice of Default") to Landlord except in the event of an Emergency, specifying the alleged failure to perform, and Tenant shall send by certified mail, return receipt requested, a copy of such Notice of Default to any and all mortgage holders, provided that Tenant has been previously advised of the address(es) of such mortgage holder(s). Landlord shall have a thirty (30) day period after receipt of the Notice of Default in which to commence curing any non-performance by Landlord, which cure shall have been completed within sixty (60) days after notice. However, if the Event of Default is of the nature that cannot be completely cured within the sixty (60) day period, and so long as Landlord's cure efforts are diligent and continuous then Landlord shall have up to a maximum of ninety (90) days from the date of notice of the Non-Monetary Default to cure the Event of Default. If the Non-Monetary Default is not cured on or before the ninetieth day from the notice of the Event of Default then Tenant may pursue all of its remedies.

         24. LANDLORD'S REMEDIES FOR TENANT'S DEFAULT

                  A. LANDLORD'S OPTIONS. If there is an Event of Default by Tenant under this Lease, Landlord may, terminate Tenant's rights in any Expansion Premises regardless of the prior exercise of same by Tenant pursuant to the terms of Section 1.B., of this Lease, and, at its option, in addition to such other remedies as may be available under Florida law:

                           (1)  terminate this Lease and Tenant's right of
possession by notice to Tenant; or

                           (2) terminate Tenant's right to possession but not
the Lease and/or proceed in accordance with any and all provisions of paragraph B below.

                  B. LANDLORD'S REMEDIES. If there is an Event of Default by Tenant under this Lease, in addition to all other remedies available to Landlord at law or in equity, Landlord may:

                           (1) Terminate this Lease by notice to Tenant and
retake possession of the Premises;

(2) Terminate Tenant's right of possession by notice to Tenant without terminating this Lease and retaking possession of the Premises and relet the Premises or any part of the Premises in the name of Landlord, or otherwise, as Tenant's agent, for a term shorter or longer than the balance of the Lease Term, and may grant concessions or free rent to the new tenant, thereby terminating Tenant's tenancy in the Premises and right to possess the Premises, without terminating Tenant's obligations to pay (a) the entire balance of all forms of Base Rent and Additional Rent for the remainder of the Lease Term, plus (b) the Reletting Expenses, and (c) the unamortized balance of any brokerage commissions paid by Landlord in connection with this Lease, any allowances granted to Tenant under this Lease, and the cost of any Tenant Improvements made by Landlord. Landlord shall have no obligation to relet the Premises, and its failure to do so, or failure to collect rent on reletting, shall not affect Tenant's liability under this Lease. Landlord shall not, in any event, be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the Premises in excess of the rent provided in this Lease. If Landlord decides to relet the Premises or a duty to relet is imposed by law, Landlord shall only be required to use commercially reasonable efforts to relet the Premises. Commercially reasonable efforts shall not require Landlord to: (i) use any greater efforts than Landlord then uses to lease other properties Landlord or its affiliates owns or manages; (ii) relet the Premises in preference to any other space in the Building; (iii) relet the Premises to any party that Landlord could reasonably reject as a transferee under the Assignment or Subletting section of this Lease;
(iv) accept rent in an amount which is less than the fair market rental for the Premises; (v) perform any tenant improvements, grant any tenant improvement allowances, grant any "free rent," or otherwise pay any sums or grant any monetary concessions in order to obtain a new tenant; (vi) observe any instruction given by Tenant about the reletting process or accept any tenant offered by Tenant unless the offered tenant leases the entire Premises and the criteria of this subsection are otherwise fully met. Any entry or reentry by Landlord, whether had or taken under summary proceedings or otherwise, shall not absolve or discharge Tenant from liability under this Lease. "Reenter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning. No reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to accept a surrender of the Premises unless a notice of such intention is given to Tenant;

                           (3) Stand by and do nothing, and hold Tenant liable
for all Base Rent and additional rent payable under this Lease through the remainder of the Lease Term;

                           (4) Institute any action as provided by law;

                           (5) Obtain injunctive and declaratory relief,
temporary or permanent, or both, against Tenant or any acts, conduct or omissions of Tenant, and further to obtain specific performance of any term, covenant, or condition of this Lease;

                           (6) After regaining possession of the Premises,
remove all or any part of Tenant's Property from the Premises and any property removed may be stored at the cost of, and for the account of, Tenant, and Landlord shall not be responsible for the care or safekeeping of Tenant's Property whether in transport, storage, or otherwise, and Tenant waives any and all claims against Landlord for loss, destruction, damage or injury that may be occasioned by any acts taken by Landlord under this subsection. Landlord may retain possession of Tenant's Property until all storage charges and all other amounts owed by Tenant to Landlord under this Section 23 have been paid in full. Nothing set forth in this subsection shall limit Landlord's rights to enforce any lien or security interest in favor of Landlord against Tenant's Property or Landlord's rights under the End of Term section of this Lease; and

                           (7) If all or any part of the Premises is then
assigned, sublet, transferred, or occupied by someone other than Tenant, Landlord, at its option, may collect directly from the assignee, subtenant, transferee, or occupant all rent becoming due to Tenant by reason of the assignment, sublease, transfer, or occupancy. Any collection directly by Landlord from the assignee, subtenant, transferee, or occupant shall not be construed to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease.

                  C. ACCELERATION. If Landlord exercises the remedies provided in Subsections (2), (3) or (4) above, Landlord may declare the entire balance of all forms of rent due under this Lease for the remainder of the Lease Term to be forthwith due and payable and may collect the then present value of the rents (calculated using a discount rate equal to the yield then obtainable from the United States Treasury Bill or Note with a maturity date closest to the date of expiration of the Lease Term) by distress or otherwise, provided, however that Landlord shall utilize commercially reasonable attempts to mitigate its damages. The accelerated additional rent for expenses shall be calculated by multiplying the highest additional rent amount for Expenses payable by Tenant in any calendar year times the number of calendar years (including any fractional calendar year) remaining in the Lease Term following the date of default. If Landlord exercises the remedy provided in Subsection (2) above and collects from Tenant all forms of rent owed for the remainder of the Lease Term, Landlord shall account to Tenant, at the date of the expiration of the Lease Term for amounts actually collected by Landlord as a result of reletting, net of the Tenant's obligations under Subsections 24 B. 2(a)-(c).

                  D. GUARANTY. In addition to the remedies of the Landlord contained in this Section 24, a separate action or actions may, at Landlord's option, be brought and prosecuted against the Guarantor, whether or not any action is first or subsequently brought against Tenant or whether or not Tenant is joined in any such action. The Landlord may, at its sole option, proceed against the Tenant without first seeking recourse against the Guarantor and may pursue any other remedy in Landlord's power whatsoever and the Tenant waives any right to complain of delay in enforcement of Landlord's rights under this Lease.


         25. RIGHT TO PERFORM FOR OTHER PARTY'S ACCOUNT

                  A. LANDLORD'S RIGHT TO PERFORM. If Tenant fails to observe or perform any term or condition of this Lease within the grace period, and subject to required notice, if any, applicable thereto, then Landlord may at any time thereafter perform the same for the account of Tenant in a commercially reasonable manner. If Landlord makes any expenditure or incurs any obligation for the payment of money in connection with such performance for Tenant's account (including reasonable attorneys' fees and costs in instituting, prosecuting and/or defending any action or proceeding through appeal), the sums paid or obligations incurred, with interest at Twelve Percent (12%) per annum, will be paid by Tenant to Landlord within ten (10) days after rendition of a bill or statement to Tenant. In the event Tenant in the performance or non-performance of any term or condition of this Lease should cause an emergency situation to occur or arise within the Premises or in the Building, Landlord will have all rights set forth in this paragraph immediately without the necessity of providing Tenant any advance notice.

                  B. TENANT'S RIGHT TO PERFORM. If, absent an Emergency, Landlord fails to observe or perform any term or condition of this Lease within the grace period, if any, applicable thereto, then Tenant may at any time following ten (10) business days notice perform the same for the account of Landlord, provided that Tenant shall act in a commercially reasonable manner. If Tenant makes any expenditure or incurs any obligation for the payment of money in connection with such performance for Landlord's account (including reasonable attorneys' fees and costs in instituting, prosecuting and/or defending any action or proceeding through appeal), the sums paid or obligations incurred, with interest at Twelve Percent (12%) per annum, will be paid by Landlord to Tenant within ten (10) days after rendition of a bill or statement to

Landlord. The remedy provided in the immediately preceding sentence is not intended nor shall be construed to avail to Tenant the right to set-off any current or future Rent. Tenant shall hold harmless and indemnify the Landlord for any claims arising by or through the work performed by or through Tenant in its performance which are attributable to the gross negligence or willful misconduct of Tenant or Tenant's agents in said performance. In the event Landlord in the performance or non-performance of any term or condition of this Lease should cause an emergency situation to occur or arise within the Premises or in the Building, Tenant will have all rights set forth in this paragraph immediately without the necessity of providing Landlord any advance notice.

         26. LIENS

                  A. GENERAL. In accordance with the applicable provisions of the "Florida Lien Law" and specifically Florida Statutes, Section 713.10, no interest of Landlord in the Premises, or in the underlying land or Building of which the Premises are a part, or the leasehold interest aforesaid shall be subject to liens for improvements made by Tenant or caused to be made by Tenant hereunder. Further, Tenant shall have no power or authority to create any lien or permit any lien to attach to the present estate, reversion, or other estate of Landlord in the Premises or in the Building, and all mechanics, materialmen, contractors, artisans and other parties contracting with Tenant or its representatives or privies as to the Premises or any part of the Premises are hereby charged with notice that they must look to the Tenant to secure payment of any bill for work done or material furnished or for any other purpose during this Lease term. The foregoing provisions are made with express reference to
Section 713.10 of the Florida Statutes. Notwithstanding the foregoing provisions, Tenant, at its expense, shall cause any liens filed against the Premises or the Building for work or materials claimed to have been furnished to Tenant to be discharged of record or properly transferred to a bond under
Section 713.24 of the Florida Statutes within ten (10) days after notice to Tenant.

                  B. DEFAULT. Notwithstanding the foregoing, if any construction lien or other lien, attachment, judgment, execution, writ, charge or encumbrance is filed against the Building or the Premises or this leasehold, or any alterations, fixtures or improvements therein or thereto, as a result of any work action or inaction done by or at the direction of Tenant or any of Tenant's Agents, Tenant will discharge same of record within ten (10) days after the filing thereof. Further, Tenant agrees to indemnify, defend and save Landlord harmless from and against any damage or loss, including reasonable attorneys' fees, incurred by Landlord as a result of any liens or other claims arising out of or related to work performed in the Premises by or on behalf of Tenant. In such event, without waiving Tenant's default, Landlord, in addition to all other available rights and remedies, without further notice, may discharge the same of record by payment, bonding or otherwise, as Landlord may elect, and upon request Tenant will reimburse Landlord for all costs and expenses so incurred by Landlord plus interest thereon at the rate of Twelve Percent (12%) per annum.

         27. NOTICES

                  Notices to Tenant under this Lease will be addressed to Tenant and mailed or delivered to the address set forth for Tenant in the BLI Rider. Notices to Landlord under this Lease (as well as the required copies thereof) will be addressed to Landlord and mailed or delivered to the address set forth in the BLI Rider. Notices will be personally delivered or given by registered or certified mail, return receipt requested. As used herein, personal delivery includes delivery by overnight courier. Notices delivered personally will be deemed to have been given as of the date of delivery or refusal and notices given by mail will be deemed to have been given as of the date of delivery or refusal. Each party may change its address from time to time by written notice given to the other as specified above.

         28. MORTGAGE; ESTOPPEL CERTIFICATE; SUBORDINATION

                  Landlord has the unrestricted right, subject to the specified rights of Tenant under this Lease, to convey, mortgage and refinance the Building, or any part thereof. Tenant agrees, within ten (10) business days after notice, to execute and deliver to Landlord or its mortgagee or designee such instruments as Landlord or its mortgagee may require, certifying: (i) the amount, if any, of the Security Deposit (the parties hereto acknowledging that Security Deposit has been waived as of the execution of this Lease) and whether this Lease is in full force and effect and enumerating any modifications, (ii) the amount of any prepaid Rent paid under this Lease, (iii) the dates to which the rents and other charges have been paid, (iv) whether or not Tenant claims any defenses or offsets concerning its obligations under this Lease and whether or not Landlord is in default in the performance of any covenant, agreement, or condition contained in this Lease on its part to be performed, and if so, specify each defense, offset or default of which Tenant may have knowledge. This estoppel certificate is intended to be for the benefit of Landlord, any purchaser or mortgagee of Landlord, or any purchaser or assignee of Landlord's mortgage. The estoppel certificate will also contain such other information as Landlord or its designee may reasonably request. Nothing contained in this Section shall constitute a waiver by Landlord of any Event of Default in payment of Rent or other charges existing as of the date of any notices or certificates under this Section.

         Provided that any present or future mortgagees or ground lessors shall have executed a non-disturbance agreement in commercially reasonable form and substance and at all times will be subject and subordinate to all present and future mortgages or ground leases which may affect the Building and/or the parking lot, and to all recastings, renewals, modifications, consolidations, replacements, and extensions of any such mortgage(s), and to all increases and voluntary and involuntary advances made thereunder. The foregoing will be self-operative and no further instrument of subordination will be required. However, in confirmation of this subordination, Tenant shall execute promptly any certificate that Landlord may reasonably request in order to evidence such subordination. The failure of Tenant to execute any certificate within twenty
(20) business days following the written demand by Landlord shall constitute a material default under the terms of this Lease. In the event that the holder ("Lender") of any encumbrance ("Mortgage") on the Building or any other person acquires title to the Building pursuant to the exercise of any remedy provided for in the Mortgage or by reason of the acceptance of a deed in lieu of foreclosure (the Lender, any other such person and their participants, successors and assigns being referred to herein as the "Purchaser"), Tenant covenants and agrees to attorn to and recognize and be bound to Purchaser as its new Landlord, and except as provided below, this Lease shall continue in full force and effect as a direct Lease between Tenant and Purchaser, except that, notwithstanding anything to the contrary herein or in the Lease, the provisions of the Mortgage will govern with respect to the disposition of proceeds of Landlord's insurance policies or condemnation or eminent domain awards. So long as the Lease is in full force and effect and Tenant has not committed an Event of Default under any provision of this Lease, and no Event of Default has occurred that has continued to exist for a period of time (after notice, if any, required by this Lease) as would entitle Landlord to terminate this Lease or would cause without further action by Landlord, the termination of this Lease or would entitle Landlord to dispossess the Tenant thereunder:

                  A. The right of possession of Tenant to the Premises shall not be terminated or disturbed by any steps or proceedings taken by Lender in the exercise of any of its rights under the Mortgage or the indebtedness secured thereby;

                  B. This Lease shall not be terminated or affected by said exercise of any remedy provided for in the Mortgage, and any sale by Lender of the Building pursuant to the exercise of any rights and remedies under the Mortgage or otherwise, shall be made subject to this Lease and the rights of Tenant hereunder.

                  C. In no event shall Lender or any other Purchaser be:

                           (1) liable for any act or omission of Landlord or any
prior landlord provided, however, that any liability of the prior landlord shall not have been released by virtue of the successor landlord's acquisition of title to the Building; or

                           (2) liable for the return of any security deposit
unless having received any security deposit;

                  D. Intentionally Omitted.

                  E. Tenant acknowledges that Landlord may execute and deliver to Lender an Assignment of Leases and Rents conveying the rentals under this Lease as additional security for the loan secured by the Mortgage, and Tenant hereby expressly consents to such Assignment, provided Tenant receives promptly upon execution thereof a copy of each such Assignment and further, any such Assignment does not alter or reduce in any manner whatsoever Tenant's rights as set forth in this Lease.

                  F. Intentionally Omitted.

                  G. The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of Lender or Tenant. However, Tenant agrees to execute and deliver to Lender or to any person to whom Tenant herein agrees to attorn such other instruments as either shall reasonably request in order to effectuate said provisions.

         29. ATTORNMENT AND MORTGAGEE'S REQUEST

                  A. ATTORNMENT. Subject to the provisions of Section 28, if any mortgagee of the Building comes into possession or ownership of the Premises, or acquires Landlord's interest by foreclosure of the mortgage or otherwise, upon the mortgagee's request Tenant will attorn to the mortgagee.

                  B. MORTGAGE MODIFICATION. If a mortgagee of the Building requests modifications to this Lease which do not impact upon or impair the Tenant's rights under this Lease, including, but not limited to, the right of peaceful and quiet enjoyment, then, provided such modifications are reasonably acceptable to Tenant, as a condition to disbursing any monies to be secured by the mortgage, Tenant agrees that within seven (7) days after request by the mortgagee Tenant will execute, acknowledge and deliver to the mortgagee an agreement, in form and substance reasonably satisfactory to the mortgagee, evidencing such modifications, provided that they are reasonably acceptable to Tenant and do not increase Tenant's obligations under this Lease or materially adversely affect the leasehold interest created by this Lease.

         30. TRANSFER BY LANDLORD

                  If Landlord's interest in the Building terminates by reason of a bona fide sale or other transfer, Landlord will, upon transfer of the Security Deposit to the new owner and the express assumption by the new owner of Landlord's obligations under this Lease, thereupon be released from all further liability to Tenant under this Lease. At the expiration or termination of the Lease Term, Tenant shall deliver to Landlord all keys to the Premises and make known to Landlord the location and combination of all safes, locks and similar items.

         31. SURRENDER OF PREMISES; HOLDING OVER

                  A. SURRENDER. Tenant agrees to surrender the Premises to Landlord on the Expiration Date (or sooner termination of the Lease Term pursuant to other applicable provisions hereof) in as good condition as they were at the commencement of Tenant's occupancy, ordinary wear and tear, and damage by fire, windstorm or other insured casualty excepted.

                  B. RESTORATION. In all events, Tenant will promptly restore all damage caused in connection with any removal of Tenant's personal property. Tenant will pay, after fifteen (15) days notice to Landlord, all damages that Landlord may suffer on account of Tenant's failure to surrender possession as and when aforesaid and will indemnify Landlord against all liabilities, costs and expenses (including all reasonable attorneys' fees and costs if any) arising out of Tenant's delay in so delivering possession, including claims of any succeeding tenant.

                  C. REMOVAL. Upon expiration of the Lease Term, at Landlord's option, Tenant may not be required to remove from the Premises Building Standard Items (as defined in the Work Letter), all of such Building Standard Items are the property of Landlord.

                  D. HOLDOVER. In the event of holding over by Tenant after expiration of the Lease Term or the earlier termination of this Lease without the written consent of Landlord. Tenant shall pay as liquidated damages for the entire holdover period, on a per diem basis, One Hundred Fifty Percent (150%) of the Rent (calculated on the basis of Rent with respect to the monthly immediately preceding the month in which expiration or termination occurs) for the entire holdover period. In the event of any unauthorized holding over, Tenant shall also indemnify Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises covered hereby effective after the termination of this Lease. No payments of money by Tenant after the expiration of the Lease Term of the earlier termination of this Lease will reinstate, continue or extend the Term; reduce the liability of Tenant to Landlord for damages; or affect any termination notice given by Landlord to Tenant. No extension of the Lease Term will be valid unless and until the same will be reduced to writing and signed by both Landlord and Tenant.

                  E. NO SURRENDER. No offer of surrender of the Premises, by delivery to Landlord or its agent of keys to the Premises or otherwise, will be binding on Landlord unless accepted by Landlord, in writing, specifying the effective surrender of the Premises.

         32. NO WAIVER, CUMULATIVE REMEDIES

                  A. NO WAIVER. No waiver of any provision of this Lease by either party will be deemed to imply or constitute a further waiver by such party of the same or any other provision hereof. The rights and remedies of Landlord and Tenant under this Lease or otherwise are cumulative and are not intended to be exclusive and the use of one will not be taken to exclude or waive the use of another, and Landlord and Tenant will be entitled to pursue all rights and remedies available to landlords and tenants under the laws of the State of Florida. Landlord, in addition to all other rights which it may have under this Lease, hereby expressly reserves all rights in connection with the Building or the Premises, provided Tenant does not, without its prior written consent, waive any express right provided Tenant under this Lease including without limitation the right of quiet enjoyment as set forth in this Lease, and Tenant hereby waives all claims for damages, loss, expense, liability, eviction or abatement it has or may have against Landlord on account of Landlord's exercise of its reserved rights, including, but not limited to, Landlord's right to alter the existing name, address, style or configuration of the Building or the Common Areas, signage, suite identifications, parking facilities, lobbies, entrances and exits, elevators and stairwells, subject to the limitations, if any, contained in this Lease, including, without limitation, the provisions of
Section 7.

                  B. RENT PAYMENTS. No receipt of money by Landlord from Tenant at any time, or any act, or thing done by, Landlord or its agent shall be deemed a release of Tenant from any liability whatsoever to pay Rent, Additional Rent, or any other sums due hereunder, unless such release is in writing, subscribed by a duly authorized officer or agent of Landlord. Any payment by Tenant or receipt by Landlord of less than the entire amount due at such time shall be deemed to be on account of the earliest sum due. No endorsement or statement on any check or any letter accompanying any check or payment shall be deemed an accord and satisfaction. In the case of such a partial payment or endorsement, Landlord may accept such payment, check or letter without prejudice to its right to collect all remaining sums due and pursue all of its remedies under the Lease.

         33. WAIVER

                  LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MATTER WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH (i) THIS LEASE, (ii) THE PREMISES, (iii) TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR (iv) THE RIGHT TO ANY STATUTORY RELIEF OR REMEDY. THE WAIVERS SET FORTH IN THIS SECTION ARE MADE KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY BY EACH PARTY. THE PARTIES FURTHER ACKNOWLEDGE THAT EACH HAS BEEN REPRESENTED IN THE MAKING OF THIS WAIVER BY INDEPENDENT COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT EACH HAS HAD THE OPPORTUNITY TO DISCUSS THESE WAIVERS WITH COUNSEL. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE PARTIES IN



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
AGREEING TO ENTER INTO THIS LEASE. In the event of any dispute hereunder, or any default in the performance of any term or condition of this Lease, the prevailing party in litigation shall be entitled to recover all costs and expenses associated therewith, including reasonable attorneys' fees.

         34. CONSENTS AND APPROVALS

                  If Tenant requests Landlord's consent or approval under this Lease, and if in connection with such requests Landlord deems it necessary to seek the advice of its attorneys, architects and/or other experts, then Tenant shall pay the reasonable fee of Landlord's attorneys, architects and/or other experts in connection with the consideration of such request and/or the preparation of any documents pertaining thereto. Whenever under this Lease Landlord's consent or approval is expressly or impliedly required, the same shall not be unreasonably withheld unless the right to grant or withhold such consent or approval in Landlord's sole and arbitrary discretion has been expressly reserved in this Lease.

         35. RULES AND REGULATIONS

                  Tenant agrees to abide by all rules and regulations attached hereto as Exhibit "C" and incorporated herein by this reference, as reasonably amended and supplemented from time to time by Landlord. Landlord will not be liable to Tenant for violation of the same or any other act or omission by any other tenant. All rules and regulations shall, to the extent reasonably practicable, be uniformly applicable to all tenants and occupants and shall not interfere with Tenant's use of the Premises in any material manner. Tenant shall be given a copy of the rules and regulations at least ten (10) days before they become effective. In the event of a conflict between the rules and regulations and the provisions of this Lease, the provisions of this Lease shall prevail.

         36. SUCCESSORS AND ASSIGNS

                  This Lease will be binding upon and inure to the benefit of the respective heirs, personal and legal representatives, successors and permitted assigns of the parties hereto.

         37. QUIET ENJOYMENT

                  In accordance with and subject to the terms and provisions of this Lease, Landlord warrants that it has full right to execute and to perform under this Lease and to grant the estate demised. Tenant, upon Tenant's payment of Rent and performing of all of the terms, conditions, covenants, and agreements as and when required in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the full Lease Term.

         38. ENTIRE AGREEMENT

                  This Lease, together with the BLI Rider, exhibits, schedules, addenda and guaranties (as the case may be) fully incorporated into this Lease by this reference, contains the entire agreement between the parties hereto regarding the subject matters referenced herein and supersedes all prior oral and written agreements between them regarding such matters. This Lease may be modified only by an agreement in writing dated and signed by Landlord and Tenant after the date hereof.

         39. HAZARDOUS MATERIALS

                  A. REPRESENTATION. Tenant represents, warrants and covenants that (1) the Premises will not be used for any dangerous, noxious or offensive trade or business and that it will not cause or maintain a nuisance there, (2) it will not bring, generate, treat, store, use or dispose of Hazardous Substances at the Premises, (3) it shall, with respect to Tenant's use and occupancy of the Premises, the parking lot and any other area of the Building, as applicable, at all times comply with all Environmental Laws (as hereinafter defined) and shall cause the Premises, while in the possession and control of Tenant to comply, and (4) Tenant will keep the Premises free of any lien imposed pursuant to any Environmental Laws. Only for purposes of this paragraph entitled "Representation", the term "Premises" shall mean, only with respect to Tenant's use and occupancy of the Premises, the Building including Common Areas, parking areas, greenspace and all other elements thereof.

                  B. REPORTING REQUIREMENTS. Tenant warrants that it will promptly deliver to the Landlord, (i) copies of any documents received from the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning the Tenant's operations upon the Premises; (ii) copies of any documents submitted by the Tenant to the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning its operations on the Premises, including but not limited to copies of permits, licenses, annual filings, registration forms and, (iii) upon the request of Landlord, Tenant shall provide Landlord with a letter stating that "to the best of Tenant's knowledge Tenant is in compliance with Environmental Laws with respect to the Premises."

                  C. TERMINATION, CANCELLATION, SURRENDER. At the Expiration Date or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of any and all Hazardous Substances which have been placed on, in or about the Premises by Tenant or Tenant's agents, and in compliance with all Environmental Laws. Landlord may require, at Tenant's sole expense at the end of the term, a clean-site certification, environmental audit or site assessment with respect to the Premises or, if applicable, the Expansion Premises.

                  D. ACCESS AND INSPECTION. Landlord shall have the right, subject to not materially disturbing Tenant's peaceful use and occupancy of the

Premises and the Common Areas and unreasonable advance notice, except in the instance of emergencies, but not the obligation, at all times during the term of this Lease to (i) enter upon and inspect the Premises, (ii) conduct tests and investigations and take samples to determine whether Tenant is in compliance with the provisions of this Article, and (iii) request lists of all Hazardous Substances used, stored or located on the Premises; the cost of all such inspections, tests and investigations to be borne by Landlord, unless, however, said inspections, tests and investigations reflect a violation of Environmental Laws by Tenant in which instance the Tenant shall promptly either pay or reimburse Landlord for all inspections, tests and investigations. Promptly upon the written request of Landlord, from time to time, if Landlord shall reasonably suspect a violation of Environmental Laws, Landlord may obtain an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to Landlord to assess, with a reasonable degree of certainty, the presence or absence of any Hazardous Substances and the potential costs in connection with abatement, clean-up, or removal of any Hazardous Substances found on, under, at, or without the Premises. If such audit reveals a violation of Environmental Laws caused by Tenant or Tenant's agents, or the presence of Hazardous Substances not in the Premises upon delivery of possession to Tenant, and such was not caused by Landlord or its agents, the Tenant shall pay the cost of such audit. Tenant will reasonably cooperate with Landlord, at no cost or expense to Tenant, and allow Landlord and Landlord's representatives access, upon ten (10) days notice (except in the case of an emergency), to any and all parts of the Premises and to the records of Tenant with respect to the Premises for environmental inspection purposes at any time. In connection therewith, Tenant hereby agrees that Landlord, or Landlord's agent, may perform any testing upon or of the Premises that Landlord's deems reasonably necessary for the evaluation of environmental risks, costs, or procedures, including soils or other sampling or coring. Landlord shall repair and restore the Premises damaged during such testing unless testing reveals a violation by Tenant of Environmental Laws in which case all such expenses shall be that of Tenant. Landlord shall use reasonable effort to minimize any disruption or interference with Tenant's operations in the Premises in connection with such testing.

                  E. VIOLATIONS - ENVIRONMENTAL DEFAULTS. Tenant shall give to Landlord immediate verbal and follow-up written notice of any actual or threatened spills, releases or discharges of Hazardous Substances on the Premises, caused by the acts or omissions of Tenant or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors. Tenant covenants to promptly investigate, clean up and otherwise remediate any spill, release or discharge of Hazardous Substances in or about the Premises or the Building, including but not limited to those caused by the acts or omissions of Tenant or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors at Tenant's sole cost and expense; such investigation, clean up and remediation to be performed in accordance with all Environmental Laws and after Tenant has obtained Landlord's written consent. Tenant shall return the Premises to the condition existing prior to the introduction of any such Hazardous Substances by Tenant or Tenant's agents.

                           (1) In the event of (1) a violation of an
Environmental Law by Tenant, (2) a release, spill or discharge of a Hazardous Substance on or from the Premises, or (3) the discovery of an environmental condition requiring response which violation, release, or condition is attributable to the acts or omissions of Tenant, its agents, employees, representatives, invitees, licensees, subtenants, customers, or contractors, or
(4) an emergency environmental condition which is the result of an act of Tenant (collectively "Environmental Defaults"), Landlord shall have the right, but not the obligation, within ten (10) business days after notice to Tenant, except in the case of an emergency which requires more prompt action, to enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default; and in the event Tenant fails to immediately address such Environmental Default, then Landlord may perform, at Tenant's expense, any lawful actions necessary to address the Environmental Default.

                           (2) Landlord has the right, but not the obligation to
cure any Environmental Defaults, has the right to suspend some or all of the operations to the extent that the operations have caused the Environmental Default of the Tenant until it has determined to its sole satisfaction that appropriate measures have been taken, and has the right to terminate this Lease upon the occurrence of an Environmental Default.

                  F. ADDITIONAL RENT. Any expenses which the Landlord incurs, which are to be at Tenant's expense pursuant to this Article, will be considered Additional Rent under this Lease and shall be paid by Tenant on demand by Landlord.

                  G. ASSIGNMENT AND SUBLETTING. Notwithstanding anything to the contrary in this Lease, the Landlord may condition its approval of any assignment or subletting by Tenant to an Assignee or Subtenant that in the judgment of the Landlord, reasonably exercised, does not create any additional environmental exposure.

                  H. INDEMNIFICATIONS.

                           (1) INDEMNIFICATION OF LANDLORD. Tenant shall
indemnify, defend (with counsel approved by Landlord) and hold Landlord and Landlord's affiliates, shareholders, directors, officers, employees and agents harmless from and against any and all claims, judgments, damages (including consequential damages), penalties, fines, liabilities, losses, suits, administrative proceedings, costs and expenses of any kind or nature which arise out of or in anyway related to any Environmental Default by Tenant, its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors during or after the term of this Lease (including, but not limited to, attorneys', consultant, laboratory and expert fees expert fees and including without limitation, diminution in the value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises and damages arising from any adverse impact on marketing of space), arising from or related to the use, presence, transportation, storage, disposal, spill, release or discharge of Hazardous Substances on or about the Premises, to the extent caused by Tenant or Tenant's agents.

                           (2) INDEMNIFICATION OF TENANT. Landlord shall
indemnify, defend (with counsel reasonably approved by Tenant) and hold Tenant and Tenant's affiliates, shareholders, directors, officers, employees and agents, harmless from and against any and all claims, judgments, damages (including consequential damages), penalties, fines, liabilities, losses, suits, administrative proceedings, costs and expenses of any kind or nature which arise out of or are in any way related to an environmental condition existing at the Premises or the Building except due to the acts of Tenant or Tenant's agents.

                  I. DEFINITIONS.

                           (1) "Hazardous Substance" means, (i) asbestos and any
asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Laws or any applicable laws or regulations as a "hazardous substance", "hazardous material", "hazardous waste", "infectious waste", "toxic substance", "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (ii) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources and (iii) petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), and medical waste. Excepted from the foregoing shall be substances (for example, those used in construction) which contain Hazardous Substances but in amounts and/or quantities which comply with all Environmental Laws as hereinbelow defined.

                           (2) "Environmental Laws" collectively means and
includes all present and future laws and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits, and other requirements or guidelines of governmental authorities applicable to the Premises and relating to the environment and environmental conditions or to any Hazardous Substance (including, without limitation, CERCLA, 42 U.S.C. section 9601, et. seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. section 1801, et seq., the Federal Water Pollution Control Act, 33 U.S.C. section1251, et seq., the Clean Air Act, 33 U.S.C. section 7401, et seq., the Clear Air Act, 42 U.S.C. section741, et seq., the Toxic Substances Control Act, 15 U.S.C.
section 2601-2629, the Safe Drinking Water Act, 42 U.S.C. section 300f-300j, the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. section 1101, et seq., and any so-called "Super Fund" or "Super Lien" law, any law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local laws and regulations, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety.)

                  J. RADON. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State Guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

                  K. SURVIVAL OF INDEMNIFICATIONS. All indemnities herein shall survive termination or expiration of this Lease.

         40. BANKRUPTCY PROVISIONS

                  A. EVENT OF BANKRUPTCY. If this Lease is assigned to any person or entity pursuant to the provisions of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute the property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under this Section not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. For purposes of this Lease, an "Event of Bankruptcy" shall mean the filing of a voluntary petition by Tenant or the entry of an order for relief against Tenant, under Chapter 7, 11 or 13 of the Bankruptcy Code (or the conversation to a Chapter 11 or 13 proceeding of a proceeding that is filed by or against Tenant under any other Chapter of the Bankruptcy Code).

                  B. ADDITIONAL REMEDIES. In addition to any rights or remedies hereinbefore or hereinafter conferred upon Landlord under the terms of this Lease, the following remedies and provisions shall specifically apply in the event Tenant is in default of this Lease:

                           (1) In all events, any receiver or trustee in
bankruptcy shall either expressly assume or reject this Lease within sixty (60) days following the entry of an "Order for Relief" or within such earlier time as may be provided by applicable law.

                           (2) In the event of an assumption of this Lease by a
debtor or by a trustee, such debtor or trustee shall within thirty (30) days after such assumption (i) cure any default or provide adequate assurance that defaults will be promptly cured; (ii) compensate Landlord for actual loss or provide adequate assurance that compensation will be made for actual losses, including, but not limited to, all attorneys' fees and costs incurred by Landlord resulting from any such proceedings; and (iii) provide adequate assurance of future performance.

                           (3) Where an Event of Default exists under this
Lease, the trustee or debtor assuming this Lease may not require Landlord to provide services or supplies incidental to this Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of this Lease for such services and supplies provided before the assumption of such Lease.

                           (4) The debtor or trustee may only assign this Lease
if (i) it is assumed and the assignee agrees to be bound by this Lease, (ii) adequate assurance of future performance by the assignee is provided, whether or not there has been a default under this Lease, and (iii) the assignee has been approved by Landlord in accordance with Section 13 or is an assignee permitted under Section 13. Any consideration paid by any assignee in excess of the rental reserved in this Lease shall be the sole property of, and paid to, Landlord.

                           (5) Landlord shall be entitled to the fair market
value for the Premises and the services provided by Landlord (but in no event less than the rental reserved in this Lease) subsequent to the commencement of an Event of Bankruptcy.

                           (6) Any security deposit given by Tenant to Landlord
to secure the future performance by Tenant of all or any of the terms and conditions of this Lease shall be automatically transferred to Landlord upon the entry of an "Order of Relief", such being deemed a material part of the consideration for Landlord's agreement to enter into this Lease.

                           (7) The parties agree that Landlord is entitled to
adequate assurance of future performance of the terms and provisions of this Lease in the event of an assignment under the provisions of the Bankruptcy Code. For purposes of any such assumption or assignment of this Lease, the parties agree that the term "adequate assurance" shall include, without limitation, at least the following: (i) any proposed assignee must have, as demonstrated to Landlord's reasonable satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) in an amount sufficient to assure that the proposed assignee will have the resources to meet the financial responsibilities under this Lease, including the payment of all Rent; the financial condition and resources of Tenant are material inducements to Landlord entering into this Lease; (ii) any proposed assignee must have engaged in the permitted use described in the BLI Rider for at least five (5) years prior to any such proposed assignment, the parties hereby acknowledging that in entering into this Lease, Landlord considered extensively Tenant's permitted use and determined that such permitted business would add substantially to the tenant balance in the Building, and were it not for Tenant's agreement to operate only Tenant's permitted business on the Premises, Landlord would not have entered into this Lease, and that Landlord's operation of the Building will be materially impaired if a trustee in bankruptcy or any assignee of this Lease operates any business other than Tenant's permitted business; (iii) any assumption of this Lease by a proposed assignee shall not adversely affect Landlord's relationship with any of the remaining tenants in the Building taking into consideration any and all other "use" clauses and/or "exclusivity" clauses which may then exist under their leases with Landlord; and
(iv) any proposed assignee must not be engaged in any business or activity which it will conduct on the Premises and which will subject the Premises to contamination by any Hazardous Materials.

         41. FIRE PREVENTION SYSTEMS

                  The Tenant shall be responsible for the cost of any change, modification, alteration or installation of any new or existing sprinkler system, fire extinguishing system and/or fire detection system which may now or hereafter be required as follows:

                  A. If the National Board of Fire Underwriters or any local Board of Fire Underwriters or Insurance Exchange (or other bodies hereafter exercising similar functions) shall require or recommend the installation of fire extinguishers, a "sprinkler system," fire detection and prevention equipment (including, but not limited to, smoke detectors and heat sensors), or any changes, modifications, alterations, or the installation of additional sprinkler heads or other equipment for any existing sprinkler, fire extinguishing system, and/or fire detection system for any reason, whether attributable to Tenant's use of the Premises or Alterations performed by Tenant; OR

                  B. If any law, regulation, or order or if any bureau, department, or official of the Federal, State, and/or Municipal Governments shall require or recommend the installation of fire extinguishers, a "sprinkler system," fire detection and prevention equipment (including, but not limited to, smoke detectors and heat sensors), or any changes, modifications, alterations, or the installation of additional sprinkler heads or other equipment for any existing sprinkler system, fire extinguishing system, and/or fire detection system for any reason, whether attributable to Tenant's use of the Premises or Alterations performed by Tenant; OR

                  C. If any such installations, changes, modifications, alterations, sprinkler heads, or other equipment become necessary to prevent the imposition of a penalty, an additional charge, or an increase in the fire insurance rate as fixed by said Board or Exchange, from time to time, or by any fire insurance company as a result of the use of the Premises whether or not the same is a Permitted Use under this Lease.

                  In the event the required work is in the Premises and Tenant fails to perform same, or if it is outside and related to the Premises, Landlord may elect to perform the work and charge the cost thereof to Tenant as Additional Rent and Tenant shall pay, each year during the Lease Term, the cost amortized over the balance of the Lease Term, (amortized, with interest at the rate of Ten Percent (10%) per annum, over the lesser of (a) the balance of the Lease but in no event longer than ten (10) years, or (b) the useful life of the asset per GAAP), provided, however, that if the balance of the term of the Lease is less than five (5) years the amortization shall be over the shorter of the useful life of the item, in accordance with GAAP or five (5) years, unless, however, the Lease is subsequently renewed in which event the amortization shall be recalculated during the renewal period on a pro-rata basis with interest on all amortized periods at the rate of Ten Percent (10%) per annum. If the Landlord does not elect to perform such work, the Tenant shall immediately proceed, at its sole cost, to perform the work upon the following conditions:

                  A. a general contractor licensed in Florida and approved by Landlord shall be utilized

                  B. all laws, ordinances and regulations governing such work shall be complied with

                  C. a payment and performance bond in Landlord's favor and with a surety acceptable to Landlord shall be obtained if required by Landlord's insurance carrier(s) or governmental authority

                  D. the construction contract and all plans and specifications for the work shall be subject to Landlord's approval.

         42. SPECIAL EVENTS

         The Tenant shall not, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed, schedule, advertise or undertake any exposition, promotion or other type of special event at the Premises. Any approval of the Landlord to a special event may include, but not be limited to, at the Landlord's option, to conditions such as guidelines for traffic and pedestrian control, security, parking and other considerations in the interest of maintaining the health and safety for both the Tenant's invitees as well as that of other tenants.

         43. MISCELLANEOUS

                  A. If Tenant has a lease for other space in the Building, an Event of Default by Tenant under such lease will constitute a default hereunder.

                  B. If any term or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, is not to be affected thereby and each term and condition of this Lease is to be valid and enforceable to the fullest extent permitted by law. This Lease will be construed in accordance with the laws of the State of Florida.

                  C. Submission of this Lease to Tenant does not constitute an offer, and this Lease becomes effective only upon execution and delivery by both Landlord and Tenant.

                  D. Tenant acknowledges that it has not relied upon any statement, representation, prior or contemporaneous written or oral promises, agreements or warranties, except such as are expressed herein.

                  E. Intentionally omitted.

                  F. If Tenant, with Landlord's consent, occupies the Premises or any part thereof for the purpose of conducting business prior to the Rent Commencement Date all provisions of this Lease will be in full force and effect commencing upon such occupancy, and Base Rent and Additional Rent, where applicable, for such period will be paid by Tenant at the same rate herein specified.

                  G. Each party represents and warrants that it has not dealt with any agent or broker in connection with this transaction except for Blue Lake Realty, Inc. and the agents or brokers specifically set forth in the BLI Rider whose commissions shall be paid by Landlord pursuant to separate agreement. If either party's representation and warranty proves to be untrue, such party will indemnify the other party against all resulting liabilities, costs, expenses, claims, demands and causes of action, including reasonable attorneys' fees and costs through all appellate actions and proceedings, if any. The foregoing will survive the end of the Lease Term.

                  H. Neither this Lease nor any memorandum hereof will be recorded by Tenant.

                  I. Nothing contained in this Lease shall be deemed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any other provisions contained in this Lease nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

                  J. Whenever in this Lease the context allows, the word "including" will be deemed to mean "including without limitation". The headings of articles, sections or paragraphs are for convenience only and shall not be relevant for purposes of interpretation of the provisions of this Lease.

                  K. Except as otherwise stated in this Lease, this Lease does not create, nor will Tenant have, any express or implied easement for or other rights to air, light or view over or about the Building or any part thereof.

                  L. Landlord reserves the right, upon reasonable advance notice to Tenant, except in the case of an emergency, to use, install, monitor, and repair pipes, ducts and conduits within the walls, columns, and ceilings of the Premises. Landlord shall use all reasonable efforts to not materially interfere with Tenant's peaceful use and occupancy of the Premises.

                  M. Any acts to be performed by Landlord under or in connection with this Lease may be delegated by Landlord to its managing agent or other authorized person or firm. Provided, however that any such delegation shall not reduce or alter the obligations to be performed by Landlord as set forth in this Lease.

                  N. It is acknowledged that each of the parties hereto has been fully represented by legal counsel and that each of such legal counsel has contributed substantially to the content of this Lease. Accordingly, this Lease shall not be more strictly construed against either party hereto by reason of the fact that one party may have drafted or prepared any or all of the terms and provisions hereof.

                  O. Intentionally omitted.

                  P. If more than one person or entity is named herein as Tenant, their liability hereunder will be joint and several. In case Tenant is a corporation, Tenant (a) represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof, and (b) Tenant shall deliver to Landlord or its agent, within three (3) business days of the execution of this Lease, executed by Tenant, certified resolutions of the board of directors authorizing Tenant's execution and delivery of this Lease and the performance of Tenant's obligations hereunder. In case Tenant is a partnership, Tenant represents and warrants that all of the persons who are general or managing partners in said partnership have executed this Lease on behalf of Tenant, or that this Lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefor by all of the general or managing partners of such partnership, and is and constitutes the valid and binding agreement of the partnership and every partner therein in accordance with its terms. It is agreed that each and every present and future partner in Tenant, to the extent that Tenant is a partnership, shall be and remain at all times jointly and severally liable hereunder and that neither the death, resignation or withdrawal of any partner, nor the subsequent modification or waiver of any of the terms and provisions of this Lease, shall release the liability of such partner under the terms of this Lease unless and until Landlord shall have consented in writing to such release.

                  Q. Landlord has made no inquiries about and makes no representations (express or implied) concerning whether Tenant's proposed use of the Premises is permitted under applicable law, including applicable zoning law; should Tenant's proposed use be prohibited, Tenant shall be obligated to comply with applicable law and this Lease shall nevertheless remain in full force and effect.

                  R. Notwithstanding anything to the contrary in this Lease, if Landlord or Tenant cannot perform any of its non-monetary obligations due to events beyond that party's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond either party's control include, but are not limited to, hurricanes and floods and other acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions. Nothing herein contained shall constitute a waiver or mitigation of Tenant's responsibility to pay Rent.

                  S. Intentionally omitted.

                  T. The Tenant shall submit to Landlord annually, not later than one hundred twenty (120) days after either (i) its 10K report or (ii) fiscal year end, annual audited financial statements.

                  U. In the event of any litigation under this Lease the prevailing party will be reimbursed by the non-prevailing party for all reasonable attorneys' fees and costs including through all appellate actions and proceedings, including bankruptcy proceedings.

                  V. As of the date hereof, the Building systems necessary to serve the Premises are in good working order.

         44. DELIVERY OF GUARANTY

         At or prior to the parties execution of this Lease Tenant has delivered to Landlord a Guaranty (the "Guaranty") signed by each Guarantor identified in the BLI Rider, (the "Guaranty") in the form of guaranty attached hereto as Exhibit "H", together with a form of Corporate Resolution in substantially the form attached hereto and made a part hereof as Exhibit "D-2".

         45. CONFIDENTIALITY

         Landlord and Tenant acknowledge that the terms and provisions of this Lease have been negotiated based upon a variety of factors, occurring at a coincident point in time, including, but not limited to: (i) the individual principals involved and the financial strength of Tenant, (ii) the nature of Tenant's business and use of the Premises, (iii) the current leasing market place and the economic conditions affecting rental rates, (iv) the present and projected tenant mix of the Building, and (v) the projected juxtaposition of tenants on the floor(s) upon which the Premises are located and the floors within the Building. Therefore, recognizing the totality, uniqueness, complexity and interrelation of the aforementioned factors, the Tenant agrees that information concerning Landlord and the Blue Lake Building, and the financial terms of this Lease, are confidential and proprietary information and Tenant agrees that it will use all reasonable efforts to not permit the duplication or disclosure (whether by word of mouth, mechanical reproduction, physical tender or visual or oral transmission or review) of any such information, including the terms and conditions of this Lease to third parties who could, in any way, be considered presently or in the future as prospective tenants of the Building, to any person, unless such duplication, use, or disclosure is specifically authorized by Landlord in writing. Confidential information is not meant to include any information that is in the public domain. In addition, Tenant agrees to use all reasonable efforts to keep the terms and conditions as contained herein confidential, with the following exceptions:

                  A. Tenant may disclose the contents of this Lease to its advisors in the contemplated transaction, so long as the advisor agrees in writing to use all reasonable efforts to maintain confidentiality; and

                  B. Tenant may disclose such information as required by court order.

                  C. Tenant may disclose such information as required by any laws, regulations or requirements applicable to Tenant or any affiliate of Tenant.

         Tenant shall issue no press release or statement to the media regarding this Lease without the Landlord's prior approval, which approval shall not be unreasonably withheld.

         46. SIGNAGE/ENTRY WAY FEATURE

         Tenant shall have the option to erect, at its sole cost and expense, subject to the approval of the appropriate governmental agencies, and the approval of Landlord as to size, image and location, in the Landlord's reasonable discretion, one (1) pylon sign at the entrance to the Premises, bearing the name of the Tenant only. In addition, Landlord shall provide Tenant with Tenant identification on all site directories. All signage shall be at the sole cost and expense of Tenant.

         Landlord shall construct, at Landlord's expense one (1) Building standard exterior entry feature to the Premises substantially in accordance with the Entry Way Conceptual Sketch attached hereto as Exhibit "J", at a location to be determined by Tenant, subject, however, to the reasonable approval of Landlord as to location, which approval shall not be unreasonably withheld.

         47. CARPOOLING, MASS TRANSIT AND TRAFFIC CONTROL

          Tenant acknowledges that, due to the nature and size of the Building, Landlord may be required by applicable governmental authorities to participate in, and require tenants to participate in, carpool programs, mass transit programs, flexible shift and other flexible time programs, and other traffic reduction programs and measures. Tenant agrees to participate in and comply with such programs and measures required by applicable governmental authorities or agreed to by Landlord with respect to the Building.

         48. LEASE CONTINGENCIES

         This Lease shall be conditioned and contingent upon the occurrence of the following events:

                  A. Within ten (10) days from the Effective Date hereof, Landlord's mortgagee(s) and other lenders have approved this Lease and the Tenant (including but not limited to Tenant's financial condition);

                  B. Intentionally omitted.

         49. ASSOCIATION

         The Building, in which the Premises are located shall be subject to a Declaration of Restrictive Covenants, Easements and Conditions (the "Declaration") which shall govern certain matters with respect to the development, management and maintenance of the Building and to satisfy requirements with respect to surface water management, drainage and other aspects of the Building. The Declaration shall provide for the creation of a property owner's association ("Association") to perform certain management, operational and maintenance obligations pursuant thereto. The Association will have the authority to levy fees and assessments against the Building, including the Building, to pay for the obligations of the Association. This Lease is subject to the Declaration, upon the recordation of the Declaration, and to the rights of the Association pursuant thereto. Additionally, fees and assessments of the Association paid by the Landlord shall be deemed Operating Expenses for the purpose of determining Overhead Rent.






         50. VENDING MACHINES

         Tenant shall be permitted to install food and beverage vending machines, refrigerators and microwave ovens within the Premises, for the exclusive use of Tenant's employees and guests for which Tenant will not impose a charge or other remuneration, in accordance with all applicable codes for same, for the sole and exclusive use of Tenant's employees and invitees. Tenant acknowledges that Landlord will provide food service in the Building and Tenant will use reasonable efforts to cooperate with Landlord in its food court and food vending programs. Tenant shall not be permitted to install pay telephones.

         51. TELECOMMUNICATIONS

                  A. TENANT'S RESPONSIBILITY. Tenant acknowledges and agrees that all telephone and telecommunications and data services, including wiring and installation therefor, desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all of Tenant's telecommunications equipment shall be and remain solely in the Premises and the telephone closets on the floor on which the Premises is located, in accordance with the rules and regulations, as attached hereto as Exhibit "C" and as adopted by Landlord from time to time. Unless otherwise specifically agreed to in writing, Landlord shall have no responsibility for the maintenance of Tenant's telecommunications or data equipment, including wiring; nor for any wiring or other infrastructure to which Tenant's telecommunications or data equipment may be connected. Tenant agrees that, to the extent any such service is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its expense to obtain substitute service, unless the interruption, curtailment or discontinuance is caused by the gross negligence of willful misconduct of Landlord.

                  B. REMOVAL OF EQUIPMENT AND WIRING AND OTHER FACILITIES. Any and all telecommunications and data equipment installed in the Premises or elsewhere in the Building or the Building by or on behalf of Tenant, including wiring, or other facilities for telecommunications or data transmittal reception, shall be removed prior to the expiration or earlier termination of the Term, by Tenant at its sole cost or, at Landlord's election, by Landlord at Tenant's sole cost, with the cost therefor to be paid as Additional Rent. Landlord shall have the right, however, upon written notice to Tenant given no later than 30 days prior to the Expiration Date or earlier termination of the Term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against Rent, any and all telecommunication wiring, whether located in the Premises or elsewhere in the Building.

                  C. NEW TELECOMMUNICATIONS INSTALLATIONS. In the event that Tenant wishes at any time to utilize the services of a telephone, telecommunications provider whose lines are not servicing the Project, no such provider shall be permitted to install its line within the Building without first securing the prior written approval of Landlord, which approval may be arbitrarily withheld. The Landlord's approval, if given, shall not be deemed any kind of warranty or representation by Landlord, including without limitation, any warranty or representation as to the suitability, confidence, or financial strength of the provider without limitation of the foregoing standard and may be conditioned upon such terms as shall be determined by Landlord in its sole judgment.

                  D. LIMITS ON PROVIDER RELATIONSHIP. Notwithstanding anything herein to the contrary, no telephone, telecommunications or data provider shall be deemed a third-party beneficiary of this Lease.

                  E. INSTALLATION AND USE OF WIRELESS TECHNOLOGIES. Tenant shall not utilize any wireless communications or data equipment (other than usual and customary cellular telephones), including antenna and satellite receiver dishes, within the Premises, or the Building, without Landlord's prior written consent, which consent may not be unreasonably withheld. Such consent may be conditioned in such manner so as to protect Landlord's financial interest and the interest of the Building and the other tenants therein, in a manner similar to the arrangement described in the immediately preceding paragraphs.

                  F. LIABILITY FOR EQUIPMENT INTERFERENCE. In the event that telecommunications or data equipment, wiring and facilities or satellites and antenna equipment of any kind installed by or at the request of Tenant within the Premises, on the roof, or elsewhere within or on the Building, causes interference to equipment installed prior to the date of Tenant's installation, used by another party, Tenant shall assume all liability related to such interference. Tenant shall use reasonable efforts, and shall cooperate with Landlord and other parties to promptly eliminate such interference. In the event that Tenant is unable to do so, Tenant will substitute alternative equipment which remedies the situation. If such interference persists, Tenant shall discontinue the use of such equipment, and at Landlord's discretion, remove such equipment according to the foregoing specifications. Tenant agrees to and shall indemnify and hold Landlord harmless or any liabilities and claims against Landlord resulting from such interference.

                  G. EQUIPMENT INSTALLED. Tenant shall install equipment, at the sole cost, expense and risk of Tenant, and shall do so in a good, workmanlike manner and in compliance with all federal, state, and local building, zoning, electric, telecommunications and safety codes, ordinances, standards, regulations, laws, and requirements, including, without limitation, those of the Federal Communications Commission (FCC). Tenant, at its sole cost and expense, shall obtain any permits, licenses, variances or other approvals required with respect to the installation or operation of the equipment to be installed by Tenant or to the Alterations to be performed by Tenant. Tenant shall deliver true and correct copies thereof to Landlord prior to commencing any installation or Alterations.

         IN WITNESS WHEREOF, the parties have signed and delivered this Lease as of the day and year first above written.

Witnesses:                                 "TENANT"

                                           DATABASE TECHNOLOGIES, INC., a
                                             Florida corporation



--------------------------------           By:
                                              --------------------------------
                                              Print Name: Thomas J. Hoolihan
                                                         ---------------------
--------------------------------           Title:  Vice President
(As to Tenant)                                   -----------------------------

Witnesses:                                 "LANDLORD"

--------------------------------           BLUE LAKE, LTD., a Florida
(As to Landlord)                             limited partnership


                                           By: Blue Lake, Inc., a Florida
                                                corporation, its general partner

                                           By:
                                              -------------------------------
                                              Michael D. Masanoff, Executive
                                              Vice President

                                   EXHIBIT "A"

                                   FLOOR PLAN

                                   EXHIBIT "B"

                              WORK LETTER AGREEMENT

         In the event of any inconsistencies between this Agreement and the Lease dated currently herewith to which this Agreement is attached as Exhibit "B", this Agreement shall control. Capitalized terms used in this Agreement shall, unless otherwise specifically set forth herein, have the same meanings as in the Lease.

1. Tenant shall complete or cause the completion of improvements to the Premises as shown on the Final Plans (defined below) and as more fully described in this Section (the "Work"). Tenant shall retain an architect and engineer from and amongst a group which shall consist of a published list of pre-approved architects and engineers and, for purposes of this Work Letter Agreement, Nichols/Page Design Associates, Inc., (all of whom shall be licensed in the State of Florida) to prepare complete and detailed architectural plans and specifications, and structural, mechanical and engineering plans and specifications, showing the Work (collectively, the "Construction Plans"). The cost of the Construction Plans shall be the responsibility of Tenant. The Construction Plans shall be prepared in a manner as will be acceptable to Landlord in its reasonable discretion. The Work shall meet or exceed the minimum standards for the Work ("Minimum Building Materials and Construction") attached hereto as Exhibit "B-1" and otherwise as determined by Landlord in its reasonable discretion. It is the intent of the parties that Exhibit "B-1" set forth the minimum quality of the Work, however, Exhibit "B-1" shall not be construed to require any particular quantity of the items described therein except to the extent required by applicable codes or laws. The Construction Plans shall be consistent with all applicable laws, codes, ordinances and regulations, including but not limited to the Americans with Disabilities Act of 1990, of governmental and quasi-governmental entities having jurisdiction regarding the Work and/or the Building.

2. Tenant shall deliver Construction Plans to Landlord for Landlord's approval. Landlord shall respond to Tenant's request for approval of Tenant's Construction Plans within ten (10) business days of their submission, during which time the Landlord's architect and engineer ("Landlord's Consultants") will review the Construction Plans. In the event Landlord or Landlord's Consultants shall reasonably disapprove of all or a portion of Tenant's Construction Plans, it shall set forth its reasons therefor in writing in reasonable detail within such ten (10) business day period. Tenant shall be required to incorporate any reasonable changes to the Construction Plans as required by Landlord. Landlord or Landlord's Consultants shall respond to Tenant's request for consent of its revised plans within three (3) business days of submission unless the revisions are substantial in which event Landlord's response shall be within five (5) business days thereafter. Neither the recommendation or designation by the Landlord of a pre-approved list of architects or contractors, nor the consent by the Landlord of the inclusion of Nichols/Page Design Associates, Inc. as an approved architect for purposes of this Work Letter Agreement, only, nor the approval of the Construction Plans by Landlord shall be deemed to create any liability on the part of Landlord with respect to the Construction Plans (whether with respect to design, functionality, specifications, compliance with legal requirements or otherwise). Tenant shall reimburse Landlord for reasonable architect, engineer and other professional fees incurred by Landlord in connection with review of Tenant's Construction Plans and Revisions; estimated in good faith not to exceed $20,000.00, provided, however, (i) Tenant may use Landlord's Contribution, if provided for in the BLI Rider, for such reimbursement, (ii) reimbursement shall be limited to customary rates, and (iii) in no event will a construction management or other supervisory fee be paid to Landlord.

3. As used herein, "Final Plans" refers to the Construction Plans after the same have been approved in writing by Landlord. The Landlord Contribution to cost of construction, if any, is set forth in the BLI Rider. Tenant shall be responsible for the entire cost of demolition and Tenant's Initial Improvements including any revisions to the Final Plans ("Revisions"). Tenant shall obtain, or cause to be obtained, all necessary governmental permits and commence and diligently pursue at its sole cost and expense construction of the Work contemplated by the Final Plans, substantially in accordance with the Final Plans. Tenant shall obtain Landlord's prior written approval of its building permit application before submission of same. The following conditions and procedures shall apply to the Work:

A. GENERAL CONTRACTOR(S) (DEMOLITION/BUILD-OUT). Tenant shall select contractor(s) for the Demolition and Build-Out phases of the Work, as follows:

(i) Tenant shall retain a contractor from a pool of five (5) contractors (all of which contractors shall be Florida licensed contractors authorized to do business in the City of Boca Raton, Florida) as follows:

Landlord's three (3) pre-approved contractors for the Building, to-wit:

1. Boca Contracting Corp.;

2. Shakman Construction; and

3. SeaWood Builders.

Together with Tenant's submissions:

4. Dewhurst Construction; and

5. City Construction.

The Tenant shall fully cooperate with and include Landlord in reviewing the bidding process among the contractors bidding for demolition contractor, as well as such contractors, provided, however, the final selection shall be that of Tenant within the parameters of the above-provided pool of contractors and selection process. It shall be Tenant's sole responsibility to ensure that the improvements are constructed substantially in accordance with the Final Plans as the same may be changed pursuant to this Exhibit. Tenant shall not enter into any construction contract with respect to the Work without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

B. PERFORMANCE OF WORK. The Work shall be constructed in a good and workmanlike manner substantially in accordance with the Construction Plans. The Work shall be subject, at the option of Landlord, to the inspection of Landlord, Landlord's Architect and Landlord's General Contractor from time to time, during the period in which the Work is being performed, provided that such inspection does not unreasonably interfere with the completion of the Work. If such inspections reveal that any of the Work is not being constructed substantially in conformance with the provisions of this Agreement or the Final Plans, Tenant at its expense shall correct same forthwith. Only new, first class materials shall be used in the performance of the Work. At all times during the construction of the Work, it shall be Tenant's responsibility to cause each of Tenant's contractors and subcontractors to maintain protection of the Premises in such a manner as to prevent any damage to the Work, or to adjacent property and improvements by reason of the performance of the Work. Tenant's contractor and subcontractors shall properly secure the Premises, including, to the extent required, the furnishing of temporary guard rails and barricades. Landlord for good cause shall have the right to require Tenant to terminate any construction work at any time being performed by or on behalf of Tenant in the Premises, and to require that any contractor or subcontractor, or any employee of same, leave the Building. Upon written notification, setting forth in reasonable detail such good cause, from Landlord to Tenant to cease any work, Tenant shall forthwith remove from the Premises all agents, employees and contractors of Tenant performing such work until such time as Landlord shall have given its written consent for the resumption of such construction work (such consent not to be unreasonably withheld or delayed), and Tenant shall have no claim for damages of any nature whatsoever against Tenant in connection therewith.


C. CHANGE ORDERS. Landlord's written approval shall be obtained by Tenant prior to the undertaking of any construction work which deviates from or modifies in a substantial manner from the Final Plans. Should Tenant or Tenant's contractor request or desire to make any substantial changes to the Final Plans, Tenant shall submit same to Landlord for its approval which shall not be unreasonably withheld or delayed.

D. INSURANCE. During the course of construction, Tenant or Contractor shall provide builder's risk insurance equal to the replacement cost of any improvements being constructed, naming Landlord as an additional insured as its interests may appears, and owners and contractors protective liability insurance in an amount of not less than $3,000,000. In addition, Tenant shall maintain the insurance required pursuant to the Lease.

E. BUILDING RULES AND REGULATIONS. During the course of construction, Tenant and Contractor shall comply the with Building rules and regulations relating to construction within the Building. Attached hereto as Exhibit "B-2" are such rules and regulations, which Tenant and Contractor shall initial and cause to be posted during the course of construction.

F. NOTICE OF COMMENCEMENT. Tenant agrees not to cause or permit the Contractor to commence construction and shall not disburse any funds to Contractor, any subcontractors, sub-subcontractors, materialmen and laborers until a Notice of Commencement is recorded pursuant to Chapter 713.13 of the Florida Statutes, a certified copy of such Notice of Commencement has been posted on the construction site, and an Affidavit of such posting is furnished to Landlord. Such Notice of Commencement shall not be recorded without Landlord's prior written consent to the form and content of same which shall not be unreasonably withheld or delayed. The form of the Notice of Commencement shall be in accordance with Exhibit "B-3" attached hereto. Landlord shall be named on the Notice of Commencement to receive copies of Notices to Owner. Landlord may desire to inquire and communicate directly with various parties named in statements provided to Landlord by Tenant and Contractor or those parties who give a Notice to Owner. Tenant hereby authorizes Landlord to make such inquiries and authorize those parties to furnish the information required by Landlord.

G. LIENS. Pursuant to the provisions of the Florida Construction Lien Law (Chapter 713) and this Lease, the interest of the Landlord shall not be subject to the liens for improvements made by the Tenant, Contractor, any subcontractor, sub-subcontractor, materialman, supplier or laborer, and the Lease is hereby deemed to expressly prohibit such liability. Tenant agrees to notify Contractor, any subcontractors, sub-subcontractors, materialmen, laborers and suppliers doing Work for Tenant on the Premises of this provision.

H. ALLOWANCE. Notwithstanding anything to the contrary contained herein, Tenant acknowledges that Landlord is merely providing the Landlord's Contribution as an incentive for Tenant to enter into this Lease and Landlord is not in any way acting as a contractor or as any other party with respect to construction of the Work, and further, that neither the Landlord nor the Building are liable for, nor stand as security for the claims or liens of any Contractor, subcontractors, sub-subcontractors, materialmen, laborers and other third parties, hired by or on behalf of the Tenant.

I. Intentionally omitted.

4. Tenant shall have the right to make Revisions from time to time after Final Plans have been prepared. All Revisions, of a substantial nature (i.e., those that are material, structural or mechanical in nature) shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed. Landlord shall either approve or disapprove such Revisions within five
(5) business days after submission thereof by Tenant. Without limiting the generality of the foregoing, no Revision will be approved unless (a) all changes to and modifications from the Final Plans are circled or highlighted as per standard practices and (b) said Revisions conform with the requirements of this Work Letter. The cost of any Revisions shall be borne solely by Tenant and the Revisions shall not delay the Commencement Date hereunder.

5. Tenant shall use due diligence to complete the Work as soon as may be practicable.

6. Tenant shall notify Landlord of the date of Substantial Completion at least five (5) days prior thereto. As used herein, "Substantial Completion" shall mean that, with the exception of punch-list items, the Work shall have been completed in accordance with the Final Plans. Landlord and Tenant shall thereupon set a mutually convenient time for Tenant's Construction Agent and Landlord or Landlord's Consultant to inspect the Premises. Upon completion of the inspection, Tenant's Construction Agent shall acknowledge in writing that substantial completion has occurred.

                                  EXHIBIT "B-1"

                            TO WORK LETTER AGREEMENT

1.       PARTITIONS

         (A) Demising Walls:

         One hour fire rated construction (unless otherwise required by code due to existing conditions), full height from floor slab to underside of upper deck, 3-5/8" 25 gauge (or as structurally required for height to underside of upper deck) steel studs spaced per code requirements, 3-1/2" fiberglass batt insulation for sound attenuation full height of wall, Type "X" 5/8" gypsum board, taped and finished 2" above ceiling height ready to receive finishes, and fire taped to the underside of the upper deck. Construction to include both sides of wall.

         (B) Interior Partitions:

         Non-rated wall construction, framed above ceiling height 2" (existing wall construction is to ceiling height), 3-5/8" 25 gauge steel studs spaced per code requirements, minimum 5/8" gypsum board, taped and finished ready to receive finishes.

         (C) Interior Face of Concrete/Masonry Walls:

         Non-rated wall construction, furred above ceiling height 2", furring strips spaced per applicable code, minimum 1/2" gypsum board, taped and finished ready to receive finishes. No alterations or changes to exterior wall without the written consent of the Landlord

2.       DOORS

         (A) Interior Entry Doors:

         (i). Main Entry: C-Label fire rated door, 3'-0" X 8'-0" X 1-3/4", two flush solid core wood, paint grade, steel frame.

         (ii). Secondary Entry: same as above. Landlord to review for access to mechanical systems and door requirements.

         (B) Exterior Entry Doors:

                  Two flush glass and aluminum non-label doors, 3'-0" X 8'-0", with aluminum frame.

         (C) Interior Doors:

                  Solid core wood, 3'-0" X 8'-0", paint grade, hollow metal frame. Match existing for spaces re-using existing doors.

3.       HARDWARE

         (A) Interior Entry Doors:

         Three (3) pair Hager BB1279 4.5" X 4.5" US 26D finish hinges, Lever lockset Schlage "D" series Athens model with US 26D finish and to have top and bottom flush bolts with threshold and weatherstrips, two door closers LCN Smooth Series with US 26D finish, two door stoppers model IVES 435/436 and eight door silencers model IVES 20.

         (B) Exterior Entry Doors:

         Three (3) pair Hager BB1279 4.5" X 4.5" US 26D finish hinges, Lever lockset Schlage "D" series Athens model with US 26D finish and to have top and bottom flush bolts with threshold and weatherstrips, two door closers LCN Smooth Series with US 26D finish, two door stoppers model IVES 435/436 and eight door silencers model IVES 20.

         (C) Interior Doors:

         Three (3) Hager BB1279 4.5" X 4.5" US 26D finish hinges, Lever latchset Schlage "D" series Athens model with US 26D finish, one door stopper model IVES 435/436 and four door silencers model IVES 20.

         (D) Tenant shall provide one entry keyed to the Landlord's building master key (see building engineer) that entry shall be the closest door to the fire alarm control panel.

4.       CEILINGS

         (A) For new construction: 2' X 2' Armstrong Cortega #704 ceiling tile with 15" X 16" white metal grid at 9'-0" above finish floor.

         (B) Existing construction: Match existing.

5.       FLOORING

         (A) Carpet:

         Shaw, Lotus or equivalent 26 ounce commercial grade textured loop pile direct glue down carpet in work areas and offices. Vinyl base.

         (B) Vinyl (VCT) tiles in kitchen areas.

         (C) Ceramic tiles (4" X 4") in bathrooms.

6.       FINISHES

         (A) Paint - Walls primed first coat, latex based paint single color.

         (B) Window Treatments are to be mini-blinds, white, Levelor.

         (C) No wallcoverings to be used on exterior masonry/concrete walls.

7.       MECHANICAL

         (A) Controls

                  All thermostats and other controls to match existing controls (Johnson Controls, Robert-Shaw, see Building Engineer).

         (B) Variable Air Volume Box:

         Match existing VAV (Trane, Carrier)

         (C) Registers, Grills:

                  MetalAire white perforated air diffuser series 7000 Model PCS-CB-5 (4-way) all 24" X 24"

         (D) Ductwork:

                  Ducting shall be 24 gauge sheet metal construction with appropriate connections and hangers as per code.

8.       ELECTRICAL

         (A) Light Fixtures:

         2' X 4' four tube recessed fluorescent fixture with electronic ballast or match/re-use existing lighting.

         (B) Light Switches:

         Toggle type single pole single throw switch.

         (C) Exit Lights:

                  Battery backup and/or emergency lighting circuit direct wired. Installed per code.

         (D) Receptacles:

         Wall mounted duplex at 110 volts 20 amp rating at 16" above finish floor as per code.

         (E) Telephone:

                  Modular wall mounted outlets with pull string conduit stubbed above ceiling with pull-string. 3/4" inch conduit supplied from telephone room to leased space.

         (F) Power:

         Electric to be individually metered.

9.       PLUMBING

         Common area restrooms as per existing. New bathrooms and/or renovation of existing bathrooms as below and are to be ADA compliant:

         (A) Toilet Partitions:

                  Formica laminate or equal solid color with 1-1/4" thick panels and 5'-10" high mounted with stainless steel hardware.

         (B) Vanity Top:

                  Formica laminate or equivalent solid color with ADA compliant design.

         (C) Water Closet:

                  Wall mounted, American Standard

         (D) Per applicable code for ADA and density requirements.

10.      LIFE SAFETY SYSTEMS

         (A) Fire alarm panel to be Thorn AutoCall AL-1500.

         (B) Approved fire alarm contractor is WSA Systems, Inc., contact Brad Golub (954) 422-9662.

         (C) Fire Sprinkler system per code (including a dry fire suppression system to be used above the computer center).

11.      EXTERIOR ENTRIES

                  All exterior entries to be per approved style as attached. Landlord to review.

         (A) Y-building entries.

         (B) Flex building entries.

         (C) Building 021/022/023/042 west face entries.

12.      ARCHITECTURAL STANDARDS

         (A)      Drawing standards.

         (B)      CAD storage maintenance standards

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, and halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the Premises.

2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. Tenant shall be required to use only Landlord's standard blinds and Tenant shall comply with any and all energy conservation measures instituted by Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design, and color, and attached in the manner approved by Landlord.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord except that the name of Tenant may appear on the entrance door of the Premises. In the event of a violation of the foregoing by Tenant, Landlord may demand that Tenant remove the same, failing which Landlord may remove same without any liability and may charge the expense incurred by such removal to the Tenant or Tenants violating this rule. Interior signs on doors and the directory shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant and shall be of a size and style reasonably acceptable to the Landlord. Tenant must furnish Landlord with evidence of compliance with applicable legal requirements including Florida's Fictitious Name Law if Tenant desires to identify itself by a name other than its legal name.

4. Tenant shall not occupy or permit any portion of the Premises demised to it to be occupied as an office for a public stenographer or public typist, or as a barber or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant at the Premises, nor advertise for day labor giving an address at the Premises. The Premises shall not be used for gambling, lodging, or sleeping or for any immoral or illegal purposes.

5. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageway or other public places in the Building shall not be covered or obstructed by any Tenant nor shall any bottles, parcels or other articles be placed on the window sills, without the prior consent of Landlord which may be withheld at Landlord's discretion. No materials shall be placed in the corridors or vestibules nor shall any articles obstruct any air conditioning supply or exhaust vent.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures by Tenant, its servants, employees, agents, or licensees shall be borne by Tenant.

7. Intentionally omitted.

8. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any Tenant on said Premises. Bicycles shall be locked in the racks provided therefor. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9. Landlord shall have the right to retain a passkey and to enter the Premises only open to reasonable notice of Tenant, to examine same or to make such alterations and repairs as may be deemed reasonably necessary, or to exhibit same to prospective Tenants during normal business hours, provided, however, that Landlord shall not unreasonably disrupt Tenant's operations.

10. No Tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or Premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No Tenant shall throw anything out of doors, windows, skylights, or down the passageways.

11. Without the consent of Landlord, which consent shall not be unreasonably withheld, no additional locks or bolts of any kind shall be placed upon any of the exterior doors or windows by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each Tenant must, upon the termination of his tenancy restore to the Landlord all keys of offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant. Tenant shall pay to the Landlord the cost of any lost keys.

12. Except in the ordinary course of Tenant's business, Tenant will refer all contractors, contractors' representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord's supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the building, including installations of telephones, telegraph equipment, electrical devices and attachments, and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

13. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Landlord or its agent may reasonably determine from time to time. All such movement shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by pre-arrangement before performance. Such pre-arrangements initiated by Tenant will include determination by Landlord, subject to his decision and control, of the time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon 2-inch thick plank strips to distribute the weight. Any damage done to the Building or to other Tenants or to other persons in bringing in or removing safes, furniture or other bulky or heavy articles shall be paid for by the Tenant.

14. Tenant agrees that all machines or machinery placed in the Premises by Tenant will be erected and placed so as to prevent any vibration or unreasonable annoyance to any other Tenants in the Building of which the Premises are a part, and it is agreed that upon written request of Landlord, Tenant will, within ten
(10) days after the mailing of such notice, provide approved settings for the absorbing, preventing, or decreasing of noise from any or all machines or machinery placed in the Premises.

15. Each Tenant shall, at its expense, provide artificial light for the employees of the Landlord while making repairs in said Premises.

16. The requirements of Tenant will be attended to only upon written application at the office of the Building. Employees of Landlord shall not receive or carry messages for or to any Tenant or other person nor contract with or render free or paid services to any Tenant or Tenant's agent, employees, or invitees.

17. Canvassing, soliciting, and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

18. Landlord will not be responsible for lost, stolen, or damaged property, equipment, money, or jewelry from Tenant's area or public rooms regardless of whether such loss occurs when area is locked against entry or not.

19. No Tenant, nor any of Tenant's Agents, shall at any time bring or keep upon the Premises any inflammable, combustible, or explosive fluid, chemical, or substance.

20. Tenant shall remit the sum of TEN and NO/100 DOLLARS ($10.00) per key/card to Landlord as security for any and all buildings access keys/cards provided to Tenant by Landlord. Tenant shall remit the sum of TEN and NO/100 DOLLARS ($10.00) per key/card to Landlord in the event that Tenant or Tenant's Agent(s) loses one of the keys/cards provided and requires a replacement.

21. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to Landlord or Landlord's agent in charge or not having a pass issued by Landlord or not property identified, and may require all persons admitted to or leaving the Blue Lake Corporate Center outside of ordinary business hours to register. Tenants, employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and Tenant with respect thereto. Tenant shall be responsible for all persons for whom he requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the reasonable judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Blue Lake Corporate Center or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Blue Lake Corporate Center during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the Tenant from whose leased Premises the package or object is being removed, but the establishment and enforcement of such requirements shall not impose any responsibility on the Landlord for the protection of any Tenant against the removal of property from the leased Premises of Tenant. Landlord shall in no way be liable to any Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from Tenant's leased Premises or the Building under the provision of this rule.

22. Tenant shall not obtain or accept for use in its leased Premises: (ice, drinking water, food, beverage, or towel for sale), or barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, which authorization shall not be unreasonably withheld or delayed.

23. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

24. Tenant shall not permit its employees, licensees and invitees to loiter around the hallways, plazas, lobbies, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof nor permit them to use the same for purposes of lunches, coffee breaks or other similar activities.

25. Tenant shall not advertise or permit any advertising which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices or for financial, insurance and other institutions and businesses of like nature; and upon written notice from the Landlord, Tenant shall refrain from or discontinue any such advertising.

26. Each tenant, before closing and leaving the said leased Premises at any time, shall see that all windows are closed. All tenants must observe reasonable care not to leave their windows open when it rains, and for any default or carelessness in these respects, or any of them, shall make good any injury sustained by other tenants, and to Landlord for damage to paint, plastering, or other parts of the Buildings, resulting from default or carelessness.

27. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Premises, and for the preservation of good order therein and any such other or further rules and regulations shall be binding upon the parties hereto with the same force and effect as if they had been inserted herein at the time of the execution hereof, and provided that all such rules and regulations are uniformly applicable to and enforced against all tenants of the Building to the extent reasonably practicable.

                                  EXHIBIT "D-1"

                              CORPORATE RESOLUTIONS

                                       of

                           DATABASE TECHNOLOGIES, INC.

                                    (Tenant)

         The undersigned Officer of DATABASE TECHNOLOGIES, INC., a Florida corporation authorized to transact business in Florida (the "Corporation") hereby certifies that the following is a true and correct copy of the Resolutions adopted at a duly called meeting of the Directors of the Corporation held on January 22, 1998, at which a quorum of Directors were present and voting throughout:

"BE IT RESOLVED, that this Corporation enter into a Lease with BLUE LAKE, LTD., (the "Landlord") for space in The Blue Lake Corporate Center, Boca Raton, Florida.

"BE IF FURTHER RESOLVED, that the President or any other officer of this Corporation, acting singly or together, be and hereby is and are authorized and directed to negotiate the specific terms and conditions of the Lease and the rent and charges in connection therewith and to execute and deliver on behalf of this Corporation such Lease and such other documents as may be necessary or required by Landlord with respect to the Lease.

"BE IT FURTHER RESOLVED, that the foregoing Resolutions are in conformity with the Articles of Incorporation and the By-Laws of the Corporation, and are within its corporate powers. The authority given hereunder shall be deemed retroactive to the extent necessary or convenient for the full effectuation of these Resolutions. In such event, all acts performed prior to the adoption of these Resolutions, but which are necessary or convenient for the full effectuation of these Resolutions, are hereby ratified, adopted and affirmed. The authority conferred by these Resolutions shall continue in full force and effect until actual written notice of revocation of these Resolutions shall have been received by the Landlord."

         I FURTHER CERTIFY (i) that the above Resolutions were duly enacted by the Board of Directors called for that purpose and held in accordance with the Articles of Incorporation and By-Laws of the Corporation and the statutes of the State of the incorporation of the Corporation; (ii) that the Directors of the Corporation have full power and authority to bind the Corporation pursuant thereto; and (iii) that the Resolutions are in full force and effect and have not been altered, modified, rescinded or revoked in any way.

         IN WITNESS WHEREOF, I have affixed my name as _______________ of the Corporation, and have affixed the corporate seal of the Corporation this _________ day of ________________, 1998.


                              DATABASE TECHNOLOGIES, INC., a Florida corporation

                                            By:
                                               ---------------------------------

                                            Print Name: Thomas J. Hoolihan
                                                        ------------------------

                                            Title: Vice President
                                                   -----------------------------

                                  EXHIBIT "D-2"

                              CORPORATE RESOLUTION

                                       of

                                DBT ON-LINE, INC.

                                   (Guarantor)

         The undersigned Officer of DBT ON-LINE, INC., a Pennsylvania corporation authorized to transact business in Florida (the "Corporation") hereby certifies that the following is a true and correct copy of the Resolutions adopted at a duly called meeting of the Directors of the Corporation held on January 22, 1998, at which a quorum of Directors were present and voting throughout:

"BE IT RESOLVED, that this Corporation guaranty that certain Lease obligation of DATABASE TECHNOLOGIES, INC., as "Tenant" under that certain Agreement of Lease (the "Lease") with BLUE LAKE, LTD., (the "Landlord") for Leased Premises in The Blue Lake Corporate Center, Boca Raton, Florida, in consideration and acknowledgment of valuable consideration received by and inuring to the benefit of the Corporation.

"BE IF FURTHER RESOLVED, that the President or any other officer of this Corporation, acting singly or together, be and hereby is and are authorized and directed to execute and deliver the written, unconditional guaranty and undertaking of the Corporation on behalf of the Corporation together with such other documents as may be necessary or required by Landlord with respect to the Lease.

"BE IT FURTHER RESOLVED, that the foregoing Resolutions are in conformity with the Articles of Incorporation and the By-Laws of the Corporation, and are within its corporate powers. The authority given hereunder shall be deemed retroactive to the extent necessary or convenient for the full effectuation of these Resolutions. In such event, all acts performed prior to the adoption of these Resolutions, but which are necessary or convenient for the full effectuation of these Resolutions, are hereby ratified, adopted and affirmed. The authority conferred by these Resolutions shall continue in full force and effect until actual written notice of revocation of these Resolutions shall have been received by the Landlord."

         I FURTHER CERTIFY (i) that the above Resolutions were duly enacted by the Board of Directors called for that purpose and held in accordance with the Articles of Incorporation and By-Laws of the Corporation and the statutes of the State of the incorporation of the Corporation; (ii) that the Directors of the Corporation have full power and authority to bind the Corporation pursuant thereto; and (iii) that the Resolutions are in full force and effect and have not been altered, modified, rescinded or modified in any way.

         IN WITNESS WHEREOF, I have affixed my name as _______________ of the Corporation, and have affixed the corporate seal of the Corporation this _________ day of January, 1998.



                                  DBT ON-LINE, INC., a Pennsylvania corporation


                                            By:
                                               ---------------------------------

                                            Print Name: Thomas J. Hoolihan
                                                        ------------------------

                                            Title: Vice President
                                                   -----------------------------

                                   EXHIBIT "E"

                          Expansion Premises Floor Plan

                                  EXHIBIT "F"


                              OCCUPANCY AGREEMENT

     OCCUPANCY AGREEMENT, (this "Agreement") made as of this 22nd day of January, 1998, between BLUE LAKE, LTD., a Florida limited partnership, as OWNER, and DATABASE TECHNOLOGIES, INC., a corporation organized under the laws of the State of Florida, as OCCUPANT.


                                   RECITALS:

     A. Occupant is the "Tenant" under that certain Lease dated January 22, 1998, (the "Lease") with BLUE LAKE, LTD., (the "Landlord"), with respect to certain leasehold premises (the "Premises") being a portion of 4530 Blue Lake Drive, (Building #14) and a portion of 4800 Blue Lake Drive (Building #2) of Blue Lake Corporate Center (the "Building").

     B. The Premises have not been completed for Tenant's occupancy as of the date of this Agreement.

     C. Pending the completion of tenant improvements in and to the Premises, Occupant has requested of the Owner the temporary use and occupancy of certain other space at the Blue Lake Corporate Center (the "Project").

     D. Owner has agreed to allow Occupant to have use of certain space as herein below defined and provided. As an accommodation and convenience to the Occupant, Owner has agreed to allow Occupant to have the temporary occupancy and use of certain space, as hereinbelow defined, at the Project.

     NOW, THEREFORE, Owner and Occupant, intending to be legally bound hereby, agree as follows:

     1. OCCUPANCY SPACE. The Owner hereby grants to Occupancy a temporary non-exclusive license and business concession to occupy that space consisting of approximately 6,000 rentable square feet in the Building having an address of Building 004, 4680 Blue Lake Drive, Boca Raton, Florida 33431, and outlined on the diagram attached hereto as Exhibit "A" (the "Occupancy Space") for a month-to-month term initiating on the date hereof, and, unless sooner terminated at any time by the Owner upon five (5) days written notice to the Tenant or unless sooner terminated pursuant to the terms and conditions of this Agreement or the Lease, terminating concurrently with the Commencement Date of the Lease, on the terms and conditions provided herein. The parties acknowledge that the approximation of space is based on an estimate in that the space is a non-secured, non-demised space allocated to the Tenant solely as an accommodation.

     2. OCCUPANCY CHARGES. The Occupant will pay to the Owner a charge of $2,750.00 per month, plus applicable Florida sales tax (the "Occupancy Charge"), payable in advance at the office of the Owner, without notice, on the first day of each calendar month during the term of this Occupancy Agreement. Except that if the Term begins or ends on a day which is not the first or last day of the month, the Occupancy Charge for such month shall be pro-rated. The Incidental Charges shall be billed to Occupant at the end of the month in which they are incurred and payment shall be due within five (5) days of the date of the invoice. The Occupancy Charge includes charges for the Owner to provide HVAC services to the Occupancy Space (during regular Business Hours as defined in the Lease) and restroom supplies and janitorial services in the adjacent restroom. The provisions of Section 8.A.(2) of the Lease providing for the Landlord's charges for the delivery of HVAC services, during other than Business Hours, are hereby specifically incorporated herein and shall apply to the Occupancy Space. In addition to the foregoing, the Occupant shall be responsible for payment of invoices for all other services including, but not limited to, (i) janitorial services for the interior of the Occupancy Space, (ii) any changes to door locks, which change of locks shall be undertaken by Tenant which shall provide keys to Landlord, and (iii) any construction to the interior of the Occupancy Space, all of which shall be subject to the prior written approval of Owner which approval shall not be unreasonably withheld or delayed. The Occupancy Charge does not include fees for janitorial services, security services or any other services required by Occupant shall be separately contracted and paid for by Occupant. In addition to the Occupancy Charge the Owner shall charge the Occupant such reasonable incidental charges for services as may, from time-to-time, be provided to Occupant by or through the offices of the Owner (the "Incidental Charges").

     3. USE. Occupant will use the Occupancy Space solely for office and for access to the facilities and areas made available to Occupant under this Agreement and for no other purpose. Occupant will not (i) demise the Occupancy Space; (ii) interfere with another occupant or tenant, (iii) store any property other than in the Occupancy Space, (iv) allow any other person (other than Tenant's agents or invitees) to use the Occupancy Space, or (v) deface, damage or alter other than approved alterations on the Occupancy Space or Owner's equipment. The Occupant is granted access to the Occupancy Space on a twenty-four (24) hour-per-day, seven (7) days-per-week, subject, however, to reasonable such rules and conditions promulgated in waiting and provided to Tenant from time-to-time by the landlord as to such access, such as but not limited to: (i) location of parking, (ii) wearing of security badges, (iii) designated doors for entry to the Building, and (iv) check-in of all employees, invitees, or Occupant's agents entering the Building and the Occupancy Space.


     4. LEASE CONDITIONS. This Occupancy Agreement is in all respects subject and subordinate to, and to the extent not otherwise in conflict with the provisions hereof, incorporates and restates the Lease as if fully recited herein. Accordingly, for the purpose of example but not limitation, the security deposit, if any, previously delivered to the Landlord shall secure the obligations of the Occupant under this Agreement. This Occupancy Agreement shall be subject to all terms of the insurance provisions of the Lease and shall not be effective until such time as an Insurance Certificate is attached herein. Occupant shall, except to the extent otherwise in conflict with the provisions hereof, comply with all monetary and non-monetary terms and conditions of the Lease, including, without limit, the listed Rules and Regulations as they may be amended by Landlord from time to time and recognizes that its failure to do so following receipt of any required written notice provided in the Lease, shall constitute a default under this Agreement. In such case, Landlord shall not be liable for any previous act or omission of the Licensor under this License. In the event of the existence of any inconsistencies between the provisions of the Lease and this Occupancy Agreement as it relates solely to the Occupancy Space, the provisions of this Occupancy Agreement shall control.

     In the event that Occupant, as Tenant under the Lease, defaults under the Lease resulting in the termination of the Lease or re-entry or dispossession by Landlord of the Occupancy Space under the Lease, this Occupancy Agreement and all rights of the Occupant hereunder shall immediately terminate.

     5. TERMINATION OF OCCUPANCY AGREEMENT. On the day occupancy under this Agreement terminates, Occupant will deliver possession of the Occupancy Space empty, broom clean and in the same condition (reasonable wear and tear excepted) as it was on the date of this Agreement, provided, however, that Tenant need not remove or change any improvements to the Occupancy Space. If Occupant does not leave the Occupancy Space empty and broom clean, Occupant will reimburse Owner, on demand, reasonably incurred cleaning charges. Occupant will also be responsible for and shall pay for any damage Occupant causes to the Occupancy Space.

     6. INSURANCE. Notwithstanding anything herein contained to the contrary, this Occupancy Agreement is made specifically contingent upon the delivery by the Occupant of the delivery of a policy of insurance or certificate of insurance naming the Owner as an additional insured as its interest may appear in accordance with the terms of the Lease, a copy of which insurance certificate is to be attached hereto. All provisions of Paragraph 14 of the Lease regarding insurance responsibilities of the Tenant shall be applicable herein and further Occupant agrees that it will indemnify and save harmless Landlord and its employees and agents from any and all liability, damages, expenses, suit and costs of defense (including reasonable counsel fees) arising from any injury to person or property in or on the Occupancy Space, or the Building to the extent arising out of the act, omission, or negligence of Occupant, its agents, employees or invitees, or Occupant's use of the Occupancy Space or the Building.

     7.   PERSONAL PROPERTY; PERSONAL INJURY.

           a. All personal property of Occupant, its employees, agents, invitees, clients or guests, in and on the Occupancy Space or any part of the Building, including the loading areas, shall be at the sole risk of said parties and Landlord except to the extent of Landlord's gross negligence or willful misconduct, shall not in any event be liable to any such person or party for any damage to or loss thereof including, without limit, any damage caused by the bursting, leaking or overflowing of water, sewer or sprinkler pipes or plumbing fixtures, as the case may be and then only to the extent that Occupant is not compensated therefore by insurance provided, however, that in no event shall Landlord or its representative agents be liable for the interruption of or loss to Occupant's business or for any indirect damages or consequential losses arising as a result of such damage or loss.

           b. Landlord shall not be liable for any personal injury to Occupant or Occupant's employees, agents, business invitees, customers or guests arising from the use and condition of the Occupancy Space or any part of the Building or Project, except to the extent of Landlord's gross negligence or willful misconduct.

    8. DISPUTES. Occupant acknowledges that this Occupancy Agreement is not a lease or a sublease of space but it is merely entered into by the Owner as an accommodation to the Occupant so as to allow the Occupant to utilize the Occupancy Space pending the Commencement of the Lease. Accordingly, the Owner and Occupant acknowledge and agree that this Occupancy Agreement is not controlled by or subject to the provisions of Florida Statute Chapter 83. The parties hereby waive trial by jury in any action brought by either of them arising in any way in connection with this Occupancy Agreement including, without limit, the relationship of Owner and Occupant and/or any claim of injury or damage. Occupant hereby waives any and all notice periods provided by law for tenants including, without limit, the notice to quit and the notice of a Landlord's intention to re-enter the Occupancy Space. Occupant shall, promptly upon Owner's request deliver all instruments necessary to confirm this Occupancy Agreement. In such event, Licensee shall also, promptly upon Landlord's request, execute and deliver all instruments necessary to confirm Licensee's recognition of Landlord as licensor. Licensee waives all rights under any present or future law to elect to terminate this License by reason of the termination of the Lease.

     9. RELATIONSHIP. It is agreed that nothing contained in this Occupancy Agreement shall be deemed or construed as creating a partnership, joint venture or a relationship of Landlord and Tenant between Owner and Occupant as relates to the Occupancy Space.

     10. DEFAULT. If Occupant shall fail to pay the Occupancy Fee or any Incidental Charges within five (5) days after the date any such charge is due, or shall otherwise violate any of the provisions of this Occupancy Agreement or any of the terms and conditions of the Lease, and, upon written notice, fails to cure such violation within the time periods provided in the Lease, Occupant shall be in default and upon request of Owner shall immediately vacate the Occupancy Space. In such case, Owner shall be entitled to recover in addition to damages otherwise established by Owner, Owner's reasonable attorneys' fees and expenses incurred in removing Occupant from the Occupancy Space or prosecuting such claim, and, in addition, the Owner, as Landlord under the Lease, may pursue all remedies available to Landlord under the Lease.

     11. NO ORAL AGREEMENT. This Agreement states the entire occupancy agreement between the parties and there are no other representatives, promises or agreements between them. No agreement or waiver will be effective unless in writing, signed by both parties.

     12. NO WAIVER. The failure of Owner on previous occasions with this occupancy agreement or the Rules and Regulations will not prevent Owner from taking action for subsequent non-compliance. The receipt of occupancy charges with knowledge of non-compliance is not a waiver on non-compliance.

     13. NOTICES. Any notice given under this Occupancy Agreement pursuant to law must be in writing and will be sufficient if mailed or delivered to the address set forth in notice, and if to Occupant, also to the Occupancy Space. The address and telephone of Owner set forth below are to be used by the Occupant in making inquiries concerning this Occupancy Agreement.

     14.  WAIVER OF TRIAL BY JURY; NO COUNTERCLAIMS.   Occupant waivers trial by
jury in any action, proceeding or counterclaim brought by Owner specifically under this Occupancy Agreement and agrees not to interpose any counterclaim or offset of any kind whatsoever.

     15. BINDING EFFECT OF AGREEMENT. This Occupancy Agreement will bind and benefit the parties and their respective heirs, executors, administrators, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed the foregoing Agreement on the day and year first written above.



Witnesses                        OCCUPANT:

                                 DATABASE TECHNOLOGIES, INC., a
                                 corporation organized under the laws of the State of Florida


/s/
--------------------------

/s/ Jeanne B. Muller             By: THOMAS J. HOOLIHAN
--------------------------       --------------------------------

                                 Print Name: Thomas J. Hoolihan
                                            ---------------------

                                 Title:  Vice President
                                       --------------------------

                              OWNER:

                              BLUE LAKE, LTD., a Florida limited
                              partnership
/s/                           By: Blue Lake, Inc., a Florida corporation,
----------------------        its sole general partner

/s/ JEANNE B. MULLER
----------------------

                              By: /s/
                                 -------------------------------

                              Print Name:
                                         -----------------------

                              Title: Executive Vice President
                                    ----------------------------


[ ] Insurance Certificate, naming the Owner as an additional insured as its interest may appear the Owner, has been attached hereto.

                                   EXHIBIT "G"

                                  CAMPUS SKETCH

                                   EXHIBIT "H"

                                 LEASE GUARANTY

FOR VALUE RECEIVED, and in consideration for and as an inducement to BLUE LAKE, LTD., as LANDLORD to lease the PREMISES referred to in the annexed LEASE dated January 22, 1998, (the "LEASE") to DATABASE TECHNOLOGIES, INC., as TENANT therein named, the undersigned, DBT ONLINE, INC., subject to receiving prompt written notice of any default by TENANT for which performance is required hereunder, does hereby guaranty to LANDLORD the punctual payment of the Base Rent, Overhead Rent and all Additional Rent and other charges (hereinafter collectively called "RENTS") and the due performance of all the other terms, covenants and conditions contained in said LEASE on the part of the TENANT to be paid and/or to be performed thereunder, and if any default shall be made by the TENANT under said LEASE, the undersigned does hereby covenant and agree to pay to the LANDLORD in each and every instance such sum or sums of money as the TENANT is and shall become liable for and/or obligated to pay under said LEASE and/or fully to satisfy and perform such other terms, covenants and conditions of said LEASE on the part of the TENANT to be performed thereunder and, provided LANDLORD is the prevailing party in any such action, to pay also any and all damages, expenses and attorneys fees (hereafter collectively called "DAMAGES") that may be suffered or incurred by LANDLORD in consequence of the nonpayment of said RENTS or the nonperformance of any such other terms, covenants and conditions of said LEASE; Provided, however, that LANDLORD shall pay the undersigned's attorney's fees and expenses in any such action where the undersigned in the prevailing party; such payments of RENTS to be made monthly or at such other intervals as the same shall or may become payable under said LEASE, including any accelerations thereof, such performance of said other terms, covenants and conditions to be made when due under said LEASE and such DAMAGES to be paid when incurred by LANDLORD, all without requiring any notice from LANDLORD of proof of notice or demand, all of which the undersigned hereby expressly waives; and the maintenance of any action or proceeding by the LANDLORD to recover any sum or sums that may be or become due under said LEASES, or to secure the performance of any of the other terms, covenants and conditions of said LEASE or to recover damages, shall not preclude the LANDLORD from thereafter instituting and maintaining subsequent actions or proceedings for any subsequent default or defaults of TENANT under said LEASE. The undersigned does hereby consent that without affecting the liability of the undersigned under this Guaranty and without notice to the undersigned, time may be given by LANDLORD to TENANT for payment of RENTS and performance of said other terms, covenants and conditions, or any of them, and such time extended and indulgences granted, from time to time, or the TENANT may be dispossessed or the LANDLORD may avail itself of or exercise any or all of the rights and/or remedies against the TENANT provided by law or by said LEASE, and may proceed either against the TENANT alone or jointly against the TENANT and the undersigned or against the undersigned alone without proceeding against the TENANT. The undersigned does hereby further consent to any subsequent change, modification and/or amendment of said LEASE in any of its terms, covenants or conditions, or in the RENTS payable thereunder, and/or to any assignment or assignments of said LEASE, and/or to any renewals or extensions thereof ("OPTION PERIODS"), all of which may be made without notice to or consent of the undersigned and except to the extent provided in Section 13.A. of the Lease, without in any manner releasing or relieving the undersigned from liability under this Guaranty. The undersigned does hereby further agree that in respect of any payments made by the undersigned hereunder, the undersigned shall not have any rights based on suretyship or otherwise to stand in the place of LANDLORD so as to compete with LANDLORD as a creditor of TENANT, unless and until all claims of LANDLORD under said LEASE shall have been fully paid and satisfied. The undersigned acknowledges receipt of valuable consideration received in its undertaking of this LEASE in that TENANT is a wholly owned subsidiary of the undersigned and it is acknowledged by the undersigned that the LEASE herein guaranteed by the undersigned is of benefit and value to the undersigned and would not have been negotiated or consummated by LANDLORD without this LEASE Guaranty being executed and delivered by the undersigned. As a further inducement to LANDLORD to made said LEASE and in consideration therefor, LANDLORD and the undersigned hereby agree that in any action, proceeding or counterclaim brought by either LANDLORD or the undersigned against the other on any matters whatsoever arising out of or in any way connected with said LEASE or this Guaranty, that LANDLORD and the undersigned shall and do hereby waive trial by jury. This Guaranty or any of the provisions hereof cannot be modified, waived or terminated, unless in writing, signed by the parties hereto. The provisions of this Guaranty shall apply to and bind and inure to the benefit of the undersigned and LANDLORD and their respective heirs, legal representatives, successors and assigns. In any suit or action under this Guaranty, the prevailing party shall be entitled to payment of all attorneys' fees incurred in connection with enforcing this guaranty including, without limitation, fees at the trial and all appellate levels.

         IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed, this Guaranty on January ______, 1998.


                                   GUARANTOR:


WITNESSES:                         DBT ON-LINE, INC., a Pennsylvania corporation


____________________________       By:_________________________________________

____________________________       Title:______________________________________

                                   Address: ___________________________________

                                   EXHIBIT "I"

                                LEGAL DESCRIPTION

                                   EXHIBIT "J"

                       Entry-Way Feature Conceptual Sketch

                  GRANT OF OPTIONS AND RIGHTS OF FIRST REFUSAL

         THIS GRANT OF OPTIONS AND RIGHTS OF FIRST REFUSAL (this "Grant"),dated as of this 21st day of August, 1998, is made by and between BLUE LAKE, LTD., a Florida limited partnership, ("Blue Lake"), and DATABASE TECHNOLOGIES, INC., a Florida corporation, ("DBT").

                                   WITNESSETH:

         WHEREAS, Blue Lake is the Owner and Landlord of Blue Lake Corporate Center, (the "Building"); which includes certain premises known as 4660 Blue Lake Drive, being a portion of thereof; and

         WHEREAS, Blue Lake has offered to grant to DBT certain herein defined options (collectively the "Options") and rights of first refusal (collectively the "Rights") to lease up to 50,000 square feet of rentable space in the Building, initially located as reflected on Exhibit "A" hereto, subject to being relocated (and, as applicable reduced) to other portions of the Building as hereinafter provided upon the terms and conditions as hereinafter provided in section 6 of this Grant; and

         WHEREAS, DBT has accepted Blue Lake's offer of the Options and Rights pursuant to the terms and conditions of this Grant.

         NOW, THEREFORE, in consideration of the sum of Ten and NO/100 Dollars ($10.00) paid by DBT to Blue Lake, the mutual premises contained herein and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Blue Lake and DBT do hereby agree as follows:

         1. RECITALS. The foregoing recitals are true and correct and are hereby incorporated by this reference as if set forth in their entirety.

         2. DEFINED TERMS. All capitalized terms in this Grant shall have the same meaning as such terms have in the hereinafter defined Lease unless otherwise noted in this Grant.

         3. DBT'S EXCLUSIVE OPTION TO LEASE THE OPTION PREMISES (EFFECTIVE DATE THROUGH MARCH 31, 1999).

                  3.1 GRANT OF EXCLUSIVE OPTION. DBT is hereby granted the exclusive option (the "Exclusive Option") from the Effective Date of this Grant (being the date of last execution of this agreement) through March 31, 1999, to lease not less than all of those certain 50,000 square feet of rentable space initially as outlined in cross-grid on Exhibit "A" attached hereto and made a part hereof, (the "Option Premises"), subject to being reduced and relocated in accordance with Section 6 of this Grant.

                  3.2 EXERCISE OF OPTION. DBT may exercise the Exclusive Option by delivery of written notice to Blue Lake of DBT's exercise of this Option on or before March 31, 1999 at 5:00 P.M.

                  3.3 COMMENCEMENT DATE. DBT's written exercise of the Exclusive Option shall include a designation of a Commencement Date for the lease of the Option Premises which Commencement Date shall be on or before July 1, 1999.

                  3.4 LEASE. Within five (5) days of DBT's exercise of the Exclusive Option, DBT shall enter into a lease with Blue Lake for the entire Option Premises in form substantially similar to and in accordance with all of the terms and conditions of the Lease, as defined in Section 11, which, except as modified by the terms of this Grant, will include, in specificity and except as otherwise herein provided, the BLI Rider to the Lease and terms of the Lease including, but without limitation, Base Rent, Overhead Rent and Additional Rent, which, as to the Option Premises, shall increase on the same Rent change dates as for the Premises (as defined in the Lease), and other charges or payments of any kind as set forth in the Lease, subject; however, as applicable, to the Free Rent provisions of the Lease, as applicable, and further provided in Section 12 of this agreement and the delivery of the Guaranty.

         4. DBT'S NON-EXCLUSIVE OPTION TO LEASE THE OPTION PREMISES/RIGHT OF FIRST REFUSAL DURING NON-EXCLUSIVE OPTION TERM.

                  4.1      NON-EXCLUSIVE OPTION (APRIL 1, 1999 - JUNE 30, 1999).

                           4.1.1 GRANT OF NON-EXCLUSIVE OPTION TO LEASE OPTION
PREMISES (APRIL 1, 1999 THROUGH JUNE 30, 1999). In the event that DBT shall not have exercised the Exclusive Option granted in Section 3 of this Grant on or before March 31, 1999, DBT is nonetheless granted a non-exclusive option (the "Non-Exclusive Option") exercisable from April 1, 1999 through June 30, 1999, to lease not less than all of the Option Premises on the terms and conditions of this Section 4.

                           4.1.2 EXERCISE OF NON-EXCLUSIVE OPTION. DBT may
exercise the Non-Exclusive Option by delivering written notice to Blue Lake of its exercise of the Non-Exclusive Option on or before June 30, 1999.

                           4.1.3 COMMENCEMENT DATE. DBT's written exercise of
the Non-Exclusive Option shall designate a Commencement Date for the lease of the Option Premises which Commencement Date shall be on or before July 1, 1999.

                           4.1.4 LEASE. Within five (5) days of DBT's exercise
of the Non-Exclusive Option, DBT shall enter into a lease with Blue Lake for entire Option Premises in accordance with all of the terms and conditions of the Lease, as defined in Section 11 and as more specifically provided for in Section
3.4 of this Grant.

                  4.2 RIGHT OF FIRST REFUSAL DURING NON-EXCLUSIVE OPTION TERM. If during the Non-Exclusive Option Term, Blue Lake shall, prior to an exercise by DBT of the Non-Exclusive Option, pursuant to Section 4.1 above, receive a BONA-FIDE third party offer to lease all or a portion of the Option Premises ("Third Party Offer") then Blue Lake shall advise DBT, in writing, of Blue Lake's intention to accept such Third Party Offer and shall furnish to DBT all of the basic terms and conditions of such Third Party Offer (the "Offer Notice"). DBT shall thereafter have the option, within seven (7) business days following DBT's receipt of the Offer Notice to: (a) request that Blue Lake relocate the Option Premises to another location of Blue Lake's selection in accordance with the terms of Section 6 hereof, or should there not be available space to relocate the Option Premises, (b), either (i) exercise the Non-Exclusive Option to lease the entire Option Premises (notwithstanding a Third Party Offer for the lease of less than all of the Option Premises), the Commencement Date for said lease being not later than July 1, 1999, on the terms of and in accordance with the Lease, subject, however, to the provisions of
Section 12 herein as to Free Rent or (ii) exercise the herein granted Right of First Refusal to lease, at a minimum, not less than the entire square footage portion of the Option Premises made subject to the Third Party Offer contained in the Offer Notice in accordance with the terms contained in the Offer Notice, or (iii) waive its exercise of both its Non-Exclusive Option and its Right of First Refusal as to the then pending Offer Notice. If DBT waives or fails to timely exercise its Non-Exclusive Option, Blue Lake may then lease such portion of the Option Premises as set forth in such offer to any other party, including the third party offerer and the Non-Exclusive Option and the Right of First Refusal granted in Section 4.1 and 4.2, respectively, of this Grant, shall thereafter be terminated on a self-effectuating basis and be of no further force and effect with respect to only such space which is leased to a third party. Notwithstanding the foregoing, the Non-Exclusive Option and the Right of First Refusal granted in this Section 4, shall remain in full force and effect in adherence and conformance with the terms herein provided until June 30, 1999, to the extent there remains any portion of the Option Premises not leased to a third party.

         5. SECOND RIGHT OF FIRST REFUSAL (JULY 1, 1999-JUNE 31, 2002). Provided that all of the Option Premises have not been previously leased by DBT pursuant to the Exclusive Option, Non-Exclusive Option or the Rights of First Refusal granted in Sections 3 and 4, and further provided that this Grant has not been waived by affirmative waiver or failure by DBT to exercise its Non-Exclusive Option to a Third Party Offer as to the entire Option Premises which has been accepted by DBT as to the entire Option Premises, Blue Lake hereby grants to DBT a Second Right of First Refusal (the "Second Right of First Refusal"), commencing on July 1, 1999 and expiring on June 31, 2002 (the "Second Right Term") to lease the remaining unleased portion of the Option Premises upon the terms and conditions herein provided. If during the Second Right Term Blue Lake shall receive a BONA-FIDE third-party offer to lease space which shall include all or a portion of the remaining unleased portion of the Option Premises ("Third Party Offer"), Blue Lake shall notify DBT in writing of Blue Lake's intention to accept such Third Party Offer and shall furnish to DBT all of the basic terms and conditions of such Third Party Offer (the "Offer Notice"). DBT shall thereafter have the option, within seven (7) business days following DBT's receipt of the Offer Notice to either (a) exercise the herein granted Right of First Refusal to lease, at a minimum, not less than the entire square footage portion of the Option Premises made subject to the Third Party Offer contained in the Offer Notice in accordance with the terms contained in the Offer Notice, or (b) waive its exercise of its Right of First Refusal as to the then pending Offer Notice. If DBT waives or fails to timely exercise its Right of First Refusal, Blue Lake may then lease such portion of the Option Premises as set forth in such offer to any other party, including the third party offerer and Right of First Refusal granted in this Section 5 shall thereafter be terminated on a self-effectuating basis and be of no further force and effect with respect to only such space which is leased to a third party. Notwithstanding the foregoing, the Right of First Refusal granted in this Section 5, shall remain in full force and effect until June 31, 2002, to the extent there remains any portion of the Option Premises remaining available for lease. Notwithstanding the immediately preceding sentence, Blue Lake may, additionally, request that DBT execute a written certification of the lapse and termination of the Second Right of First Refusal (to the extent so terminated) as herein contained with respect to such space.

         6. RELOCATION OF THE OPTION PREMISES. Notwithstanding anything herein to the contrary, Blue Lake may, except, however, as to certain election rights of DBT during the pendency of the Options herein contained between the Effective Date of this Grant and June 30, 1999, from time to time during the terms of the options herein granted and without a triggering of the relocation by a Third Party Offer, upon ten (10) days written notice to DBT, relocate the Option Premises to other locations within the Building provided, however, that the relocated Option Premises in each instance of relocation be: (a) the LESSER of
(i) not less than 50,000 contiguous square feet, or (ii) such remaining square feet of Option Premises remaining following allowable exercises by DBT of its Rights of First Refusal to lease less than all of the Option Premises, and (b) be located in either 4560, 4660 or 4910 Blue Lake Drive. All references in this Grant to the "Option Premises" shall include any space to which the Option Premises has been relocated pursuant to the terms of this section 6.The term Option Premises shall refer to any remaining reduced portions of the Option Premises from time to time during the term of this Grant following DBT's exercise, non-exercise of waivers of its Rights of First Refusal. In the event that DBT elects to lease the Option Premises in response to a ten (10) day relocation notice from Blue Lake not triggered or accompanied by a Third Party Offer, during the pendency of the Option periods (i.e., from the Effective Date of this Grant through and including June 30,1999) the Commencement Date for the lease of the Option Premises shall be five (5) days following the date of the election by DBT and shall be on the terms contained in Section 3.4 hereinabove.

         7. REPRESENTATIONS AND WARRANTIES. Each party represents and warrants that it has not dealt with an agent or broker in connection with this transaction except for Blue Lake Realty, Inc., whose commission shall be paid by Blue Lake pursuant to separate agreement. If either party's representation and/or warranty proves to be untrue, such party will indemnify the other party against all resulting liabilities, costs, expenses, claims, demands and causes of action, including reasonable attorneys' fees and costs through all appellate actions and proceedings, if any. The foregoing will survive the end of the Right Term as herein above identified.

         8. NO RESERVATION. Notwithstanding the Exclusive Option, Non-Exclusive Option and Rights of First Refusal herein granted to DBT, nothing herein shall constitute a reservation or other rights in or to the Option Premises or shall impose an obligation on Blue Lake to abstain or refrain from marketing the Option Premises for lease to third-parties subject, however, to the Options and Rights of First Refusal herein granted.

         9. LEASE. All capitalized references to the term "Lease" herein shall refer to that certain Lease by and between Blue Lake and DBT dated the 22nd day of January, 1998 which is incorporated herein by reference as if fully set forth herein.

         10. GRANT SUBJECT TO TERMINATION BY BLUE LAKE UPON DEFAULT BY DBT. In the event that DBT shall, as to the Lease, as identified in Section 11 hereof, or under any other lease in the Building between DBT and Blue Lake entered into pursuant to this Grant or otherwise, either (i) commit an Event of Default as defined in Section 23 of the Lease, or (ii) vacate, abandon or surrender all or any part of the Premises under the Lease or any other premises leased by DBT, prior to the applicable expiration date notwithstanding DBT's continuing to pay Rent and in all other manners honoring this Lease, or (iii) assign the Lease or any other lease or sublease or sublease any portion of the Premises pursuant to the Lease or any other premises leased by DBT entered into pursuant to this Grant to a party which is not an affiliate as defined in Section 13 of the Lease, then and in that event the Grants of Options and Rights of First Refusal as contained in this Grant shall, at the option of Blue Lake terminate and be of no further force and/or effect.

         11. FREE RENT PERIODS. If DBT shall exercise an election of either the Exclusive Option or the Non-Exclusive Option, DBT shall receive the benefit of the Free Rent periods provided for in Sections 1.B.(i)(c) and 1.B.(iii) of the Lease, respectively, as follows:

                  11.1 LEASE COMMENCEMENT DATE ON OR BEFORE JANUARY 1, 1999. In consideration of a designation by DBT of a Commencement Date in its exercise of the Exclusive Option provided for in Section 3 hereinabove on or before January 1, 1999, DBT shall have the benefit of the free rent terms contained in Section 1.B.(i)(c) on a pro-rata basis for four (4) months following the Commencement Date (i.e., 50,000 square feet as to Base Rent and 25,000 square feet as to Overhead Rent).

                  11.2 LEASE COMMENCEMENT DATE AFTER JANUARY 1, 1999 BUT BEFORE JUNE 30, 1999. In consideration of a designation by DBT of a Commencement Date, as to the entire Option Premises as to Base Rent, in its exercise of the Non-Exclusive Option provided for in Section 4.1 after January 1, 1999 but before June 30, 1999, DBT shall have the benefit of the free rent terms contained in Section 1.B.(iii) on a pro-rata basis for two and one-third (2.33) months following the Commencement Date (i.e., 50,000 square feet).

         12. GUARANTY. The consummation of the lease for the Option Premises shall be predicated upon the delivery of the Guaranty hereinabove referenced in this Grant and as specifically provided for in this Section 12. In the instance that any lease shall be entered into by DBT pursuant to the Options or Rights of First Refusal contained in this Grant, said lease(s) are hereby made expressly and specifically contingent upon the delivery by DBT of an original Guaranty of lease by DBT On-Line, Inc., or its successors-in-interest (the "Guarantor") which Guaranty shall be in form and substance delivered pursuant to the Lease and made an exhibit to the Lease.

         13. IMPROVEMENT ALLOWANCE. Provided DBT notices Blue Lake of its exercise of its Option either under Section 3 or 4.1 hereinabove to lease the Option Premises not later than June 30, 1999, and further provided that DBT subscribes and pays for Standby Power service through the program offered at the Building for not less than .33 mega-watts at a price of $166,666.66, Blue Lake will provide DBT with an improvement allowance of $166,666.66 which allowance shall be applied to the cost of providing of .33 mega-watts of Standby Power.

         14. NO RECORDATION. Neither this Grant of Right of First Refusal nor any memorandum hereof may be recorded.

         IN WITNESS WHEREOF, Blue Lake and DBT have each executed this First Amendment to Lease on the date first above written.



Witnesses:                                  "DBT"

                                            DATABASE TECHNOLOGIES, INC., a
                                            Florida corporation


                                            By:
------------------------------------           ---------------------------------

                                            Print Name: Thomas J. Hoolihan
                                                        -----------------------

                                            Title: Vice President
------------------------------------               ----------------------------
(As to DBT)

Witnesses:                                  "BLUE LAKE"

------------------------------------        BLUE LAKE, LTD., a Florida limited
                                            partnership


------------------------------------
(As to Blue Lake)                           By: Blue Lake, Inc., a Florida
                                            corporation, its general partner


                                            By:
                                               ---------------------------------
                                                      Michael D. Masanoff
                                                      Executive Vice President

                                   EXHIBIT "A"

                            "INITIAL OPTION PREMISES"

                            FIRST AMENDMENT TO LEASE
                            ------------------------

     THIS FIRST AMENDMENT TO LEASE (this "First Amendment") is made as of this 21st day of August, 1998, by and between BLUE LAKE, LTD., a Florida limited partnership ("Landlord") and DATABASE TECHNOLOGIES, INC., a Florida corporation ("Tenant").


                                  WITNESSETH:

     WHEREAS, Landlord and Tenant are bound under that certain Agreement of Lease dated January 22, 1998 (the "Lease") regarding certain demised Premises described in said Lease, all of said Premises being located in Buildings 4530 Blue Lake Drive and 4800 Blue Lake Drive of Blue Lake Corporate Center, Boca Raton, Florida 33431; and

     WHEREAS, the provisions of Sections 1.B. through 1.F., inclusive, of the Lease grant to Tenant certain options and a right of first refusal to certain premises defined in the Lease as the "Expansion Premises"; and

     WHEREAS, Landlord has requested Tenant relinquish its rights to the Expansion Premises in order that Landlord might lease the Expansion Premises to DeGeorge Home Alliance, Inc. ("DeGeorge"); and

     WHEREAS, for monetary and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by Tenant, Tenant has agreed to amend the Lease so as to release and quit-claim the options and right of first refusal to the Expansion Premises as contained in Sections 1.B through 1.F., inclusive, of the Lease all upon the terms herein to follow.

     NOW, THEREFORE, in consideration of the sum of One Thousand and NO/100 Dollars ($1,000.00) paid by Tenant to Landlord, the mutual premises contained herein and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

     1.   RECITALS.   The foregoing recitals are true and correct and are
hereby incorporated by this reference as if set forth in their entirety.

     2.   DEFINED TERMS.   All capitalized terms in this First Amendment
shall have the same meaning as such terms have in the Lease unless otherwise noted in this First Amendment.

     3. TERMINATION OF EXPANSION PREMISES OPTIONS AND RIGHT OF FIRST REFUSAL. In order to permit Landlord to enter into a lease with DeGeorge Home Alliance, Inc., ("DeGeorge"), DBT hereby agrees to the deletion of Sections 1.B., 1.C., 1.D., 1.E., and 1.F., and all subsections thereto together with all other references or provisions for options or rights of first refusal to the Expansion Premises, and Tenant, and on behalf of its successors and/or assigns, does by this First Amendment, forever release and quit-claim all Options and Rights of First Refusal to the Expansion Premises or other portions of the Building as was reserved by or contained in the Lease.

     4.   RATIFICATION.    In the event of any conflict or ambiguity between
this First Amendment and the Lease, this First Amendment shall control. The parties hereby ratify and confirm their rights and obligations under the Lease as modified by this First Amendment. All such rights and obligations under the Lease, as well as Rules and Regulations, shall be applicable to all space leased by Tenant in the Building under the Lease or under the Right of First Refusal as provided in this First Amendment.

Landlord and Tenant each represent and warrant to the other that: (a) the execution and delivery of this First Amendment has been fully authorized by all necessary corporate action, and (b) upon execution, this First Amendment will be valid, binding and legally enforceable in accordance with its terms. Except as specified herein, this First Amendment in no way changes any of the terms of the Lease and the Tenant remains subject to all Rules and Regulations governing the Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have each executed this First Amendment to Lease on the date first above written.


Witnesses:                              "TENANT"

                                        DATABASE TECHNOLOGIES, INC., a
                                        Florida corporation


                                        By:
-----------------------------              --------------------------------

                                        Print Name: Thomas J. Hoolihan
                                                    -----------------------

                                        Title: Vice President
-----------------------------                  ----------------------------
(As to Tenant)



Witnesses:                              "LANDLORD"

-----------------------------            BLUE LAKE, LTD., a Florida limited
                                         partnership

                                        By: Blue Lake, Inc., a Florida
-----------------------------               corporation, its general partner
(As to Blue Lake)

                                        By:
                                           --------------------------------
                                            Michael D. Masanoff
                                            Executive Vice President



                                       2